PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 14, 2025

CALTIER FUND I, LP

5965 Village Way Ste 105-142,
San Diego, California, 92130

1 (619) 344-0291

www.caltier.fund

UP TO 14,400,000 UNITS REPRESENTING LIMITED PARTNERSHIP INTERESTS (1)

SEE “SECURITIES BEING OFFERED” AT PAGE 47

	Price to public	Underwriting discount and commissions (2)	Proceeds to issuer (3)
Per unit	$5.00	$0.05	$4.95
Total Maximum (1)	$72,000,000	$732,329.47	$71,267,670.53

(1)	As of February 14, 2025, the company has sold approximately 613,329.60 units for gross proceeds of $3,066,648 in this offering. See “Use of Proceeds” for additional information.

(2)	The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This amount includes the maximum that Dalmore may earn from its 1% commission ($695,341.07) plus the amount the company has paid to its prior broker-dealer in connection with this offering ($36,988.40). See “Plan of Distribution and Selling Securityholders” for further details.

(3)	Does not include expenses of the offering other than commissions payable to Dalmore and commissions previously paid the prior broker-dealer. See “Use of Proceeds” for estimates for additional offering expenses to be incurred in this offering. We anticipate fixed offering expenses for professional services and printing fees will be approximately $216,000, which will be paid by our General Partner. We will reimburse our General Partner for those fixed offering expenses, as well as organizational expenses, and variable offering costs, including expenses associated with marketing this offering, as described under “Use of Proceeds” and “Management Compensation”. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 1.0% per month limit), calculated on an accumulated basis, until our General Partner has been reimbursed in full.

The company has engaged North Capital Private Securities Corporation as an escrow facilitator (the “Escrow Facilitator”) to hold funds tendered by investors The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases units in the amount of the minimum investment ($500, or 100 units), there is no minimum number of units that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the company will file a post-qualification amendment to include the company’s most recent financial statements. This offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this Offering Circular forms a part may be used for up to three years and 180 days under certain conditions.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering is inherently risky. See “Risk Factors” on page 7.

Sales of these securities commenced on approximately February 17, 2023.

This Offering Circular follows the Offering Circular format.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC. Periodically, as we make material investments, update our capital contribution amount, or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the CalTier website, www.caltier.fund. The contents of the CalTier website (other than the offering statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of the Company’s Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	overall strength and stability of general economic conditions and of the real estate industry more specifically;

●	changes in the competitive environment, including new entrants;

●	our ability to generate consistent revenues;

●	our ability to effectively execute our business plan;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our company;

●	costs and risks associated with litigation;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the company including but not limited to the fact that we have limited operating history and have limited number of management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common equity held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section before making a decision to invest in our limited partnership interests.

In this Offering Circular, the term “CalTier” “we”, or “the company” refers to CalTier Fund I, LP. The term “offering” refers to the offer of limited partnership interests offered pursuant to this Offering Circular. The company’s website is not incorporated into this Offering Circular.

CalTier Fund I, LP

The CalTier Fund I, LP is Delaware limited partnership formed on January 23, 2019 to invest primarily in multi-family real estate properties in the United States. The company will be managed by our General Partner, CalTier Inc., (formerly CalTier Realty, LLC), a California corporation (the “General Partner” or “CalTier Inc.”). The General Partner was formed in 2017 to be a California fund management and real estate acquisition company focusing on acquiring and managing assets in the United States either on its own behalf or with strategic partner(s). CalTier Inc. is the General Partner of CalTier Fund I, LP whose focus is to source US and international capital from individuals, family offices and institutional partners into United States real estate markets and deploy it primarily into real estate portfolio investments or directly into a real estate asset via various funds, including Regulation A. CalTier Inc. has been created by a group of industry professionals, all successful in their own fields, to take advantage of a unique moment in time within the global economy, foreign direct investment, immigration and U.S. real estate market. We believe that CalTier Inc. has extensive relationships across the United States with those who have access to the types of assets targeted by the company, including off-market real estate opportunities.

Our office is currently located at 5965 Village Way Ste 105 - 142, San Diego, CA 92130. Our telephone number is (619) 344-0291 Information regarding the company is also available on our web site at www.caltier.fund.

Investment Objectives

We intend to focus primarily on multi-family B and C class assets valued at $6–$30 million in the United States, see below in “The Company’s Business -- Investment Strategy”. Our typical investments will be leveraged by debt instruments approximately 65% and 35% equity from the partnership and will be acquired primarily for income. However, our General Partner may focus in other regions and other types of assets as determined from time to time.

Acquisition Strategy

We intend to primarily acquire and operate existing, income-producing properties and newly constructed leased properties. Some newly constructed properties may not currently have tenants. We may acquire each property in its entirety, or as a fractional share ownership. Our current focus will be in multi-family assets that present significant opportunities for current or future income production. From time to time, we may also acquire properties that present opportunities for capital appreciation, such as in markets with high growth potential or undeveloped parcels of land that may have value for future development. However, at least every six months, our General Partner will revisit our overall strategy. We will use the proceeds from the offering of our limited partnership interests to acquire each property. Should the amount raised from the sale of limited partnership interests not be sufficient to acquire a property outright, we intend to leverage those proceeds and finance the acquisition through the use of non-recourse loans with the entity purchasing the property as the named borrower, and/or acquire a fractional interest in the property. In the event we do not acquire a direct interest in the property, we will ensure that our aggregate interests represent less than 45% of our total assets.

Current Assets

The company has made investments into a number of properties, acquiring properties directly and acquiring ownership interests in special-purpose vehicles that own certain properties.

For a further description of the real estate assets the company has invested in to date, please see “The Company’s Business” further below in this Offering Circular.

Distributions

Subject to the applicable provisions of law, the General Partner may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the company to the Limited Partners.

To the extent that cash is available and such distribution will not adversely impact the operations of our company, to be determined at the sole and absolute discretion of the General Partner, the General Partner intends to make distributions to Limited Partners of our company’s funds legally available for distribution. Such determination to make distributions, including the amount of any distribution that may be made, is based on a variety of factors considered by our General Partner, including, but not limited to, rental and other income received from portfolio investments, other income or fees generated from our portfolio’s assets, available cash from investing and/or borrowing activities, the overall business plan of our company, the investment pipeline, operating expenses and company reserves, all of which are evaluated on a periodic basis. The General Partner and our company make no guarantees, assurances, or commitments as to the distribution of any returns to Limited Partners.

Limited Partners may incur their pro rata share of net losses or net gains for tax purposes, even if no funds are legally available for distributions, which may occur if we have current liabilities limiting our ability to distribute funds to Limited Partners. The determination of whether any funds are available to distribute by the company is in the sole discretion of the General Partner, CalTier Inc. When distributions are made to Limited Partners, they are made in accordance with the Limited Partnership Agreement, and are made to each holder of limited partnership interests on a pro rata basis. The company may also declare and pay distributions in kind to the Limited Partners that consist of other securities or assets held by the company or any of its subsidiaries.

The company notes that the “Deferment Period” described in the company’s Limited Partnership Agreement has passed, and the General Partner has made distributions to Limited Partners.

The General Partner and our company make no guarantees, assurances, or commitments as to the distribution of any returns to Limited Partners.

For the years ended December 31, 2023 and 2022, the company made distributions to its unitholders of $327,917 and $130,291, respectively. For the six months ended June 30, 2024, the company paid $227,787 in distributions to unitholders.

Market Opportunities

Our General Partner will select properties discovered through real estate brokers, pre-existing professional relationships, independent property owners and public/city properties and/or owned land. Properties selected aim to attract a wide demographic, from working-class individuals to millennials entering the market to downsizing baby boomers and foreign persons. However, from time to time, our General Partner will consider other real estate asset types if the assets meet CalTier Inc.’s other investment criteria. The General Partners typical property profile for CalTier Inc.’s target acquisition are as follows; however, the investment criteria may vary from time to time:

Asset	Multi-family B and C class assets with a purchase price of $6–$30 million;

Location	Located in the United States in well-established middle-income neighborhoods

Strategy	“Value-add” properties that require from minor to extensive repair or refurbishing. Acquired properties offer the opportunity for continued growth, regardless of the state of the volatile economy, as well as the potential to invest in relatively small one-time improvements delivering increased payoffs.

Year Built	10–35 years old

Number of Units	50–300 units

Purchase Price	$6,000,000–$30,000,000 total cost

Price / Door	$50,000 to $500,000 per door

Equity Required	25–40%

Debt Assumptions	Debt will be from The United States Department of Housing and Urban Development program (HUD), Commercial-Property Assessed Clean Energy (C-PACE) program, New Market Tax Credits (NMTC), City Tax Increment Financing (TIF), Bridge and Mortgage lenders including Federal National Mortgage Association for example.

Projected Rehabilitation Time	6–12 months for complete refurbishment for exteriors and as units become available for interior upgrades

Projected Hold Time	Properties will be acquired, improved and held 3–7 years

The above chart represents our intended asset target acquisition characteristics, actual acquisitions may vary depending on market opportunities.

The Offering

Securities offered	Maximum offering of 14,400,000 units representing limited partnership interests.

Units outstanding before the offering (as of February 14, 2025)	1,396,600 units

Units outstanding after the offering (assuming maximum offering amount is raised)	15,183,270 units

Minimum Investment for US persons	$500 (100 units)

Minimum Investment for non-US persons	$5,000 (1,000 units)

Use of Proceeds	The company intends to use the net proceeds of this offering primarily for acquisition and renovation of multi-family value-add asset(s) throughout the United States (including expenses to acquire, financing, improve and manage the property) in addition to operations and administrative and ongoing marketing expenses. See “Use of Proceeds”.

Transferability	The units will be subject to contractual restrictions on transfer as established by our Limited Partnership Agreement.

Unit Purchase Price as of the date of this Offering Circular	$5.00 (2).

(1)	In the 12-month period prior to the date of this Offering Circular, our company had settled subscriptions for approximately $1,910,093 from sales of our units under Regulation A. We are offering up to $72,000,000 worth of our units, which approximately represents the amount of securities we can offer out of the rolling 12-month maximum offering amount of $75 million allowed under Regulation A.

(2)	The unit purchase price is equal to the greater of (i) $5.00 per unit or (ii) our net asset value (“NAV”) divided by the number of units outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any share purchases or redemptions to be effected on such day. The Company most recently calculated its NAV as of September 30, 2024, at which time our NAV per unit was $1.54. The Company has not yet calculated its NAV as of December 31, 2024, but intends to do so as soon as reasonably practicable. This price per unit shall be effective until the date the Company calculates its NAV as of December 31, 2024 – and will remain at $5.00 per unit thereafter until March 31, 2025 (or as soon as practicable thereafter) unless the Company’s NAV per unit as of December 31, 2024 is higher than $5.00. The Company notes that it does not expect its NAV per unit as of December 31, 2024 to be higher than $5.00.›

Selected Risks Associated with the Business

We are subject to a number of risks, which are set out in more detail in “Risk Factors.” Risks include the following:

Risks Related to the Company

●	We have a limited operating history, and have sustained annual operating losses since inception.

●	Our auditor included a “going concern” note in our audited restated consolidated financial statements for the year ended December 31, 2023.

●	We have not yet identified any properties we intend to invest in with the proceeds from this offering.

●	The company may not be able to locate suitable investments.

●	We may not be able to diversify in the way contemplated by this Offering Circular.

●	We are dependent on key individuals.

●	We are investing in real estate, which is inherently risky.

●	We cannot guarantee proceeds from the sale of properties.

●	Our company is and will be controlled by the General Partner.

●	Our investors do not elect or vote on our General Partner and have limited ability to influence decisions regarding our business.

●	We may only be able to acquire a fractional interest in properties in which we invest.

●	We have and may utilize mortgages and indebtedness/additional capital and therefore you will be subject to risks associated with debt financing.

●	The company could be adversely affected by rising interest rates.

●	The financial covenants in any loans may limit the company’s flexibility and ability to pay cash flow.

●	The company does not yet have any commitments for lines of credit or other loan facilities.

●	There is a risk that you may not receive distributions at all, or that distributions may not grow over time.

●	We may invest in distressed or properties in similar situations, which increases the risk of a loss.

●	We may not carry enough insurance to cover potential losses.

●	We invest in real estate, which is generally illiquid as an asset class.

●	We may not be able to lease or otherwise monetize our properties as anticipated.

●	Tenant defaults could negatively impact our expected revenues.

●	The company is subject to risk related to development and re-development of properties.

●	The company has will have to conduct its own due diligence on potential investment properties.

●	Our NAV per unit is currently less than our price per unit.

●	Your interest in us will be diluted if we issue additional units, which could reduce the overall value of your investment.

●	If we are not able to implement and maintain effective internal control over financial reporting, this may result in material misstatements in our financial statements or other reports that we provide to our unitholders and could in the future require us to restate financial statements. This could have an adverse effect on our ability to fundraise.

Risks Related to Compliance and Regulation

●	Changes in property taxes could impact our revenues.

●	As property owners, we are and will be subject to environmental risks.

●	We may need to modify our properties to comply with state and federal laws including the Americans with Disabilities Act.

●	The General Partner of the company does not intend to register as an investment advisor.

●	Structuring our business to avoid registration under the Investment Company Act imposes limits on our operations, which may adversely affect our results.

●	We anticipate that many of our investors will be non-US persons, and therefore reliant on their home countries regulations.

Tax Risks

●	The income tax aspects of an investment in the company are complicated, and each investor should review them with his, her or its own professional advisors familiar with the investor’s particular income tax situation and with the income tax laws and regulations applicable to the investor and limited liability companies.

●	There may be future substantial tax law changes.

●	The company may be audited which could subject a member to tax liability.

●	You will be responsible for tax payments even if you do not receive a distribution.

Risks Related to our Securities

●	We have generated minimal revenues from operations to date, and are still reliant on this offering to fund our operations.

●	It will be difficult to sell and/or redeem the units.

●	The subscription agreement has a forum selection provision that requires disputes arising under the subscription agreement be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Risk Related to Conflicts of Interest

●	There are conflicts of interest between us, our General Partner and its affiliates.

●	We have agreed to limit remedies available to us and our investors for actions by our General Partner that might otherwise constitute a breach of duty.

●	The interests of the General Partner, its principals, and its other affiliates may conflict with your interests.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

We have a limited operating history, and have sustained annual operating losses since inception. The company was formed in 2019 and the General Partner was formed in 2017. There is a limited track record we can point to for investors to understand our prior performance. As of the date of this Offering Circular, we have acquired partial ownership interests in a number of entities / special purpose vehicles that own various real-estate properties. We have not yet achieved profits on an annual basis, and did not generate profits during the year ended December 31, 2023 or the six months ended June 30, 2024. There is no guarantee we will generate profits going forward.

Our auditor included a “going concern” note in our audited consolidated financial statements. Our company has sustained losses and used capital from inception and has raised capital to fund operations. As noted in our audited consolidated financial statements, these factors, among others, raise substantial doubt about our ability to continue as a going concern.

We have not yet identified properties we intend to invest in with the proceeds from this offering. As of the date of this Offering Circular, the company has not identified any investment properties that it intends to purchase using the proceeds from this offering. We may also use proceeds from this offering to make improvements to properties in which have invested, or will invest. As a result, you must rely solely on the General Partner with respect to the selection, amount, character of investment and economic merits of each potential investment. As a result, we may use the net proceeds from this offering to invest in investments with which you may not agree and would not support if you were evaluating the investment directly. The company may make investments in non-performing or other troubled assets that involve a significant degree of financial risk. In addition, because the company may acquire investments over an extended period of time, the company will be subject to the risks of adverse changes in long-term interest rates and in the real estate market generally. Additionally, because the company may only make a limited number of investments, poor performance by one or two of the investments could adversely affect the total returns to you.

The company may not be able to locate suitable investments. The company may be unable to find a sufficient number of attractive opportunities to meet its investment objectives. The company also may encounter substantial competition in seeking suitable investments for the company. In addition, the company may be delayed in making investments due to delays in completing the underwriting or due diligence processes.

We may not be able to diversify in the way contemplated by this Offering Circular. While investment type, investment size and investment risk diversification is an objective of the company, there is no assurance as to the degree of diversification that will actually be achieved in the company’s investments. If the company makes an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that the company will be unable to successfully complete such a financing or sale. This could lead to increased risk as a result of the company having an unintended long- term investment and reduced diversification. If the company raises less capital than anticipated, the company will likely be less diversified than the General Partner intends, which would increase the risk of an investment in the company.

We are dependent on key individuals. The success of the company will depend upon the ability of the General Partner and its affiliates and officers to manage the company in a manner such that the company achieves its investment objective. There can be no assurance that the services of these individuals will remain available to the General Partner, or that these individuals will otherwise continue to be able to carry on their current duties throughout the company’s term. The loss of the services of any of the key executives and/or other personnel of the General Partner and the inability to recruit and hire additional key executives and/or other personnel as needed could have a material adverse effect on the company’s operations and performance. There can be no assurance that the General Partner would be able to attract and hire suitable replacements in the event of any such loss of services.

We are investing in real estate, which is inherently risky. The company will invest primarily in multi-family real property throughout the United States. The ability of the company to preserve its investment and achieve its objectives is dependent in large part upon the company’s success in preserving and enhancing the values of its real estate assets. In the case of each investment, the company will be subject to the general risks of real property ownership, including, adverse local market conditions, financial conditions of tenants and buyers and sellers of properties, changes in availability of debt financing, real estate tax rates and other operating expenses, environmental laws and other governmental rules and fiscal policies, changes in the relative popularity of properties, dependence on cash flow, uninsurable losses and other factors which are beyond the control of the General Partner or the company. In addition, the real estate industry as a whole is affected from time to time by economic and other conditions beyond its control which might have an adverse effect upon the company and its investment portfolio, including acts of God, natural disasters, war, international hostilities, terrorism, national and international economic conditions, interest rate levels, and energy prices.

We cannot guarantee proceeds from the sale of properties. The General Partner will have the discretion to determine whether to hold or sell a property, and may elect to hold and operate a property for an indefinite period of time. If it elects to sell a property, the sales price to be realized upon the sale or other disposition of the property will depend upon many factors, including the availability and pricing of financing for purchasers from time to time, the availability and price of comparable properties, and conditions in the real estate market in general. We cannot assure you that the price and terms of such sale or other disposition will be sufficient to pay any return at all, or that there will not be a loss as a result of such transaction.

Our company is and will be controlled by the General Partner. Decisions with respect to the management of the company are made by the General Partner. Limited partners will have no opportunity to control the day-to-day operation, including investment and disposition decisions, of the company. Consequently, the limited partners will not be able to evaluate for themselves the merits of particular investments prior to the company’s making such investments. For the foregoing reasons, no person should invest in the company unless such person is willing to entrust all aspects of the management of the company to the General Partner.

Our investors do not elect or vote on our General Partner and have limited ability to influence decisions regarding our business. Our Limited Partnership Agreement provides that the business, affairs and property of the company are managed under the direction of our General Partner. Our investors do not elect or vote for the General Partner and the General Partner can only be removed by a vote of the limited partners in very limited circumstances, including that the General Partner is convicted or found liable for an act of gross negligence or fraud which materially lowers the Net Asset Value of the company. Moreover, unlike the holders of common shares in a corporation, our limited partners have only limited voting rights on matters affecting our business (the voting rights primarily relate to amendments to our Limited Partnership Agreement that would adversely change the rights of the limited partners), and therefore limited ability to influence decisions regarding our business.

We may only be able to acquire a fractional interest in properties in which we invest. We may be faced with the decision to acquire a property outright by leveraging proceeds from the offering with debt, or only acquiring a fractional interest with or without debt financing. While we may require sellers to grant us the right to manage and control the disposition of the property, in the event that we only acquire a fractional interest, we may encounter challenges to our ability to manage the operations of that property. However, for certain properties we may only acquire a fractional interest without any managerial rights.

We may have and may utilize mortgages and indebtedness/additional capital and therefore you will be subject to risks associated with debt financing. The General Partner anticipates that the company will often use mortgage financing to acquire some or all of the properties in order to permit the ownership of each property with less of an equity investment than if no debt was involved, with the objective of increasing the potential return on invested capital. As a result, the company’s business is subject to the risks normally associated with debt financing, including the risk that the cash receipts from the operation of a property are insufficient to meet the principal and interest payments on such debt. If the company fails to make payments as due on a mortgage, the lender could declare that mortgage in default and institute foreclosure proceedings against the property and, possibly, other properties owned by the company to the extent any loans have been cross-collateralized.

The company could be adversely affected by rising interest rates. Increases in interest rates would increase the company’s interest expense, which could adversely affect the company’s cash flow and the company’s ability to service its debt. In addition, increases in costs of financing may lessen the appeal of some development or acquisition opportunities to the company.

The financial covenants in any loans may limit the company’s flexibility and ability to pay cash flow. These covenants may limit the company’s flexibility in its operations, and breaches of these covenants could result in defaults under the credit facility even if the company has satisfied its payment obligations.

The company does not yet have any commitments for lines of credit or other loan facilities. No assurances can be given that the company will be able to obtain debt facilities or obtain alternative financing in the required amounts to invest in real estate assets. For each investment, we have had to arrange such credits on an as needed basis. In the absence of such debt facilities, the returns to investors in this offering may be reduced.

There is a risk that you may not receive distributions at all, or that distributions may not grow over time. We intend to make distributions on a quarterly basis from assets legally available therefore to our limited partners. We have not established a minimum distribution payment level and the amount of our distributions will vary over time. Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this Offering Circular. All distributions will be made at the discretion of our General Partner and will depend on our earnings, our financial condition, and other factors that our General Partner may deem to be relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our limited partners are:

●	the profitability of the investment of the net proceeds of this offering;

●	our ability to make profitable reinvestments;

●	interest charges or other expenses that reduce our cash flow;

●	defaults in our asset portfolio or other decreases in the aggregate NAV of our portfolio; and

●	the fact that anticipated operating expense levels may not be accurate and actual expense results are higher than estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to make distributions in the future or our General Partners may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes. A return of capital reduces the basis of a limited partner’s investment in our limited partner units to the extent of such basis and is treated as capital gain thereafter.

We have and in the future may invest in distressed or properties in similar situations, which increases the risk of a loss. The risks of real estate investment, including those described above, are often heightened in properties which are subject to lender sales and other distressed situations. The properties frequently have experienced a decline in value, and the decline may continue following the acquisition. Also, the properties may be more difficult to sell given the market conditions which gave rise to the lender sale. In addition, the properties need to be carefully evaluated to insure that they don’t require significant refurbishment on account of deferred maintenance and that the company will be able to fill sufficient vacancies to profitably operate the property.

We may not carry enough insurance to cover potential losses. The General Partner intends to arrange for or require comprehensive liability and casualty insurance that is customarily obtained on properties of the type in which the company invests. However, the possibility exists that certain disaster or catastrophic risk insurance (e.g., coverage against casualties caused by acts of war or terrorism) may be unavailable in the future, available only at prices which the General Partner deems prohibitive or be subject to extremely high deductibles, or that the properties will otherwise sustain losses which are not covered by insurance. In the event an uninsured loss occurs with respect to a real estate project in which the company has an interest, the company could suffer the loss of the capital invested and any income and profits that might be anticipated from that investment.

We invest in real estate, which is generally illiquid as an asset class. Real estate investments are not as liquid as other types of assets. Because real estate investments are relatively illiquid, the company’s ability to promptly sell one or more properties or investments in its portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. The company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

We may not be able to lease or otherwise monetize the properties we acquire as anticipated. The success of the company’s properties will be largely dependent upon the ability of the General Partner to monetize our investments. In the context of leasing properties we acquire, we will be dependent on the General Partner and/or its leasing and rental agents (whether or not such leasing and rental agents are affiliates of General Partner) to timely lease the properties on favorable terms. A property may incur a vacancy either by the continued default of tenants under leases, the expiration of a lease or the termination by the tenant of a lease. The company may be unable to renew leases or relet space and if such vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to you. In addition, because a property’s market value depends principally upon the value of the property’s current and future leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce or eliminate any return on your investment. In the context of investments where we acquire (or have acquired) partial ownership of properties through investments in entities and/or special-purpose vehicles that own real-estate, we will be dependent on the ability of the managers of those vehicles to monetize real estate owned by the vehicle – and we may have little to no control over how those assets are managed. Finally, for properties that we intend to sell outright, we may not be able to sell those properties on favorable terms, or at all.

Tenant defaults could negatively impact our expected revenues. At any time, any of the company’s tenants may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Tenant defaults may adversely affect the property value of the company’s investments and the company’s distributable cash flow. Property values and the company’s distributable cash flow would be adversely affected if tenants are unable to meet their obligations to the company. In the event of default by tenants, the company may experience delays and incur substantial costs in enforcing the company’s rights as landlord. Upon a default, the company may not be able to relet the space or to relet the space on terms that are as favorable to the company as the defaulted lease, which could adversely affect the company’s financial results. Further, a tenant may elect to remain in a property after defaulting on the terms of their lease, and the company may need to take legal and other actions in order to prepare the property to be relet.

The company is subject to risk related to development and re-development of properties. The company may invest in real estate that requires development and/or re-development. To the extent that the company invests in a property that requires such development activities, it will be subject to the risks normally associated with such activities. Such risks include, without limitation, risks relating to the availability and timely receipt of zoning and other regulatory approvals, the cost and timely completion of construction (including risks beyond the control of the company, such as weather or labor conditions or material shortages), general market and lease-up risk, and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on the financial condition and results of operations of the company and on the amount of funds available for distribution to the limited partners.

The company has and will conduct its own due diligence on potential investment properties. There is generally limited publicly available information about real properties, and the company must therefore rely on due diligence conducted by the General Partner and/or its affiliates. Should the General Partner’s and/or its affiliates’ pre-acquisition evaluation of the physical condition of each new investment fail to detect certain defects or necessary repairs, the total investment cost could be significantly higher than expected. Furthermore, should the General Partner’s estimates regarding the current or anticipated occupancy rate and rate payments end up being too high (e.g., from rental rate caps, limits on subsidized rents or limits on eviction), or the estimates on the costs of maintenance and/or improving an acquired property prove too low, its assumptions regarding the current or anticipated occupancy rate and rate payments end up being too high, or its estimates of the time required to develop or achieve occupancy prove too optimistic, the profitability of the investment may be adversely affected.

Your interest in us will be diluted if we issue additional units, which could reduce the overall value of your investment. In the future, we may raise capital through the issuance of additional units in our company. To the extent we issue additional units after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your units.

Our NAV per unit is currently less than our price per unit. As of September 30, 2024, the date we most recently calculated our NAV, our NAV per unit was $1.54. Our purchase price per unit is $5.00. This means that investors will be purchasing units at a price higher than the current NAV per unit. The disparity between the offering price and the NAV per unit could negatively affect the market value of the units following the offering, and investors may not be able to recover their investment if they sell or redeem their units at a time when the NAV per unit remains below the purchase price.

Failure to implement and maintain effective internal control over financial reporting may result in material misstatements in our financial statements or other reports that we provide to our unitholders, which could in the future require us to restate financial statements and could have an adverse effect on our ability to fundraise. We have concluded that there were  weaknesses in our internal controls over financial reporting, which we are working to remedy. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal controls over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim financial statements, or on any interim reports provided to our unitholders, may not be prevented or detected on a timely basis. The weaknesses identified are insufficient internal controls because of inadequate technical accounting expertise and inappropriate level of supervision and review due to the limited number of accounting personnel. While we are taking steps to remediate the weaknesses in our internal controls over financial reporting, we may not be successful in remediating such weaknesses.

The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in its business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to eventually satisfy its reporting obligations. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could result in additional material weaknesses and cause us to fail to meet its reporting obligations on a timely basis or result in material misstatements in its financial statements or other SEC reports, which could harm our operating results.

This risk is illustrated by the fact that in February 2025, the company determined that it did not meet the characteristics of an investment company under ASC 946, Financial Services-Investment Companies due to the company’s participation in operating activities such as developing and managing properties commencing in 2022. As such, the company restated its previously reported consolidated financial statements for the years ended December 31, 2023 and 2022, and its previously reported unaudited consolidated financial statements as of June 30, 2024 and 2023, and all related disclosures due to this determination. The effects of the restatement, including the correction of all errors identified by company’s management are reflected in the company’s financial statements and accompanying notes included herein.

If we are unable to effectively remediate material weaknesses in a timely manner, investors could lose confidence in the accuracy and completeness of our financial or other reports, which could have an adverse effect on our ability to sell our securities and to conduct future fundraising.

Risks Related to Compliance and Regulation

Changes in property taxes could impact our revenues. Each of the company’s properties will be subject to real and personal property taxes. These taxes on the company’s properties may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Many states and localities are considering increases in their income and/or property tax rates (or increases in the assessments of real estate) to cover revenue shortfalls. If property taxes increase, it may adversely affect the company’s financial results.

As property owners, we will be subject to environmental risks. Ownership of properties involves environmental risks. Federal, state and local laws and regulations to protect the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination arising from that site. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect the company.

Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that owners or operators of buildings containing asbestos (i) properly manage and maintain the asbestos, (ii) notify and train those who may come into contact with asbestos and (iii) undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements. These laws may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

Failure by the company to uncover and adequately protect against environmental issues in connection with a property investment may subject the company to liability as owner of such property.

We may need to modify our properties to comply with state and federal laws including the Americans with Disabilities Act. The company’s properties may be subject to the Americans with Disabilities Act (the “ADA”). The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. The company will attempt to place the burden on sellers or other third parties, such as a tenant, to ensure compliance with the ADA. However, no assurance can be given that the company will be able to allocate responsibilities in this manner. If the company cannot, its cash resources used for ADA compliance will reduce cash available for distributions. In addition, the company will be required to operate its properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the company’s properties. The company may be required to make substantial capital expenditures to comply with those requirements

The General Partner of the company does not intend to register as an investment advisor. The General Partner is currently not registered as an “investment adviser” and intends to operate pursuant to an exemption from registration as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act “). Investors in the company, therefore, will not have the protections that may be deemed to be afforded to investors under this act. Further, if our General Partner were required to register as an investment adviser either at the state level or under the Investment Advisers Act but failed to do so or failed to avail itself of the services of a registered investment adviser, our General Partner could be prohibited from acting as our General Partner, and criminal and civil actions could be brought against it. In such case, it could have a material negative impact on our business. An affiliate of the General Partner is in the process of registering as an investment adviser in the State of California. If and when such registration occurs, we intend to utilize the services of that affiliate.

Structuring our business to avoid registration under the Investment Company Act imposes limits on our operations, which may adversely affect our results. We intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned third-party subsidiaries, and (iv) to a lesser extent, through minority-owned subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of multi-family value-add properties. We may also invest in commercial properties that can be repurposed, ground-up developments, and, to a lesser extent, real estate-related debt, other real estate-related assets, and non-real estate related assets.

In connection with the Section 3(a)(1)(A) and Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the General Partner (in a General Partner-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration.

Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our limited partnership interests, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

o	limitations on capital structure;

o	restrictions on specified investments;

o	restrictions on leverage or senior securities;

o	restrictions on unsecured borrowings;

o	prohibitions on transactions with affiliates; and

o	compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our limited partners could be materially adversely affected.

We anticipate that many of our investors will be non-US persons, and therefore reliant on their home countries regulations. We anticipate that a large percentage of our investments will generate from foreign countries including but not limited to China, India, UK, Vietnam, Canada, Japan, Mexico, and Brazil. To the extent there are regulatory changes in those countries it may limit investors abilities to invest and participate in this offering. Further, if relations between the United States and some of these countries worsen, investors may be unwilling to hold or buy our limited partnership interests. Moreover, we will be relying on representations from such investors that they may legally invest, if those representations are inaccurate, the company may incur liability. Without this source of investment we most likely will not be able to meet our fundraising goal and we will be limited in scope of what we will be able to do with the investment.

Tax Risks

The income tax aspects of an investment in the company are complicated, and each investor should review them with his, her or its own professional advisors familiar with the investor’s particular income tax situation and with the income tax laws and regulations applicable to the investor and limited liability companies. The company expects to be treated as a partnership for federal income tax purposes, with the result that the investors, not the company, will be taxed on the company’s recognized income and gain. Investors will have this income tax liability even in the absence of cash distributions and thus may have taxable income and income tax liability arising from their investments in the company in years when they receive no cash distributions from the company. In addition to federal income taxes, each investor may incur income tax liabilities under the state or local income tax laws of certain jurisdictions in which the company will operate, as well as in the jurisdiction of that investor’s residence or domicile. State and local income tax laws vary from one location to another, and federal, state and local income tax laws are both complex and subject to change.

There may be future substantial tax law changes. Legislative, judicial or administrative changes may be forthcoming which would adversely affect an investor’s investment in the company. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date of such changes. Prospective purchasers of limited partners interests are urged to consult their own counsel or other tax advisor regarding the current status of any such proposals and their potential impact on the company.

The company may be audited which could subject a member to tax liability. The company’s income tax returns may be audited by the IRS. Any audit of the company could result in an audit of a member’s tax return, causing adjustments of items unrelated to investment in the company, in addition to adjustments to various partnership items. In the event of any such adjustments, a member may incur attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the IRS. A member may also be liable for interest on any underpayment and certain penalties from the date tax was originally due. Unless the company elects otherwise, the tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each member, and the General Partner would be primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the General Partner could extend the statute of limitations as to all limited partners and, in certain circumstances, could bind limited partners to a settlement with the IRS.

You will be responsible for tax payments even if you do not receive a distribution. Limited partners will be required to report their distributive share of the taxable income of the company. Although the company may make distributions to the limited partners for them to satisfy taxes imposed on them in respect of their distributive units of the company’s taxable income, the General Partner will have full discretion whether or not to make any such distributions. The Limited Partnership Agreement does not require the General Partner to make mandatory tax distributions.

Risks Related to our Securities

We are reliant on this offering to fund our operations. We have generated revenues to date, but not sufficient revenues to carry out our plan of operations. In order to make new investments, we expect to be wholly dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. We cannot assure you that we will be able to successfully raise capital. The failure to successfully raise capital could result in our bankruptcy or other event that would have a material adverse effect on us and on the value of your limited partnership interests.

It will be difficult to sell and/or redeem the units. There has been no active public market for our units prior to this offering and an active trading market may not be developed or sustained following this offering, which may adversely impact the market for units and make it difficult to sell your units. There is no formal marketplace for the resale of our units. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their securities as collateral.  Over-the-counter markets have from time to time experienced significant price and volume fluctuations. As a result, the market price of our units (if any market were to develop) may be similarly volatile, and holders of our units may from time to time experience a decrease in the value of their units, including decreases unrelated to our operating performance or prospects. Further, the units may only be transferred to the extent such a transfer would not impact our tax status and is in compliance with securities laws. The price of our limited partners interests could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular. Moreover, our redemption plans includes restrictions that would limit your ability regarding the sale of your units and our General Partner, its sole discretion, could amend, suspend or terminate our redemption plan without notice, see “Securities Being Offered —Redemption Plan.” Due to the illiquid nature of the units, investors should be prepared to hold the units for an indefinite period of time.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.  In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement, other than those arising under federal securities laws in state or federal courts located in the State of Delaware. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement. Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement other than those arising under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim not arising under the federal securities laws against the company in connection with matters arising under the subscription agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including but not limited to the subscription agreement.

Risk Related to Conflicts of Interest

There are conflicts of interest between us, our General Partner and its affiliates. Some of our General Partner’s executive officers or members are affiliated in companies that may provide services to us, including debt financing for our projects. Fees for services of the General Partner and affiliates to the company are not the result of arm’s length negotiations. Some of the conflicts inherent in the company’s transactions with the General Partner and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The company, the General Partner and their affiliates will use their best efforts to try to balance the partnership’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the partnership, these actions could have negative impact on our financial performance and, consequently, on distributions to holders of our limited partnership interests.

The interests of the General Partner, its principals, and its other affiliates may conflict with your interests. The Limited Partnership Agreement provides the General Partner with broad powers and authority, which may result in one or more conflicts of interest between your interests and those of the General Partner, its principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the General Partner, its principals and/or its other affiliates may originate and offer other real estate investment opportunities, including additional blind pool offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	affiliates of the General Partner may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. The General Partner and our officers may choose to allocate favorable investments to its affiliates instead of to us. The ability of the General Partner, its officers and individuals providing services to the General Partner to engage in other business activities may reduce the time the General Partner spends managing us;

●	the General Partners, its principals and/or other affiliates are not required to devote all of their time and efforts to our affairs. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from the General Partner, other entities for which the General Partner may also acts as an investment manager will likewise require greater focus and attention, placing the General Partner’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if the General Partner did not act as a manager for other entities;

●	we pay the General Partner management fees regardless of the performance of our portfolio. The General Partner’s entitlement to compensation that is not performance-based might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our limited partners and the value of our units;

●	the General Partner is entitled to an asset management fee of three percent (3%) per year (paid in four quarterly installments) of our Net Asset Value at the end of each prior quarter, which is payable on all assets in our portfolio, including any investments acquired through debt financing. As a result, the General Partner may have an incentive to seek debt financing in order to increase assets under management and earn the increased asset management fee;

●	the General Partner, its principals and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the General Partner its principals and/or its other affiliates for their own benefit; and

●	we may engage the General Partner or affiliates of the General Partner to perform services at prevailing market rates. Prevailing market rates are determined by the General Partner based on industry standards and expectations of what the General Partner would be able to negotiate with third parties on an arm’s length basis.

●	we may sell our investments to the General Partner or affiliates of the General Partner. As such, there is a potential conflict of interest with respect to the price at which we sell our investments, as the General Partner may effectively be the decision maker on both sides of the transaction.

We have agreed to limit remedies available to us and our limited partners for actions by the General Partner. The General Partner is a fiduciary to the company and as such, is required to act in our best interests. But we and our limited partners will only have recourse and be able to seek remedies against the General Partner to the extent it breaches its obligations pursuant to our Limited Partnership Agreement. Furthermore, we have agreed to limit the liability of the General Partner and to indemnify the General Partner against certain liabilities. These provisions are detrimental to our limited partners because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties, and could reduce returns for limited partnership interests. By purchasing our limited partnership interests, you will be treated as having consented to the provisions set forth in the Limited Partnership Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Limited Partnership Agreement because of our desire to maintain our ongoing relationship with the General Partner.

DILUTION

Under our limited partnership agreement, we have authority to issue an unlimited number of additional units. After your investment in this offering, the General Partner may elect to sell additional units in this or future public or private offerings, or issue units as compensation to certain parties. To the extent we issue additional units after you purchase units in this offering, your percentage ownership interest in our company will be diluted.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

We are offering a maximum of 14,400,000 units representing limited partnership interests on a “best efforts” basis for up to $72,000,000. Under Regulation A, the company may only offer $75 million securities during a rolling 12-month period. The $72,000,000 approximately represents the maximum amount of securities we may offer as of the date of this Offering Circular under Regulation A, due to amounts raised under our prior Regulation A Offering described elsewhere in this Offering Circular, as well as amounts raised under this offering over the last 12 months. From time to time, we may seek to qualify additional units. As of February 14, 2025, the company has sold 613,329.60 units for gross proceeds of $3,066,648 in this offering.

We will use our existing website and offering page, www.caltier.fund, as our offering page, where investors can invest in our offering. We will also use blogs and other social media to provide notification of the offering. Persons who desire information will be directed to www.caltier.fund.

The cash price per unit is $5.

The minimum investment is $500 for US persons or $5,000 for Non-US persons. Investors may purchase additional limited partnership interests in minimum increments of $50 for US persons and $1,000 for Non-US persons.

We intend to market the limited partnership interests in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on its own website (www.caltier.fund) or third-party websites.

This offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements. The offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this Offering Circular forms a part may be used for up to three years and 180 days under certain conditions. We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to us. To the extent there are irrevocable funds in escrow, we expect to hold closings as soon as practical and no later than 14 days after confirmation that an investor’s funds are irrevocable.

Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on www.caltier.fund.

The company is offering its securities in all U.S. states other than Washington.

No Selling Limited Partners

No securities are being sold for the account of limited partners; all net proceeds of this offering will go to CalTier Fund I, LP.

Dalmore

The company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer;

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering, such as, among other things, preparing the FINRA filing in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 5 days of receipt of a No Objection Letter from FINRA (and payable in four installments). In addition, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering. Assuming a fully-subscribed offering, the company estimates that the total amount payable to Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $720,341.07.

The Transfer Agent

We have engaged Vertalo, Inc., as our registered transfer agent. This compensation consists of $1,000 per month.

Investors’ Tender of Funds and Return of Funds

After an investor executes a subscription agreement, upon a written request for such rescission, those funds will be revocable until the thirty days after the signing of the related subscription agreement (the “Closing Criteria”). Under the agreement between the company and the escrow facilitator, and except as stated above, subscribers have no right to a return of their funds during the one year following qualification by the Securities and Exchange Commission. For the avoidance of doubt, if the Closing Criteria have been reached for your investment, and the company has yet to hold a Closing on your funds, you will not be entitled to request the return of your funds; however, in the event of a liquidation or dissolution of the company should occur before the company has held a Closing (as defined below) covering your funds, you will be refunded your investment without interest or deduction. In the event that the offering is terminated (including due to liquidation and dissolution of the company), investor funds held in escrow will promptly be refunded to each investor in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. If a subscription is rejected or if a recession is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.  The escrow facilitator has not investigated the desirability or advisability of investment in the units nor approved, endorsed or passed upon the merits of purchasing the securities. The company has engaged North Capital as the escrow facilitator for the offering.

After the Offering Statement has been qualified by the Securities and Exchange Commission, we may accept the tender of funds for whole or fractional units. The funds tendered by potential investors will be held by the Escrow Facilitator, and will be transferred to the company upon Closing or returned to the investors as discussed above. Each time the company accepts funds (either transferred from the Escrow Facilitator or directly from the investors) from investors that have met the Closing Criteria is defined as a “Closing”, and each date for which a Closing is declared is a “Closing Date”. Each Closing is only expected to last one day. The company will accept subscriptions from investors that have met the Closing Criteria on the Closing Date. However, investors that have met the Closing Criteria after the Closing Date will not be included in that Closing, and will be part of the next available Closing, which the company expects to be as soon as practical but no later than 14 days after an investor has met the Closing Criteria. We may close on investments on a “rolling” basis (so not all investors will receive their units on the same date). Once the Closing Criteria has been met, investors will receive a notification regarding that their investment will be included in the next available Closing. Upon a Closing, investors will receive a notification regarding their units and funds tendered by investors will be made available to the company. The amended and restated escrow agreement can be found in Exhibit 8.1 to the Offering Statement of which this Offering Circular is a part.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the units in this offering, you should complete the following steps:

Go to www.caltier.fund, click on the “Start Here” button; and click on “Invest Now”.

●	Complete the online investment form;

●	Deliver funds directly by check, wire, debit card or electronic funds transfer via ACH to the specified account;

●	Once funds are received an automated AML check will be performed to verify the identity and status of the investor;

●	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

For investors who invest at least $5,000 in the company and invest through Alto Solutions, Inc., using a self-directed IRA, the company will reimburse the cost of the self-directed IRA.

Auto-Invest Feature

Following the initial purchase of units, and subject to the company electing to offer such a feature (which it may elect to pause at any time), a Limited Partner may elect to participate in our auto-invest program, or the “Auto-Invest Feature,” which allows a Limited Partner to automatically purchase additional units on a recurring basis in an amount of their choosing.

If a Limited Partner elects to enable the Auto-Invest Feature, automated purchases of our units via ACH will be made each month on the date and for the amount of units designated by the investor. Investors may enable the Auto-Invest Feature by following these steps:

1.	Log in to your account on invest.caltier.fund

2.	Select the option ‘Portfolio’

3.	Choose ‘TRANSACTIONS’

4.	At the bottom right side of the screen, you will see the option “Enable”. Click on that button and you will be able to choose the amount you want to invest monthly, and choose which bank account from which the funds would be drawn for purposes of the Auto-Invest Feature.

Prior to any and each subsequent investment via the Auto-Invest Feature, the company will send the Limited Partner that has opted in to the Auto Invest Feature a notification email, which will (i) notify the Limited Partner of the upcoming auto-investment (including the number of units to be purchased, and the cash amount of the investment); and (ii) request that the Limited Partner affirmatively consent to the upcoming auto-investment by signing a new subscription agreement which requires the Limited Partner to self-certify that the Limited Partner is either an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, or that this investment (together with any other amounts previously invested in this offering), does not exceed 10% of the greater of the Limited Partner’s annual income or net worth. The email will contain a hyperlink to the current offering circular in connection with and at the time of any such additional monthly investment (refer to Rule 251(d)(1)(iii).

The company will continuously monitor its eligibility to offer and sell securities pursuant to Regulation A at the time of such sales. If at any time the company becomes ineligible to offer and sell securities under Regulation A, the company will not accept any new investments in this offering – via the Auto-Invest Feature or otherwise.

Limited Partners may disable this Auto-Invest Feature at any time by following the same steps above, but instead of clicking “Enable”, they would click “Disable”.

We intend to treat any sales of units made pursuant to the Auto-Invest Feature as sales chargeable against the aggregate total of offered securities pursuant to the Offering Circular and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the company and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our units, these materials will not give a complete understanding of this offering, us or our units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our units.

USE OF PROCEEDS TO ISSUER

The company estimates that if it sells the maximum amount of $72,000,000 from the sale of units in this offering, which represents the value of units available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum offering amount of $75 million, the net proceeds to the issuer in this offering will be approximately $61,200,000, after deducting the estimated offering expenses of approximately $10,800,000. As of February 14, 2025, the company has sold 613,329.60 units for gross proceeds of $3,066,648 in this offering.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in multi-family properties, as well as to make improvements to properties in which we have invested. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our General Partner for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our net profit and net loss. See “Management Compensation” for more details regarding the fees that will be paid to our General Partner and its affiliates. Many of the amounts set forth in the table below represent our General Partner’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in property for the purchase of multi-family property and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments may not earn as high of a return as we expect to earn on our real estate-related investments.

We are budgeting for a total of $10,800,000 of marketing, commissions and expenses payable to Dalmore (and our prior broker dealer), legal and other offering expenses (based on a fully subscribed offering of $72 million). If we raise less money, variable offering costs will decrease proportionately.

	25% of the Maximum Offering Amount	50% of the Maximum Offering Amount	75% of the Maximum Offering Amount	100% of the Maximum Offering Amount
Gross Offering Proceeds	$18,000,000	$36,000,000	$54,000,000	$72,000,000
Offering Expenses (1)(2)	$2,700,000	$5,400,000	$8,100,000	$10,800,000
Net Proceeds/Estimated Amount Available for Investments	$15,300,000	$30,600,000	$45,900,000	$61,200,000

(1)	Includes the 1% commission and $25,000 in fees payable to Dalmore, as well as $36,508.68 in commissions already paid to our prior broker-dealer. See “Plan of Distribution and Selling Securityholders” for a description of our arrangement with Dalmore. We will reimburse our General Partner for organization and offering costs. See “Management Compensation” for a description of additional fees and expenses that we will pay our General Partner.

(2)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the qualification of the offering, fees and commissions to Dalmore, the marketing and distribution of the units, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, including expenses associated with marketing this offering and our residential spaces, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of units under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

If we raise $18,000,000, we anticipate approximately $9,900,000 will be used to acquire equity in real estate assets, either directly or through acquiring ownership interests in entities and/or special purpose vehicles that own properties. We would target for acquisition a multi-family, value-add asset(s) with a purchase price of $1,000,000 to $5,000,000 in throughout the United States of which most funds will be used for expenses to acquire, secure financing, improve/remodel and manage the property(ies). We anticipate real estate properties we seek to acquire will consist of 2 to 20 residential units. Any remaining funds, but no more than 45% of remaining net proceeds, may be invested into real estate related funds and non-real estate related funds with remaining net proceeds reserved for operations, administrative and marketing expenses.

If we raise the maximum offering amount of $72,0000,000, we anticipate approximately $39,600,000 of those funds would be used to acquire equity in real estate assets, either directly or through acquiring ownership interests in entities and/or special purpose vehicles that own properties. We would target for acquisition multi-family, value-add asset(s) with a purchase price(s) of $3,000,000 to $30,000,000 throughout the United States of which all funds will be used for expenses to acquire, financing, improve and manage the property(ies). We would aim to make 4–8 acquisitions per year. Up to 45% of remaining net proceeds may be invested into real estate related funds and non-real estate related funds with remaining net proceeds reserved for operations, administrative and marketing expenses.

The company reserves the right to change the above uses of proceeds if management believes it is in the best interests of the company.

The allocation of the net proceeds of the offering set forth above represents the company’s estimates based upon its current plans, assumptions it has made regarding the industry and general economic conditions and its future revenues (if any) and expenditures.

Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of the company’s management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of the company’s actual expenditures will depend upon numerous factors, including market conditions, cash generated by the company’s operations (if any), business developments and the rate of the company’s growth. The company may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

In the event that the company does not raise the entire amount it is seeking, then the company may attempt to raise additional funds through private offerings of its securities or by borrowing funds.

THE COMPANY’S BUSINESS

The CalTier Fund I, LP is a Delaware limited partnership formed on January 23, 2019 to invest primarily in multi-family real estate properties in the United States. The company is managed by General Partner, CalTier Inc. (formerly CalTier Realty, LLC) a Delaware corporation. The General Partner was formed in 2017 to be a fund management and real estate acquisition company focusing on opportunities throughout the United States. CalTier Inc.’s focus is to safely bring international capital from ultra-high wealth individuals, family offices, and institutional partners into the United States alongside United States accredited and non-accredited investors and deploy funds into high yield real estate acquisitions. CalTier Inc. has been created by a group of professionals, all successful in their own fields, to take advantage of a unique moment in time within the global economy, foreign direct investment and U.S. real estate market. We believe that CalTier Inc. has extensive relationships across the United States with those who have access to real estate opportunities, including off-market real estate, that fit the company’s target investment criteria.

We are externally managed by our General Partner, CalTier Inc. Our General Partner has the authority to make all of the decisions regarding our investments, subject to the limitations in our Limited Partnership Agreement and the direction and oversight of our General Partner’s investment committee. Our General Partner also provides asset management, marketing, investor relations and other administrative services on our behalf. We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.

Our General Partner has not participated as a Manager or a Sponsor in any previous direct participation programs as defined in FINRA Rule 2310(a)(18) and 2310(b)(3)(D).

Our Real Estate Assets

Investments are carried at fair value. Costs to acquire investments are capitalized as a component of investment cost. Investment costs also include certain construction-in-progress, which relates to the cost of property and equipment not yet placed into service. The fair values of real estate and real estate related investments are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Investments without a public market are valued based on assumptions made and valuation techniques used by the General Partner. Such valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or earnings multiples applied to earnings from the investment, actual sale negotiations and bona fide purchase offers received from third parties, as well as independent external appraisals. In general, the General Partner considers multiple valuation techniques when measuring the fair value of an investment. However, in certain circumstances, a single valuation technique may be appropriate.

Since 2021, we have been making investments in real estate. As of the date of this Offering Circular, we have acquired ownership interests in real estate properties that our company manages, as well as in properties that our company does not manage.

Company-Managed Real Estate Investments

As of the date of this Offering Circular, our company has the investments in the following properties that are managed by our company.

Imperial Beach - Seacoast Sands

In October 2024, the company acquired, through a majority-owned subsidiary (CalTier IB LLC) formed to purchase the property, four multi-family units with direct access to the beach in Imperial Beach, California, a local San Diego community. Our company owns 95.8% of CalTier IB LLC as of the date of this Offering Circular, and is also the manager of CalTier IB LLC.

Address	1398 Seacoast Drive A-D, Imperial Beach, CA 91932

Type of Property	Four multi-family units with direct access to the beach in Imperial Beach, California, a local San Diego community.

Legal	APN/Parcel ID(s): 632-030-03-00

Acreage	Approximately 0.12 acres

Square Feet	5,227 square feet.

Capital Improvement Plans	The property has a 5th unit that the company is working to get permitted and there is potential to add more units at a future date.

Purchase Price	The total purchase price for the property was $3,015,000.

Date of Purchase (Month/Year)	October 2024

Debt on property	$2,110,500, which accrues interest at 12% per year on a 30/360 basis, and has a maturity date of November 1, 2025 (the “Imperial Beach Loan”)

Current Rental and Other Income	All four of the units on this property are currently leased, and combined are currently generating approximately $372,000 per year on an annual basis. This amount does not factor in any expenses related to the properties, including property management fees, utilities, maintenance costs, taxes, etc.

Lake Elsinore – Lakeshore

In June 2022, the company acquired a vacant waterfront lot of approximately 1.2 acres in Lake Elsinore, California for $528,286. For purpose of developing the property, the company transferred ownership of this property to an affiliated entity, Reflections at Lakeshore LLC, which wholly-owns this property. As of the date of this Offering Circular, the company has an ownership interest of 42.5% in Reflections at Lakeshore, LLC and is the sole manager of the entity. Assuming the project is fully-funded, this interest may be reduced to 3.65%. See the “Interest of Management and Others in Certain Transactions” section of this Offering Circular for more information.

Address	36 Lakeshore Dr., Lake Elsinore, CA 92530

Type of Property	Undeveloped waterfront property

APN / Parcel ID	374-201-001

Acreage	1.22 acres.

Development Plans	We intend to develop this property through an affiliate. Our mixed-use development plan consists of 36 residential multi-family units and 3 retail units. This development is intended to be a water-front property consisting of a diverse unit mix of 1 bedroom/1 bathroom apartment units, 2 bedrooms/2.5 bathrooms townhome-style units, retail units, a clubhouse, pool, workspace, and rooftop terrace. Development has not commenced as of the date of this Offering Circular. Anticipated completion of this development is Q1 2026 – although this is a rough estimate, and there is no guarantee this will occur. If we do not develop this property directly, we would likely sell the property to an affiliate or third party, who would then develop the property.

Total Cost of Development (Estimated)	$11,985,000

Investment Amount (As of June 30, 2024)	$412,176 (includes $287,848 in land, building, and building improvements and cost to acquire the property, plus $124,328 in capital improvements). See Note 5 to the unaudited financial statements for the six months ended June 30, 2024 and 2023

Date of Purchase (Month/Year)	October 2022

Debt on property	None

Est. Rental and Other Income	$1,075,500 per year (Assuming development by the company. If the company does not develop the property, it intends to sell the property at prevailing market rates).

Non-Company Managed Joint Venture Real Estate Investments

As of the date of this Offering Circular, we have the following investments in properties that are not managed by our company:

Name of Entity	Property Owned by Entity	Zip Code of Property	# of Units in Property	Date of Investment in Entity	Ownership Acquired of Entity	Investment Cost at Purchase	Asset Class
RS Glenwood Investors, LLC (1)	The Lodges at Glenwood (1)	84604	194	3/2021	0.17%	$10,000	Class B
CC Lakewood Apts, LLC (2)	Lakewood Apartments (2)	77590	88	3/2021	1.46%	$25,000	Class C
RS Raintree Investors, LLC (3)	Raintree Commons (3)	84604	154	5/2021	0.11%	$15,000	Class B
Apple Lane Investors LLC (4)	Apple Lane Apartments (4)	66049	75	7/2021	1.78%	$25,000	Class C
CC 506 South, LLC (5)	506 South Apartments (5)	77598	180	12/2021	0.46%	$25,930	Class C
Apex Fort Worth Partners, LLC (6)	APEX Apartments (6)	76105	152	5/2022	2.0%	$100,000	Class C
Pinpoint RVA Investors, LLC (7)	Pinpoint RVA Portfolio (7)	23219 23220	185	8/2022	0.8%	$200,000	Class B
Sundance Bay Income and Growth Fund, LP (8)	Sundance Income and Growth Portfolio (8)	Various	3,987+	10/2022	0.4%	$100,000	N/A
Sabine Venture Investors LP (9)	Sabine Lofts (9)	77007	198	10/2022	0.08%	$50,000	Class B
LB Heights Partnership, LLC (10)	Avenue Grove (10)	77098	270	2/2023	0.8%	$200,000	Class A
RBG Hickory Fund XIX LLC (11)	Hickory Point (11)	23602	175	2/2023	3.12%	$200,000	Class B
CalTier Retreat, LLC (12)	The Retreat (12)	92130	136	3/2024	16.53%	$100,000	Class B

(1)	In March, 2021, we purchased an ownership interest in RS Glenwood Investors, LLC, a Utah limited liability company (“Glenwood”). Glenwood is a special purpose entity that owns a 1156-bed, 194 unit student housing complex located in Provo, Utah within walking distance from Brigham Young University. The property was built in 1978 and historically, the property has been 98-100% occupied. This project is a low-leverage deal at 60% Loan-To-Value (LTV) with a value-add potential. Management has determined the fair value of this investment to be $16,203 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $17,874 for the six months ended June 30, 2024 and 2023, respectively.

(2)	In March, 2021, we purchased an ownership interest in CC Lakewood Apts, LLC, the special purpose entity (“Lakewood”) that owns Lakewood Apartments, an 88-unit multi-family property located in Texas City, Texas within the Houston MSA just a short drive to downtown Houston and 30 minutes from William P. Hobby International Airport. The property is well-located near major employment centers such as NASA, Landry’s headquarters, Valero, Moody’s National Bank, and University of Texas Medical Branch. Management has determined the fair value of this investment to be $32,844 and as of June 30, 2024 and December 31, 2023. The unrealized gain/(loss) on the fair value of the investment amounted to $0 and $15,463 for the six months ended June 30, 2024 and 2023, respectively.

(3)	In May 2021, the company purchased an ownership interest in RS Raintree Investors, LLC, a Utah limited liability company (“Raintree”). Raintree is a special purpose entity that owns Raintree Commons, a 924-bed, 154 unit student housing complex located in Provo, Utah serving the students at Brigham Young University. Raintree was built in 1971 and has consistently been over 98% occupied. Management has determined the fair value of this investment to be $21,301 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 and $9,246 for the six months ended June 30, 2024 and 2023, respectively.

(4)	In July, 2021, we purchased an ownership interest in Apple Lane Investors, LLC, a special purpose entity (“Apple Lane”) that owns the Apple Lane Apartments, a 75-unit student housing property located in Lawrence, Kansas, home of the University of Kansas. Apple Lane was built in 1984 and has historically been near 100% occupied. The property is within walking distance of campus. Management has determined the fair value of this investment to be $32,222 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $8,870 for the six months ended June 30, 2024 and 2023, respectively.

(5)	In December, 2021, we purchased an ownership interest in CC 506 South, LLC, a special purpose entity (“506 South”) that owns the 506 South Apartments, a 180-unit multi-family property built in 1969. 506 South is located in Webster, Texas, a suburb of Houston, Texas. 506 South is within walking distance to brand new schools and was acquired with an average of $231 below market rent delta. Management has determined the fair value of this investment to be $28,544 as of June 30, 2024 and December 31, 2023. The unrealized gain/(loss) on the fair value of the investment amounted to $0 and $(14,436) for the six months ended June 30, 2024 and 2023, respectively.

(6)	In May, 2022, we acquired an ownership interest in Apex Fort Worth Partners, LLC, a Nevada limited liability company (“Apex”). Apex is a special purpose entity that owns a 152 unit property located in Fort Worth, Texas valued at $13,700,000. This property is an apartment complex built in 1968 and contains sixteen 1-bedroom units, ninety-six 2-bedroom units, and forty 3-bedroom units. The total square footage is 134,800. The property is currently revenue producing, and the company is entitled to a proportionate share of revenues produced by the property based on its ownership interest. Apex is managed by Apex FW Manager, LLC, which consists of Bakerson, LLC and Camino Verde Group, LLC. Management has determined the fair value of this investment to be $317,455 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 and $(47,134) for the six months ended June 30, 2024 and 2023, respectively.

(7)	In August 2022, the company purchased an ownership interest in Pinpoint RVA Investors, LLC, a Virginia limited liability company (“Pinpoint”). Pinpoint is a special purpose entity that acquired a portfolio of properties located in Richmond, Virginia, totaling 185 units valued at $38,750,000. The portfolio consists of Marshall Park Townhomes, a 41-unit residential property with 2 apartments and 39 townhomes. Grace & Monroe Apartments is a 57-unit multi-family apartment complex. District Square Apartments is a 58-unit multi-family apartment complex. Broadway Apartments is a 29-unit mixed-use property with 27 residential apartments and 2 commercial units. The properties are currently revenue producing, and the company is entitled to a proportionate share of revenues produced by the properties based on its ownership interest in Pinpoint. Management has determined the fair value of this investment to be $317,027 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $14,409 for the six months ended June 30, 2024 and 2023, respectively.

(8)	In September 2022, we closed on a purchase agreement with Sundance Bay Income and Growth OP, LP (“Sundance”), a multi-family income and growth fund consisting of a portfolio of core-plus and value-add multi-family assets, pursuant to which we invested $100,000 into Sundance in exchange for an approximately 0.4% ownership interest in Sundance at the time of our investment. As of March 31, 2024, Sundance had invested into 22 multi-family assets consisting of 3,987 units and a total gross asset value of $656,925,000. The 22 multi-family assets are located in the following states: Georgia, Utah, Arizona, South Carolina, and Texas. The properties owned by Sundance are currently revenue producing, and the company will be entitled to a proportionate share of revenues produced by the properties based on its ownership interest in Sundance. Management has determined the fair value of this investment to be $73,730 as of June 30, 2024 and December 31, 2023. Unrealized gain of the investment amounted to $0 and $8,000 for the six months ended June 30, 2024 and 2023, respectively.

(9)	In October 2022, we closed an agreement with Sabine Venture Investors, LP, a limited partnership (“Sabine”) pursuant to which we purchased $50,000 worth of units in Sabine, for an approximately 4.8% ownership interest in Sabine. Sabine is a special purpose entity that is acquiring “Sabine Lofts” - a 198-unit boutique, loft-style mid-rise multifamily community with value-add opportunity located along the Buffalo Bayou, minutes from downtown Houston, Texas. The property is currently revenue producing, and the company will be entitled to a proportionate share of revenues produced by the property based on its ownership interest. As of the date of this Offering Circular, the company has not received revenues from its investment in Sabine. The company expects its first revenues from this investment will be earned in Q4 of 2024. Management has determined the fair value of this investment to be $52,116 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 and $0 for the six months ended June 30, 2024 and 2023, respectively.

(10)	In February 2023, we closed an agreement with LB Heights Partnership, LLC, a limited liability company (“LB”) pursuant to which we purchased $200,000 worth of units in LB for a 40% membership interest in LB. LB is a special purpose entity that is the general partner of 3815 Eastside, LP, a limited partnership that has acquired approximately 0.75% of “Avenue Grove” - a 270-unit concrete apartment complex and sole residential community at the doorstep of Levy Park, a vibrant urban greenspace located in Houston, Texas. Through our 40% membership interest in LB, we own approximately 0.3% of Avenue Grove. The property is walkable to Houston’s most prestigious neighborhoods, popular employment centers, and top-tier retail and entertainment centers. The property is currently revenue producing, and the company is entitled to a proportionate share of revenues produced by the property based on its ownership interest. Management has determined the fair value of this investment to be $245,527 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 for the six months ended June 30, 2024 and 2023.

(11)	In February 2023, we acquired an ownership interest in RBG Hickory Fund XIX LLC, a limited liability company, which owns Hickory Point, a 175-unit apartment complex located in Newport News, Virginia. Our ownership percentage is 3.125% in RBG Hickory Fund XIX LLC. The property is currently revenue producing, and the company is entitled to a proportionate share of revenues produced by the property based on its ownership interest. Management has determined the fair value of this investment to be $234,400 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 for the six months ended June 30, 2024 and 2023.

(12)	In March 2024, the Partnership acquired an ownership interest in CalTier Retreat, LLC, a limited liability company, which owns a preferred membership interest in DMF Retreat Holdings, LLC, a limited liability company which owns the Retreat, a 136-unit apartment complex located in Spring, Texas, a desirable and one of the fastest-growing submarkets of Houston, Texas. The property offers excellent access to many major employment hubs and sits across the street from HEB, Starbucks and is within walking distance of the top-rated high school in Klein ISD. The company’s ownership percentage is 16.53% in CalTier Retreat, LLC and the company is entitled to a proportionate share of revenues produced by the property. Management has determined the fair value of the Partnership’s investment to be $100,000 as of June 30, 2024. Unrealized gain (loss) of the investment amounted to $0 for the six months ended June 30, 2024.

Investment strategy

Real estate properties are marketed as three different types of classes – Class A, Class B and Class C. These classes provide a shorthand way to describe attributes of properties. These are not exact classifications but generally real estate assets within a class have similar characteristics.

The highest quality buildings are Class A; some characteristics include that they tend to be:

●	built within the past 15 years;

●	low vacancy rates, high income tenants and high rents;

●	desirable location and professionally managed; and

●	no significant maintenance issues.

Class B is the next highest asset class, some characteristics include that they tend to be:

●	older than Class A buildings;

●	often higher vacancy rates and less affluent tenants;

●	less desirable location than Class A buildings and they can be professionally managed; and

●	there may be some maintenance issues.

This class is sometimes described as “value add” because with some renovations and improvements assets in this class can be elevated to a higher class.

The last asset class is Class C, some characteristics include that they tend to be:

●	older than 20 years;

●	less desirable locations and at times, poorly managed; and

●	they have some maintenance issues.

Class C buildings may need significant investment in order for them to become reliably income producing.

Our focus will primarily be multi-family units that fall into the Class B and Class C categories. We have and will continue to invest all of the proceeds of this offering to acquire, manage, operate, leverage, and opportunistically sell multi-family rental properties and development projects through purchasing equity interests in those properties. In addition, we intend to leverage our interest in those properties through engaging in activities, through debt (including senior mortgage loans, subordinated mortgage loans (also referred to as B Notes), mezzanine loans, and participations in such loans), as well as commercial real estate debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties. Even though our focus currently is multi-family rental properties that are Class B and Class C assets, our General Partner will evaluate our strategy at least once every six months. Our General Partner may determine for a variety of reasons (including the lack of available assets) to refocus our policy and we may look toward acquiring other types of real property, if there are good opportunities that fit our investment criteria.

We seek to create and maintain a portfolio of multi-family rental properties and other project investments that generate a low volatility income stream of attractive and consistent cash flow. We intend to achieve this primarily through investment in multi-family value add properties. ‘Value add’ in this case is defined as properties that may exhibit management or operational problems, require physical improvement and/or suffer from capital constraints. By addressing these issues, we seek to increase value and cash flow of our properties over time.

Our underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our General Partner, involves comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment for multi-family rental properties and development projects (including any existing or future government-sponsored programs) provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our limited partners.

Investment objectives

Our primary investment objectives are:

●	to realize growth in the value of our investments within approximately five to seven years of the termination of this offering;

●	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term;

●	to opportunistically sell our investments, to provide cash for distributions to investors and/or reinvest proceeds from such sales into other properties;

●	to pay attractive and consistent cash distributions;

●	to enable investors to realize a return on their investment by beginning the process of liquidating the company and distributing cash to investors within approximately three years to five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

●	to preserve, protect and return your capital contribution.

We also seek to realize growth in the value of our investments by timing their sale to maximize value. However, there is no assurance that our investment objectives will be met.

Investment Strategy

Successful investment process takes careful planning and constant improvement in practices at every point along the path from creating the initial relationship through completing the acquisition. For greater clarity, the path is divided into several steps, some of which are highlighted below. While the investment process is important, it is just the first portion in the complete execution of the asset’s life-cycle, and must be considered in light of the asset management and disposition strategies.

Our Investment Process

Source Relationships

Consistent exposure to quality opportunities must begin with creating relationships with those that might have information concerning properties that are available for purchase.

Brokers

Real estate brokers will provide the widest net in that they are in the business of speaking with owners that may become sellers.

Property Owners

Establishing direct relationships with property owners will increase the likelihood of access to opportunities before they hit the market.

Identify Opportunities

Most submissions will go through an initial evaluation to gather market trends and data and to find a property that will fit our model.

Initial Evaluation

The starting process for considering an asset is done in the office, and involves a high level financial analysis of price, property rents, vacancy, market rents, potential physical improvements, current lending parameters and MSA dynamics.

Site Visit

When appropriate, a site visit will be conducted.

Advanced Evaluation

After property data is obtained a final re-evaluation of the asset’s potential is conducted. Assumptions made in the initial study are confirmed or adjusted as appropriate.

Investment Committee

The final deciding group is the Investment Committee. It is also the role of the Investment Committee to determine the appropriate time for acquisition and disposing of an asset.

Due Diligence

Due Diligence stage is the final evaluation, both confirming the information gathered regarding the asset including but not limited to estoppels and property financial records received once escrow is opened, and in completing in-depth review of physical characteristics, including structural reports, Phase I hazardous substance reports, mold evaluations if concerns exist, etc.

Close Escrow

The transaction is completed only after all due diligence is done and the returns are consistent with the terms approved.

Partnership Selection (for Fractional Real Estate Investments)

We place significant value on our partnerships. Because of this, we conduct extensive due diligence on each partner with which we may make an investment. Typically, we look for the following when conducting this due diligence:

1.	Years of experience in the management team.

2.	Successful deals completed.

3.	Complimentary focus of their portfolio with ours.

4.	Valuation, cash flow and financial stability.

5.	Values, mission and aligned goals.

Each partnership is different and we evaluate each one on a case by case basis and then determine if we wish to partner with them at the discretion of the General Partner

Market Outlook — Multi-Family Real Estate Market

Based on our understanding of the multi-family real estate market, we believe that existing apartments will continue to do quite well in terms of occupancy (i.e., 95%+ occupancy rate), but it may not be possible to push up rents as vigorously as in years past.  Demand for multi-family rental units has been quite robust over the past year due to pent-up demand, rising interest rates, and lack of supply. A Freddie Mac report released in 2021 showed a 3.8 million unit shortage that may take over a decade to correct. Areas such as Los Angeles, which is estimated to be over 390,000 units short; Salt Lake City, which is estimated to be over 27,000 units short; and San Antonio, which is estimated to be over 54,000 units short, demonstrates there is a need for rental units. We anticipate this trend to continue over the next 5-10 years, which will help in keeping occupancy and rent up even if prices drop.

Within real estate, performance has diverged significantly between sectors, and we are encouraged by our focus on residential and multifamily class B and C assets where we anticipate continued demand growth. While the impacts of the market, the war in Ukraine, and inflation are currently unpredictable; it is possible that there will be a negative impact on both the U.S. and world economy. In such a scenario, while uncertain, we expect that our current strategies, centered around real estate with intrinsic value (residential logistics) and inherent limited supply, are likely to perform as well or better than most other strategies.

We see data that supports growth in multi-family demand, especially for baby boomers looking to exit their home ownership. Also, interest rates and high house values continue to keep first time buyers back from being able to purchase a home. We believe this in turn, creates demand for multi-family rental units.

In summary, we believe that as an asset class, multi-family assets in core-plus areas in the United States will continue to benefit from appealing risk-adjusted returns. Our understanding is that even through the volatility of the markets, the fundamental demand for housing coupled with population growth, make apartments a relatively safe option for investment capital.

Competition

Our ability to produce revenues will rely on several factors including and not limited to sourcing and acquiring properties and the real estate market.

We will compete with other organizations that invest in multi-family real estate assets, including real estate acquisition funds, REITs (e.g., Fundrise), individuals, corporations, insurance companies, pension funds, partnerships and private funds, for both the properties to development as well as for buyers and tenants once the properties have been developed. Some of these entities have more resources than ours.

Legal Proceedings

The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

INVESTMENT POLICIES

The company will focus on investing in Class B and Class C multi-family properties in the United States. CalTier Inc., will act as the General Partner of the company. Though the company may receive capital gains from these properties, the goal of the company will be to purchase properties for rental income.

The company will focus on investing in multi-family projects utilizing both equity and debt. Specifically, the company will focus on investing in B class and C class properties. The company will typically invest in properties with a purchase price in the $6 million to $30 million range. The General Partner will revisit this strategy at least every six months.

The company may acquire an interest in multi-family real estate in a variety of ways, including but not limited to:

●	purchasing fee simple title to a property;

●	purchasing a note (performing or non-performing) secured by a property through negotiated lender sales and/or auctions;

●	providing straight debt or convertible debt to an owner of a property; or

●	purchasing a partnership or membership interest (including minority interests) in a special purpose entity that owns a property.

To the extent that the company acquires minority interests in special purpose entities it will need to structure those acquisitions in such a way as to not trigger the definition of an “investment company” under the Investment Company Act of 1940.

It is contemplated that the company may use leverage (secured debt or short-term lines of credit) to acquire properties. The company will seek to keep the company’s overall portfolio leverage ratio to 65% or less (75% or less, if mezzanine debt is obtained). The foregoing targets exclude short term lines of credit.

The primary focus for the company is multi-family income properties. However, the company may also make investments in ground up developments, secondary markets, other real estate and non-real estate backed securities and the like. The company will not invest in mobile home parks, hospitals or agricultural properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

We are a Delaware limited partnership formed to acquire and manage a portfolio of multi-family properties and other real estate-related investments which may be wholly or fractionally owned. In addition, we may acquire debt or preferred equity securities that meet our investment objectives.

We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of constructing a portfolio of real estate assets that provides stable, attractive returns to our investors. We may make our investments through direct ownership in real estate assets or in partnership with companies with investment objectives similar to ours.

CalTier Inc. is the General Partner of the company. CalTier Inc. is responsible for managing our day-to-day operations and our portfolio of real estate and other real estate-related assets. CalTier Inc. also has the authority to make all of the decisions regarding our investments (subject to the limitations in our Limited Partnership Agreement) and the direction and their oversight. CalTier Inc. and/or other affiliates of our General Partner will provide marketing, investor relations and other administrative services on our behalf.

Since 2021, we have been making investments in real estate. As of the date of this Offering Circular, we have acquired ownership interests in real estate properties that our company manages, as well as in properties that our company does not manage. See “Liquidity and Capital Resources – Our Investments” further below for additional information on investments owned during the periods covered by this Offering Circular.

Restatement

In February 2025, the Partnership determined that it did not meet the characteristics of an investment company under ASC 946, Financial Services-Investment Companies due to the Company’s participation in operating activities such as developing and managing properties commencing in 2022.

As such, the Partnership restated its previously reported consolidated financial statements for the years ended December 31, 2023 and 2022, and its previously reported unaudited consolidated financial statements as of June 30, 2024 and 2023, and all related disclosures due to this determination. For a description of the reasons for the restatements, as well comparisons of the previously reported consolidated financial statements and the restated consolidated financial statements, please see Note 3 to the audited consolidated financial statements for the years ended December 31, 2023 and 2022, as well as Note 3 to the unaudited consolidated financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this Offering Circular.

Results of Operations

For the Six Months Ended June 30, 2024 and 2023

Revenue. For the six-month period ended June 30, 2024 (“Interim 2024”), our investments produced revenues of $64,451 (comprised of revenues from property rentals) compared to $11,829 in revenues for the six months ended June 30, 2023 (“Interim 2023”). The increase in revenue for Interim 2024 was primarily the result of increased rental income from its properties.

Expenses. Our expenses are comprised of professional fees and other (marketing expenses related to capital raising in our Regulation A offering, as well as other offering expenses, property taxes, legal, audit, and accounting expenses); management fee (which are fees paid to our General Partner) and depreciation and amortization (related to investment in rental real estate properties). We had total expenses of $570,932 for the six months ended June 30, 2024, a $230,136 (or approximately 29%) decrease compared to $801,069 for the six months ended June 30, 2023.

The main drivers of this decrease in expenses are as follows:

●	A $254,608 (or 34%) decrease in professional and other fees due to decreased expenditures on marketing related to our Regulation A offering that initially commenced on February 17, 2023, as well as decreased expenditures on professional fees for services related to that offering.

●	A $3,299 (or 7%) decrease in management fees of the company during six months ended June 30, 2024 compared to the same period of 2023.

The decrease in operating expenses was offset by a $27,770 increase in depreciation and amortization expenses during the six months ended June 30, 2024, which were not present in the prior period.

Other Income (Expense). Other income (expenses) is comprised of interest expenses, interest income and realized gains (or loss) on investments. Interest expense increased by $88,102 (or 526%) during the six months ended June 30, 2024 compared to the prior period, primarily as a result of increased indebtedness during this period compared to the prior period. During the six months ended June 30, 2023, interest fees primarily related to interest on convertible notes issued up to June 30, 2023. During the six months ended June 30, 2024, interest fees were primarily related to outstanding convertible notes and the loan from Yieldi (both of which are described more fully under “Liquidity and Capital Resources – Indebtedness” further below). The company’s net realized gains on investments decreased by $6,961 for the six months ended June 30, 2024 to $17,338 from $24,299 for the six months ended June 30, 2023.

Net Loss. Accordingly, we had a net loss of $593,937 for Interim 2024, a 24% improvement in net loss compared to a net loss of $781,607 for Interim 2023.

For the Years Ended December 31, 2023 and 2022

Revenue

For the year ended December 31, 2023, our revenue was $71,663, a 15% decrease compared to $84,741 for the year ended December 31, 2022. Revenue for the year ended December 31, 2023 and 2022 was comprised primarily of rental income produced by our existing portfolio of directly owned and fractionally-owned properties. In particular, the company received $12,217 and $75,013 in rental income from the Legend Condominium for the years ended December 31, 2023 and 2022, respectively, which the company sold in May 2023. The company acquired the 154 N. Topeka property in 2023, which began to generate some revenues in late 2023 and offset some of the lost income from sale of the Legend Condominium.

Expenses

Our expenses are comprised of professional fees and other (marketing expenses related to capital raising in our Prior Regulation A offering, as well as other offering expenses, property taxes, legal, audit, and accounting expenses) management fee (which are fees paid to our General Partner) and depreciation and amortization (related to investment in rental real estate properties). We had total expenses of $1,481,794 for the year ended December 31, 2023, a 13% decrease compared to $1,709,161 for the year ended December 31, 2022.

The main driver of this decrease in expenses was a $316,807 (or 19%) decrease in professional and other fees due to improved efficiencies, decreased marketing costs, and decreased professional fees, which was offset by a $62,080 (or 98%) increase in management fees primarily resulting from an increase in investment assets of the company in 2023 compared to 2022, which led to greater asset management fees and asset acquisition fees, as well as $27,360 in depreciation and amortization (related to investment in rental real estate properties) which was not incurred in the prior period.

Other Income (Expense)

Other income (expense) is comprised of interest expense, interest income, net realized gains (or losses) on investments, and net change in unrealized appreciation (or depreciation) on investments.

The company had a $99,794 (or 192%) increase in interest expense for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily as a result of increased indebtedness of the Company in 2023. In 2022, interest fees primarily related to payments on the loan for the Legend Condo, which was sold in May 2023 (and a portion of the proceeds from the sale were used to repay the loan). In 2023, interest fees were primarily related to our acquisition of 154 N. Topeka and the corresponding loan with Yieldi (which has been repaid as of the date of this Offering Circular).

The company’s net gain on investments increased by $144,849 (or 122%) for the fiscal year ended December 31, 2023 to $263,890 from $119,041 for the fiscal year ended December 31, 2022. The primary driver for this increase was the overall appreciation in value of our investment properties, which was driven in part by an increase in our total investment assets. This increase was partially offset by the $59,817 in net realized loss on investments for the fiscal year ended December 31, 2023 which was incurred in connection with the sale of the Legend Condo. The investment was sold in the second quarter of 2023 for proceeds of $784,884, net of closing costs of $84,116, realizing a loss of $59,817.

As a result of the foregoing factors, we incurred a net loss of $1,297,951 for the year ended December 31, 2023, a 17% improvement in net loss compared to a net loss of $1,557,246 for the year ended December 31, 2022.

Liquidity and Capital Resources

As of June 30, 2024, we had $297,906 in cash on hand, as well as $51,000 in receivables from escrow, representing investments from our Current Regulation A offering. In addition, our investment holdings included rental real estate properties, net of $1,611,087 (cost less depreciation), real estate held for improvement valued at $412,176 (at cost), and equity securities totaling $1,496,369 (at fair value). as of June 30, 2024. See “Our Investments” below and our financial statements for further details.

Subsequent to June 30, 2024, we purchased, through a majority-owned subsidiary, the Seacoast Sands property in Imperial Beach, CA for a purchase price of $3,015,000, $904,500 of which was paid in cash, and the remainder through a secured note loan (the “Imperial Beach Loan”).

On or about November 18, 2019, we commenced an offering pursuant to Tier 2 of Regulation A seeking to raise up to $50 million from the sale of “units” representing limited liability company interests in our company (the “Prior Reg A Offering”). We terminated the offering in February 2023. In the Prior Reg A Offering, we sold approximately 865,488 units for a total of $4,327,442 in gross proceeds.

On February 17, 2023, we commenced a new offering pursuant to Tier 2 of Regulation A seeking to raise up to $72 million from the sale of “units” representing limited liability company interests in our company (the “Current Reg A Offering”). As of the date of this Offering Circular, we have sold approximately 89,466 units for a total of $447,333 in the Current Reg A Offering. The company will accept investments when the SEC has re-qualified the offering statement.

We are reliant upon the net proceeds from the Current Reg A Offering, to continue to make investments in real estate. In addition to those proceeds, we have and intend to obtain the required capital to make investments in real estate through a variety of resources, including using leverage (secured debt or short-term lines of credit) to acquire properties. We intend to keep the company’s overall portfolio leverage ratio at 65% or less. The foregoing targets exclude short-term lines of credit, specifically, the company may obtain lines of credit to provide working capital and to fund acquisitions. No debt is or will be recourse to the limited partners.

Our Investments

As of June 30, 2024, we had the following investments in properties that are managed by our company:

Company-Managed Real Estate Investments

Asset Name	Zip Code	# of Units	Date of Investment	Approximate Value of Investments (as of June 30, 2024) (1)
Reflections at Lakeshore(2)	92530	1.22 acres	10/18/2022	$412,176
154 N. Topeka(3)	67202	17	6/29/2023	$1,611,087

(1)	Investments are carried at costs. Costs to acquire investments are capitalized as a component of investment cost. Investment costs also include certain construction-in-progress, which relates to the cost of property and equipment not yet placed into service.

(2)	As of the date of this Offering Circular, the company has an ownership interest of 42.5% in Reflections at Lakeshore LLC. Includes $287,848 in land, building, and building improvements and cost to acquire the property, plus $124,328 in capital improvements). See Note 5 to the unaudited financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this Offering Circular for more information.

(3)	Includes $1,666,217 in land, building, and building improvements and cost to acquire the property, minus $55,130 in accumulated depreciation. See Note 5 to the unaudited financial statements for the six months ended June 30, 2024 and 2023 included elsewhere in this Offering Circular for more information. As of June 30, 2024, our company, through a wholly-owned subsidiary, owned 100% of the 154. N. Topeka property. Subsequent to June 30, 2024, our company sold 154 N. Topeka on August 16, 2024 for $2,050,000 and used a portion of the proceeds to repay the Yieldi loan.

Subsequent Acquisition – Seacoast Sands

In October 2024, the company acquired, through a majority-owned subsidiary (CalTier IB LLC) formed to purchase the property, the “Seacoast Sands” property, a 5,227 square foot property which consists of four multi-family units with direct access to the beach in Imperial Beach, California, a local San Diego community. The units have been recently renovated and are 100% occupied. The total purchase price for the property was $3,015,000. The closing of this property occurred in October 2024. The property has a 5th unit that the company is working to get permitted and there is potential to add more units at a future date.

Our company owns 95.8% of CalTier IB LLC as of the date of this Offering Circular, and is also the manager of this entity.

Non-Company Managed Joint Venture Real Estate Investments:

As of June 30, 2024, we had the following investments in properties that are not managed by our company:

Asset Name	Zip Code	# of Units	Date of Investment	Approximate Investment Cost at Purchase
The Lodges at Glenwood	84604	194	3/17/2021	$10,000
Lakewood Apartments	77590	88	3/25/2021	$25,000
Raintree Commons	84604	154	5/26/2021	$15,000
Apple Lane Apartments	66049	75	7/1/2021	$25,000
506 South Apartments	77598	180	12/31/2021	$25,930
APEX Apartments	76105	152	5/5/2022	$100,000
Pinpoint RVA Portfolio	23219 23220	185	6/27/2022	$200,000
Sabine Lofts	77007	198	9/26/2022	$50,000
Sundance Income and Growth OP	Various	3,987	10/14/2022	$100,000
Avenue Grove	77098	270	2/3/2023	$200,000
Hickory Point	23602	175	2/15/2023	$200,000
CalTier Retreat, LLC	92130	136	03/10/2024	$100,000

Unit Price

Our General Partner set our initial offering price at $5.00 per unit. The per unit purchase price in this offering will be adjusted every fiscal quarter and, as of July 1, October 1, January 1, and April 1, of each year (or as soon as commercially reasonable and announced by us thereafter), will be equal to the greater of (i) $5.00 per unit or (ii) our net asset value (“NAV”) divided by the number of units outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any share purchases or redemptions to be effected on such day.

As of September 30, 2024 (the most recent date we have calculated our NAV) and for each fiscal quarter prior, our per unit purchase price was $5.00, which shall be effective until we calculate our NAV as of December 31, 2024 (or as soon as commercially reasonable thereafter), unless updated by us prior to that time.

Distributions

For the years ended December 31, 2023 and 2022, the company made distributions to its unitholders of $327,917 and $130,291, respectively. For the six months ended June 30, 2024, we paid $227,787 in distributions to our investors. As our company’s assets grow, we intend to continue making distributions to our investors.

In addition to funds being allocated to expenses and making distributions to investors, certain funds, including during our offering stage will be distributed to our General Partner to offset certain organization and offering related fees.

Redemptions

For the years ended December 31, 2023 and 2022, the company made redemptions of investors’ units in the total amount of $674,706 and $209,202, respectively. For the six months ended June 30, 2024, the company made redemptions of investors’ units in the total amount of $220,295.

The company has temporarily paused accepting new redemption requests.

Indebtedness

Loans

The company entered into a Borrower Agreement with Forbix Capital Corp. (“Forbix”) on November 16, 2021. Under the terms of the agreement, the company received a $530,000 loan from Forbix, $17,895 of which was used to pay an origination fee to Forbix. The term of the loan was until May 15, 2021, at which point the loan was due for repayment. The company was required to pay 8.95% per annum in interest. As of June 30, 2022, the company owed $530,000 under the Forbix Agreement, and had not repaid the loan by its maturity date. On August 8, 2022, the company entered into a refinancing related to this loan with Velocity Mortgage Capital, LLC. As a result of this refinancing, the company entered into a Loan Agreement with Velocity Mortgage Capital, pursuant to which the company issued Velocity Mortgage Capital a promissory note in the total principal amount of $600,000, which accrues interest at 9.86% per annum. The $600,000 loan amount includes the payoff of the amount due under the loan due to Forbix, origination fees payable to Velocity Mortgage Capital in connection with the loan, property improvement and management, taxes, insurance, and other related costs. Monthly payments to Velocity Mortgage Capital of principal and interest on the loan commence on October 1, 2022, with full repayment due by September 1, 2052. On May 24, 2023, the company sold the Legend Condo and a portion of the proceeds of the sale were used to pay off the loan described above in full.

The company, through a wholly owned subsidiary formed to acquire the 154. N. Topeka property, entered into a Loan Agreement, Promissory Note, Mortgage and various agreements, including an environmental indemnity agreement, with Yieldi, LLC (“Yieldi”) on June 29, 2023. Under the terms of the agreement, the company received a $905,000 loan from Yieldi, $855,000 was paid in the initial payment and $50,000 was held back pursuant to a repair holdback and security agreement. The loan has an interest rate of 13.5% and accrued interest only is due on each monthly payment due date beginning on August 1, 2023, the principal of the loan is due upon maturity. Upon the occurrence of default, the interest rate will increase to 45.00% to annum. The company may extend the loan for an additional 12 months (July 1, 2025), for a fee of 3% of the outstanding principal. As of As of June 30, 2024 and December 31, 2023, the entire principal balance of the loan of $905,000 was outstanding.

Matthew Belcher and Parker Smith personally guaranteed the Yieldi loan, and each received $8,000 pursuant to the transaction which was recorded to interest expense.

On August 16, 2024, the 154. N. Topeka property was sold for $2,050,000. The company used a portion of the proceeds from the sale to repay the Yieldi loan ($955,055 in total), which is no longer outstanding as of the date of this Offering Circular.

Additionally, subsequent to June 30, 2024, the company, through a majority-owned subsidiary formed to acquire the Seacoast Sands property in Imperial Beach, California, a local San Diego community, received a loan from Woody, LLC in the form of a secured note dated October 18, 2024 (the “Imperial Beach Loan”) to help fund the $3,015,000 purchase price of the property. The Imperial Beach Loan has a total principal balance of $2,110,500, accrues interest at 12% per year on a 30/360 basis, and has a maturity date of November 1, 2025. Monthly payments are required under the Imperial Beach Loan until all principal and interest under the Imperial Beach Loan is repaid. The Imperial Beach Loan is filed as Exhibit 6.5 to the offering statement of which this Offering Circular forms a part.

Convertible Notes

Between April and December 2023, the company entered into a number of convertible promissory notes with a number of investors to raise funds for constructions on the Lakeshore property located in Lake Elsinore that our company previously acquired. The convertible notes are not convertible into units of our company, but prior to their Maturity Date (defined below) may convert into equity interests in Reflections At Lakeshore LLC, a single purpose entity that was formed by our company for the purpose of developing the property. The convertible notes bear interest equal to 8% of the principal sum of the note (roughly 16% per annum). Principal and interest and all interest accrued on the notes are due and payable in full 180 days from the latter of the execution of the note or the lender’s payment of the principal to the borrower (the “Maturity Date”), but may be repaid earlier. After the Maturity Date, all sums owed under the notes will bear 16% non-compounding interest per year.

The outstanding convertible notes of the company as of June 30, 2024 (totaling $525,000 in total outstanding principal) were:

●	April 5, 2023 convertible promissory note agreement for $40,000

●	June 27, 2023 a convertible promissory note agreement for $7,000

●	July 12, 2023 convertible promissory note agreement for $25,000

●	July 17, 2023 convertible promissory note agreement for $250,000

●	August 15, 2023 convertible promissory note agreement for $7,000

●	September 26, 2023 convertible promissory note agreement for $25,000

●	October 31, 2023 convertible promissory note agreement for $60,000

●	December 10, 2023 convertible promissory note agreement for $50,000

As of the date of this Offering Circular, all of the above promissory notes have either been repaid or converted into equity. Specifically, $475,000 in principal, plus $95,000 in accrued interest of the above 2023 convertible promissory notes have converted into equity interest in Reflections at Lakeshore, LLC, the single purpose entity formed for the development of the property. Collectively, these noteholders currently own 52.5% of Reflections at Lakeshore, LLC. Additionally, one noteholder of $50,000 decided not to convert its interest into Reflections at Lakeshore, LLC. The company agreed to satisfy the promissory note and return the investor its $50,000 plus $4,000 interest totaling $54,000.

Trends

We continue to identify and pursue potential assets, primarily multi-family value-add, as we believe this asset class to have high demand regardless of overall market and demand fluctuations. In the United States, there is currently a nationwide shortfall of new multi-family homes, and current housing development efforts in the U.S. are not projected to meet the demand for housing going forward. With rising interest rates and the unaffordability of single-family home prices, we believe there is a need for clean and affordable multi-family housing that we intend to capitalize upon.

The company continues to invest and expand our portfolio of real estate investments. See “Liquidity and Capital Resources – Our Investments” above for more information on investments we have made to date.

MANAGEMENT

Our General Partner

We operate under the direction of our General Partner, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our asset acquisition strategy. The General Partner and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

Our General Partner will select commercial real estate acquisition opportunities, and inform investors about those opportunities through amendments or supplements to this Offering Circular. Following the receipt of sufficient investment capital to acquire whole or fractional interests in properties outright or through the use of debt financing, our General Partner will complete the acquisition transaction, whereby title to the property or the financial instrument, as applicable, will be held by the company or a wholly special purpose vehicle created to hold that specific property or instrument. Our General Partner and its affiliates will then be engaged for the day-to-day management of the acquired property. Responsibilities of our General Partner include property management, asset management, accounting, leasing and construction management. The General Partner may hire unaffiliated third parties to perform some of its responsibilities.

Our General Partner performs its duties and responsibilities pursuant to our Limited Partnership Agreement. Furthermore, we have agreed to limit the liability of our General Partner and to indemnify our General Partner against certain liabilities.

Executive Officers and Significant Employees of our General Partner

The company is managed by our General Partner. As of the date of this Offering Circular, the executive officers and significant of our General Partner and their positions and offices are as follows:

Name	Position	Age
Matthew Belcher	Chief Executive Officer, President, and Director	47
Parker Smith	Chief Financial Officer, Chief Operating Officer, Director	43
Travis Hook	Chief Information Officer, Secretary, and Director	38

Matthew Belcher - Chief Executive Officer, President, and Director

Matthew Belcher is the Chief Executive Officer, President, and a Director of CalTier Inc. From 2016 to the present, he is a co-founder and CEO of the San Diego EB-5 Regional Center, a USCIS approved Regional Center, and was previously a Managing Partner at Woodmont EB-5 Regional Center from 2017 to 2021. Matt Belcher is a seasoned executive and business developer engaged in many aspects of Foreign Direct Investment (FDI), Crowdfunding, Online Investment, Real Estate acquisition, large-scale Real Estate developments, FinTech, and Alternative Investments,

His experience spans 25 years across the UK, Europe, and the U.S. including experience covering deal structuring, M&A and sales/marketing performance while working with some of the largest companies in the world including BP, Shell, The International Olympic Committee, FT.com, Barclays Capital, Deutsche Bank, Virgin and many more globally. From 2010 to 2016, he owned ICWG, a boutique Management Consulting Firm and San Diego Business Plans. Prior to moving to the United States in 2010, he ran a software development company and worked in various software consulting companies.

Travis Hook - Chief Information Officer, Secretary, and Director

Mr. Hook is Chief Information Officer, Secretary, and a Director of CalTier Inc. He received his Bachelors of Science from Baylor University in Waco, TX in 2008 and his Masters of Business Administration from Alliant International University: Marshall Goldsmith School of Management San Diego, CA in 2015, with an emphasis on entrepreneurship and international business and currently pursuing a PhD in Organizational Psychology From 2013 to 2016, Mr. Hook worked as a residential and commercial agent under Coastal Pacific Real Estate Brokerage in La Jolla, CA specializing in 1031 Tax Deferred Exchange and international buyer representation. In 2015, he co-founded MyCityShares, LLC, a management consulting company offering custom research, document creation, consulting and audit solutions to help domestic and international clients take advantage of the U.S. investment visa programs through US Real Estate acquisition and development opportunities. In 2016, Mr. Hook also co-founded the San Diego EB-5 Regional Center, a regional development entity licensed by the United States Citizenship and Immigration Services (USCIS) to promote regional job creation through foreign investment.

Parker Smith - Chief Financial Officer, Chief Operating Officer, Director

Parker Smith is Chief Financial Officer, Chief Operating Officer, and a Director of CalTier Inc. Previously, he was a Co-Founder and Managing Attorney at Sy and Smith, PC, with years of experience in Civil Litigation and Business Transactions. He was at this position since January 2016. Prior to Sy and Smith, Mr. Smith worked at Booz Allen Hamilton Inc., one of the top U.S. defense consulting firms, and managed his own legal practice from 2012 to 2016. Mr. Smith received his Juris Doctor from Thomas Jefferson School of Law. Parker has a Bachelor’s in Business Finance from Brigham Young University, and spent several years working in the banking industry. Mr. Smith is a member of the California and Utah State Bars. He is fluent in Spanish.

Limited Liability and Indemnification of our General Partner and Others

Subject to certain limitations, our limited partnership agreement limits the liability of our General Partner and certain affiliates (including other limited partners), can be held liable to the company and its limited partners. In addition, the company will indemnify General Partner and other parties for liabilities, cost and expenses arising in connection with any action taken or omitted by an Indemnified Party, including attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, except to the extent that any liability from such Indemnified Party’s fraud, bad faith, willful misconduct, gross negligence, or violation of the terms of this Limited Partnership Agreement.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Removal of the General Partner

Our limited partnership agreement provides that our General Partner will serve as our General Partner for an indefinite term, however our General Partner may be removed by us, or may choose to withdraw as General Partner, under certain circumstances. Specifically, the limited partners may remove the General Partner by an affirmative vote of those holding a majority of interests in cases where the General Partner is convicted or found liable for an act of gross negligence or fraud which materially lowers the net asset value of the company.

Further, the General Partner will only serve until its bankruptcy, dissolution or if the General Partner is replaced by a natural person, that General Partner’s term will end by death or adjudication of incompetency.

COMPENSATION OF GENERAL PARTNER AND EXECUTIVE OFFICERS

We do not currently have any employees and we do not currently intend to hire any employees who will be compensated directly by us. All individuals performing work for the company are employees of the General Partner and will receive compensation, including for services performed for us, from our General Partner. As executive officers of our General Partner, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities; service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our General Partner, we do not intend to pay any compensation directly to these individuals.

MANAGEMENT COMPENSATION

Our General Partner and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our General Partner nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our units.

Form and Compensation Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage
Organization and Offering Expenses – General Partner	Our General Partner pays organization and offering expenses on our behalf. We reimburse the General Partner for these costs and future organization and offering costs it may incur on our behalf.

$10,435,000 for a maximum raise of $72,000,000 (1)

As of December 31, 2023, our General Partner had paid a total of $974,295 in organization and offering expenses on our behalf, of which $604,310 was paid by our General Partner during the year ended December 31, 2023.

During the year ended December 31, 2023, the company reimbursed our General Partner a total of $675,663 for offering and organizational expenses paid on our behalf.

As of June 30, 2024, our General Partner had paid a total of $977,677 in organization and offering expenses on our behalf, of which $0 was paid by our General Partner during the six months ended June 30, 2024.

During the six months ended June 30, 2024, the company reimbursed our General Partner a total of $165,000 in for offering and organizational expenses paid on our behalf.

Acquisition and Development Stage
Acquisition Fee – General Partner or Other Party	Compensation for efforts of the General Partner in organizing the company, conducting due diligence on the property, procuring the acquisition loan, and making this investment opportunity available to investors. The fee will range from 1.0% - 2.5% per property.

Actual amounts are dependent upon the total equity and debt capital provided by the company, or their affiliates; we cannot determine these amounts at the present time. The maximum acquisition fee in a year, assuming the maximum amount of this offering is raised and we utilize leverage of 75% (the high end of the company’s disclosed target leverage range), would be $3,168,000.

For the year ended December 31, 2023, we paid the General Partner $37,332 in Acquisition Fees. For the six months ended June 30, 2024, we paid the General Partner $0 in Acquisition Fees.

Operational Stage
Asset Management Fee – General Partner

Asset management fee of three percent (3%) per year (paid in four quarterly installments) of our Net Asset Value at the end of each prior quarter.

(By way of illustration: If NAV is $100,000 as of the end of Q1, the Asset Management Fee on an annual basis is $3,000 - so we would pay an Asset Management Fee of $750 to our General Partner at the end of Q1. If our NAV is then $200,000 at the end of Q2, the Asset Management Fee on an annual basis is now $6,000 – so we would pay our General Partner an Asset Management fee of $1,250 at the end of Q2).

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations. The asset management fee, assuming the maximum amount of this offering is raised and we utilize leverage of 75% (the high end of the company’s disclosed target leverage range), would be $8,640,000 per year.

For the year ended December 31, 2023, we paid the General Partner $79,539 in Asset Management Fees. For the six months ended June 30, 2024, we paid the General Partner $45,184 in Asset Management Fees.

Expense Reimbursement -General Partner	We will reimburse the General Partner for out of pocket expenses paid to third parties in connection with providing services to us, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, Delaware taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with these expenses. This does not include overhead, employee costs, utilities or technology costs of the General Partner or its affiliates.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

As of December 31, 2023, we owed our General Partner $325,973 in expense reimbursements, all of which remained payable to the Manager as of December 31, 2023.

The company paid approximately $675,664 in total reimbursements for expenses paid on our behalf to the General Partner during the year ended December 31, 2023.

As of June 30, 2024 we owed our General Partner $0 in expense reimbursements.

The company paid approximately $0 in total expense reimbursements for expenses paid on our behalf to the General Partner during the six months ended June 30, 2024.

Construction Management Fee – General Partner or Other Party	Compensation to the General Partner or a third party for the management of any construction on a property. This fee will be 5-7.5% of the construction and/or renovation budget.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the number of investment opportunities considered by the company. The maximum Construction Management fee in a year, assuming the maximum amount of this offering is raised and we utilize a 15% of the purchase price (the high end of the company’s estimated construction budget range for target assets), would be $2,250,000.

For the year ended December 31, 2023, we paid the General Partner $0 in Construction Management Fees. For the six months ended June 30, 2024, we paid the General Partner $0 in Construction Management Fees.

Property Management Fee - General Partner or Other Party	Most likely, to be paid to a third-party property manager, who will provide property management services. The property manager may be an affiliate of the General Partners. 2.5- 4% gross collected income from a property.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

For the year ended December 31, 2023, we paid the General Partner $0 in Property Management Fees.

For the six months ended June 30, 2024, we paid the General Partner $0 in Property Management Fees.

Liquidation – Listing Stage
Disposition Fee - General Partner or Other Party	Compensation for the efforts of the General Partner in the disposition of a property. This fee is earned on the sale of a property and it ranges from 0.5%-1.0% on the price of the property.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the number of investment opportunities considered by the company. The maximum acquisition fee in a year, assuming the maximum amount of this offering is raised and we utilize leverage of 75% (the high end of the company’s disclosed target leverage range), would be $1,500,000.

For the year ended December 31, 2023, we paid the General Partner $8,690 in Disposition Fees. For the six months ended June 30, 2024, we paid the General Partner $0 in Disposition Fees.

(1)	We reimburse our General Partner, without interest, for these organization and offering costs incurred both before and after such date. Reimbursement payments are made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 1.0% of the aggregate gross offering proceeds from our Regulation A offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 1.0% limit), calculated on an accumulated basis, until our General Partner has been reimbursed in full.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, there are no holders of our units that beneficially own 10% or more of our units. Additionally, none of our General Partner, its executive officers and/or its directors beneficially own any units of our company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The fees paid to the General Partner as compensation for its services to the company, including the amounts paid to the General Partner during the year ended December 31, 2023 and the six months ended June 30, 2024, are described above under “Management Compensation”.  These fees include the asset management fee, asset acquisition fee and disposition fee described above. To the extent these fees are earned by the General Partner, but unpaid, they accrue as amounts owed to the General Partner.

From time to time, the General Partner incurs expenses on the company’s behalf, including, but not limited to, organizational and offering expenses. Such amounts are reimbursable to the General Partner by the company, and are owed to the General Partner until such time as the General Partner is reimbursed by the company for those amounts. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses which were incurred prior to the inception of the company.

Amounts owed to the General Partner are shown as advances from related parties on the Statements of Financial Condition in the financial statements included with this Offering Statement, and amounted to $116,660 and $325,973 at June 30, 2024 and December 31, 2023, respectively. These advances are unsecured, interest-free, and repayable on demand. Additionally, the total amounts owed to the General Partner as of June 30, 2024 and December 31, 2023 included deferred offering costs of $0. which are included as advances from related parties on our Statements of Financial Condition. Deferred offering costs consist principally of accounting and legal fees incurred in connection with the company’s Regulation A offering. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the Statements of Financial Condition. The deferred offering costs are charged against proceeds from contributions upon the completion of the offering or to expense if the offering is not completed.

Each of Matthew Belcher, Travis Hook, and Parker Smith are officers and directors in our General Partner and collectively are the beneficial owners approximately 54% of the General Partner.

Specific Transactions

In May 2022, the Managers of the company formed two California limited liability companies – Reflections at Lakeshore, LLC (“Reflections”), and Reflections at Lakeshore Management, LLC (“Reflections Management”). Reflections was formed to eventually hold the Lake Elsinore property, and Reflections Management was formed to manage Reflections.

On October 4, 2023, Reflections Management entered into an agreement with San Diego EB-5 Regional Center (“SDEB5RC”) to assist in an EB5 raise to help fund the construction of the development on the Lake Elsinore property. SDEB5RC has common management and ownership as the company – Matthew Belcher, Travis Hook, and Parker Smith are each beneficial owners and managers of SDEB5RC. In consideration for SDEB5RC’s services, Reflections paid a one-time non-refundable fee of $70,000 to SDEB5RC upon execution of the agreement. Additionally, Reflections will pay SDEB5RC a fee of $5,000 per investor procured by SDEB5RC, payable upon the filing of each investor’s I-526 application. A copy of this agreement is filed as exhibit 6.3 to the offering statement of which this Offering Circular forms a part.

In May 2024, pursuant to a Memorandum of Understanding (the “MOU”) between our General Partner, CalTier Inc. and Reflections Management, the Lake Elsinore property (100% of which was owned by our company at the time) was transferred by our company to Reflections, in return for a payment to our company of $290,438, a 5% equity interest in Reflections Management, and a credit of $384,562 worth of equity in Reflections. The company estimates the total consideration for the property to be $675,000, which was the appraisal value of the property as of September 2023, the last time the company had a third-party appraisal of the property conducted. Our General Partner owns approximately 71.25% of Reflections Management. For the $384,562 worth of equity in Reflections, the company is entitled to a preferred return payable by Reflections, pursuant to which the company will receive, to the extent there is distributable cash, an 8% return on its unreturned capital contribution, in addition to return of the company’s capital contribution. After all members have received their capital contributions plus the 8% return, the company will receive its pro-rata share of 75% of distributable cash thereafter (25% of which will go to Reflections Management, of which the company owns 5%). As of the date of this Offering Circular, our company owns 42.5% of Reflections. Assuming the project is fully-funded, the company anticipates owning 3.65% of Reflections. In addition, Reflections Management will receive management fees from Reflections for the construction, operation and disposition of the project. A copy of this Memorandum of Understanding is filed as Exhibit 6.4 to the offering statement of which this offering circular forms a part.

Matthew Belcher and Parker Smith personally guaranteed the Yieldi loan, and each received $8,000 pursuant to the transaction which was recorded to interest expense for the year ended December 31, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness.”

We are subject to various conflicts of interest arising out of our relationship with our General Partner and its affiliates. We discuss these conflicts below.

Our General Partner and affiliates are not currently officers, directors, General Partners, key professionals and/or holders of a direct or indirect controlling interest in other investment companies but may do so in the future. However, some of our affiliates are officers, General Partners, key professionals and/or holders of a direct or indirect controlling interest in other companies that way may apply to assist in the financing our acquisitions and projects.

Investment Opportunities

We rely on the investment professionals in the General Partner to source investment opportunities. These same individuals may source opportunities for themselves, other companies that they are affiliated with and other companies that are managed by the General Partner. Though our General Partner does not currently have other companies investing in the type of investment, our General Partner may in the future develop similar companies with a similar objective. In order to ameliorate this conflict we will aim to not have our acquisition stages overlap with other investment vehicles of the General Partner and we instituted conflicts of interest properties.

Competition for Tenants, Buyers and Service Providers

We may compete with other multi-family property owners as well as future companies that our General Partner will manage for potential tenants, buyers and service providers for the properties we develop. Further we may our properties may be in competition to be sold or we may compete for the services in the same developers, contractors, building General Partners or other third parties. In such case, we may not be able to fully mitigate our conflict; however, to reduce conflicts, our plan would be to inform the third party of all the potential properties, as appropriate.

Allocation of Time

We rely on the personnel of the General Partner and its affiliates for the development, management and our day-to-day operation of business. The individuals are also the same individuals who work with the other companies managed by our General Partner and its affiliates. Therefore, these individuals will need to allocate their time between the various entities and are not obligated to set aside a fixed amount of time for work for this company. That said, we believe that these professionals will have enough time to devote to the various entities. Further, because real estate requires a specialized skill set, we believe utilizing these professionals does create certain efficiencies. However, should we discover that we lack the personnel resources to appropriately manage our business, our General Partner intends to hire staff as required.

Compensation

In the future some of the General Partner’s executive officers may be principals in a company providing property management and other services to us, including financing services. Fees for services of the General Partner and affiliates to the company are not the result of arm’s length negotiations. The current set up of the fees could impact their judgment including with respect to the sale of real estate investments, the acquisition of real estate, and the continuation, renewal or enforcement of our agreements with our General Partner or its affiliates.

Duties Owed by Some of Our Affiliates to Our General and our General Partners’ Affiliates

Our General Partner’s affiliates are also officers, directors, managers and/or key professionals of related and unrelated businesses. As a result, they owe duties to each of these entities and their respective members. These duties may from time to time conflict with the duties that they owe to us.

SECURITIES BEING OFFERED

The company is offering limited partnership interests to investors in this offering. The following description summarizes important terms of the company’s limited partnership interests. This summary does not purport to be complete and is qualified in its entirety by the provisions of the company’s Certificate of Limited Partnership and its Limited Partnership Agreement, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part.

Limited partnership interests

General

The company is a Delaware limited partnership organized on January 23, 2019 under the Delaware Revised Uniform Limited Partnership Act, or Delaware LP Act, issuing limited partnership interests. The limited partnership interests in the company will be denominated in units of limited partnership interests (“units”). Each unit will be equal to $5.00 in capital contributions. Our Limited Partnership Agreement provides that we may issue an unlimited number of units or fractions thereof with the approval of the General Partner and without limited partner approval.

All of the units offered by this Offering Circular will be duly authorized and validly issued. Holders of units have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the company and no preferential rights to distributions. However, holders of our units may be eligible to participate in our redemption plan, as described below in “Redemption Plan.”

Contributions

●	Admission of Limited Partners: The General Partner holds sole discretion to admit limited partners to the company, contingent upon agreement to the terms of the Limited Partnership Agreement terms and a completed Subscription Agreement with accompanying payment. Funds are deposited into the company’s operating account, and units are issued accordingly.

●	Additional Contributions: No additional contributions are allowed without express authorization by the General Partner

●	Non-Interest Bearing: Contributions by Limited Partners do not accrue interest or compensation.

Allocation of Profit and Loss:

Profits and loss of the company are allocated among Limited Partners based on the amount of capital contributed to the company after considering any special allocations. This applies to each taxable year, including the year the company dissolves.

Tax Allocations

For federal income tax purposes, income, gains, losses, and deductions are allocated to Limited Partners in line with their share of the company’s profit or loss, unless otherwise required by law.

Distributions

Subject to the applicable provisions of law, the General Partner may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the company to the Limited Partners.

To the extent that cash is available and such distribution will not adversely impact the operations of our company, to be determined at the sole and absolute discretion of the General Partner, the General Partner intends to make distributions to Limited Partners of our company’s funds legally available for distribution. Such determination to make distributions, including the amount of any distribution that may be made, is based on a variety of factors considered by our General Partner, including, but not limited to, rental and other income received from portfolio investments, other income or fees generated from our portfolio’s assets, available cash from investing and/or borrowing activities, the overall business plan of our company, the investment pipeline, operating expenses and reserves, all of which are evaluated on a periodic basis. The General Partner and our company make no guarantees, assurances, or commitments as to the distribution of any returns to Limited Partners.

Limited Partners may incur their pro rata share of net losses or net gains for tax purposes, even if no funds are legally available for distributions, which may occur if we have current liabilities limiting our ability to distribute funds to Limited Partners. The determination of whether any funds are available to distribute by the company is in the complete discretion of the General Partner, CalTier Inc. When distributions are made to Limited Partners, they will be made in accordance with the Limited Partnership Agreement, and will be made to each holder of limited partnership interests on a pro rata basis. The company may also declare and pay distributions in kind to the Limited Partners that consist of other securities or assets held by the company or any of its subsidiaries.

The company notes that the “Deferment Period” described in the company’s Limited Partnership Agreement has passed, and the General Partner has made distributions to Limited Partners.

The General Partner and our company make no guarantees, assurances, or commitments as to the distribution of any returns to Limited Partners.

For the years ended December 31, 2023 and 2022, the company made distributions to its unitholders of $327,917 and $130,291, respectively. For the six months ended June 30, 2024, the company paid $227,787 in distributions to unitholders.

Capital Accounts

●	Maintenance: Each Limited Partner will have a capital account reflecting contributions, allocated profits, distributions, and shared losses.

●	Transfer: A transferee of units inherits the corresponding portion of the transferor’s Capital Account.

Voting Rights

Certain actions of the company require a vote of limited partners holding a majority of the issued and outstanding limited partnership interests.

The following actions of the General Partner cannot be performed without an affirmative vote of limited partners holding a majority of the issued and outstanding interests:

(a)	the company’s merger with or conversion into another entity;

(b)	a transaction, not expressly permitted by this Agreement, involving a conflict of interest between the General Partner and the company; or

(c)	an amendment to the Limited Partnership Agreement that materially or adversely affects the rights of the limited partners to receive distributions, withdraw from the company or their voting rights.

Further, the limited partners may elect a new general partner in limited circumstances, including where their previous General Partner is no longer the General Partner and did not select an affiliate as a successor. The limited partners may also remove the General Partner by an affirmative vote of those holding a majority of interests in cases where the General Partner is convicted or found liable for an act of gross negligence or fraud which materially lowers the net asset value of the company.

Finally, a vote of limited partners holding a majority in of the issued and outstanding limited partnership interests may amend the Limited Partnership Agreement.

Dissolution

The company will continue until (a) dissolved under the partnership agreement unless sooner dissolved or terminated under the Delaware Revised Uniform Partnership Act; (b) the decision of the General Partner to dissolve the company, in its sole and absolute discretion; (c) any event that makes the company ineligible to conduct its activities as a limited partnership under the Delaware Revised Uniform Partnership Act; or (d) otherwise by option of law.

Transfer Restrictions

No units may be transferred if in the judgment of the General Partner, a transfer would jeopardize the availability of exemptions from the registration requirements of federal securities laws, jeopardize the tax status of the partnership as a limited partnership or cause a termination of the partnership for federal income tax purposes.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, other than claims arising under federal securities laws.  If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Valuation Policies

We expect to engage an independent valuation expert with expertise in appraising commercial real estate loans and other real estate-related financial assets to provide annual valuations of the investments of the company, including related liabilities, to be set forth in reports of the underlying investments, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected investments and related liabilities. Our General Partner will inform the independent valuation expert if a material event occurs between scheduled annual valuations that the General Partner believes may materially affect the value of our assets.

At the end of each fiscal quarter following the commencement of this offering (or such other period as determined by the General Partner in its sole discretion, but no less frequently than annually), our General Partner’s internal accountants and asset management team will calculate our NAV using a process that reflects (1) estimated values of each of the company’s commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the company’s periodic distributions and (4) estimated accruals of the company’s operating revenues and expenses.

The independent valuation expert will not be responsible for, and will not prepare, our quarterly aggregate NAV or NAV per unit.

Our goal is to provide a reasonable estimate of the value of our units on a quarterly basis (or such other periodic basis as determined by the General Partner in its sole discretion, but no less frequently than annually). However, the majority of our assets consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our General Partner’s internal asset management team or internal accountants, as the case may be, are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given period, our published NAV per unit may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per unit may not reflect the precise amount that might be paid for your units in a market transaction, and any potential disparity in our NAV per unit may be in favor of either limited partners who redeem their units, or limited partners who buy new units, or existing limited partners. However, to the extent quantifiable, if a material event occurs in between updates of NAV that would cause our NAV per unit to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an Offering Circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Quarterly Net Asset Value Unit Price Adjustments

The per unit purchase price in this offering will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st, and October 1st of each year (or as soon as commercially reasonable and announced by us thereafter), will be equal to the greater of (i) $5.00 per unit or (ii) our net asset value (“NAV”) divided by the number of units outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any share purchases or redemptions to be effected on such day (“NAV per unit”).

Once our NAV per unit is greater than $5.00 as of the end of any fiscal quarter, we will file with the SEC on a quarterly basis an Offering Circular supplement disclosing the quarterly determination of our NAV per unit that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Such supplement will contain the principal valuation components of our NAV. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that would cause our NAV per unit to change by 5% or more from the last disclosed NAV. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated price and the reason for the change in an Offering Circular supplement as promptly as reasonably practicable and will update the NAV information provided on our website. We will also use that updated NAV per unit as the offering price for new units for the remainder of that fiscal quarter, assuming such NAV per unit is greater than $5.00.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to the greater of (i) $5.00 per unit or (ii) our NAV per unit applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the units will be the price in effect at the time the subscription was received.

Historical NAV

Below is the NAV and NAV per limited partnership interest (or unit) of our company as of the end of each fiscal quarter since we began calculating our NAV and NAV per unit through September 30, 2024 as determined in accordance with our valuation policies. We calculate our NAV and NAV per unit on a quarterly basis, but as of the date of this Offering Circular, we have not yet calculated our NAV as of December 31, 2024.

Statements of Assets and Liabilities

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2024	2023	2023	2023	2023	2022	2022	2022
ASSETS:
Cash and cash equivalents	$618,726	$297,906	$429,838	$303,341	$167,890	$185,414	$501,508	$576,127	$397,376	$289,797
Investment in rental real estate properties, net	$-	$1,611,087	$1,625,177	$1,613,857	$1,387,300	$1,387,300	$844,700	$844,700	$844,700	$844,700
Investments in real estate held for improvement, at cost	$412,176	$412,176	$652,614	$652,614	$535,000	$535,000	$535,000	$535,000	$100,000	$10,000
Investments in equity securities, at fair value	$1,496,369	$1,496,369	$1,496,369	$1,396,369	$1,040,948	$1,040,948	$1,040,948	$640,948	$475,930	$225,930
Prepaid expenses & other current assets	$81,544	$81,544	$30,544	$30,544	$-	$-	$-	$-	$-	$-
Deferred offering costs		$-	$-	$-	$97,182	$97,182	$77,838	$77,838	$97,182	$77,838
Total assets	$2,608,815	$3,899,082	$4,234,542	$3,996,725	$3,228,320	$3,245,844	$2,999,994	$2,674,613	$1,915,188	$1,448,265

LIABILITIES:
Accounts payable	$136,140	$196,240	$348,775	$158,752	$21,912	$56,411	$37,658	$30,443	$146,470	$61,541
Distribution payable	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Loan or Notes Payable	$200,000	$1,480,055	$1,424,512	$1,419,055	$863,708	$905,000	$586,031	$587,177	$593,802	$530,000
Advances from Related Parties	$116,660	$116,660	$160,977	$325,973	$360,163	$499,822	$499,822	$401,053	$309,536	$279,403
Total liabilities	$452,800	$1,792,955	$1,934,264	$1,903,780	1,245,783	$1,461,233	1,123,511	$1,018,673	1,049,808	$870,944

NET ASSETS	$2,156,015	$2,106,127	$2,300,278	$2,092,945	$1,982,537	$1,784,611	$1,876,483	$1,655,940	$865,380	$577,321

Net assets consist of:
Limited Partner’s Equity	$2,156,015	$2,106,127	$2,300,278	$2,092,945	$1,982,537	$1,784,611	$1,876,483	$1,655,940	$865,380	$577,321

NET ASSETS	$2,156,015	$2,106,127	$2,300,278	$2,092,945	$1,982,537	$1,784,611	$1,876,483	$1,655,940	$865,380	$577,321

NET ASSET VALUE PER UNIT (1)	$1.54	$1.51	$1.73	$1.72	$1.71	$1.77	$2.10	$1.97	$1.57	$1.47

Units outstanding	1,396,060	1,396,601	1,329,044	1,213,883	1,156,219	1,008,748	894,621	842,058	550,984	392,795

(1)	Units outstanding were:

i.	392,795 as of June 30, 2022.

ii.	550,984 as of September 30, 2022.

iii.	842,058 as of December 31, 2022.

iv.	894,621 as of March 31, 2023.

v.	1,008,748 as of June 30, 2023.

vi.	1,156,219 as of September 30, 2023.

vii.	1,213,883 as of December 31, 2023.

viii.	1,329,044 as of March 31, 2024.

ix.	1,396,601 as of June 30, 2024

x.	1,396,060 as of September 30, 2024

Redemption Plan

While limited partners should view this investment as long-term, with poor liquidity, we have adopted a redemption plan whereby, on a monthly basis, an investor may have the opportunity to obtain liquidity. The General Partner has designed our redemption plan with a view towards providing investors with an initial period during which to decide whether a long-term investment in the company is appropriate for their portfolio. In addition, despite the illiquid nature of the assets expected to be held by the company, the General Partner believes it is in the best interest of all limited partners to provide the opportunity for limited quarterly liquidity in the event a limited partner needs it, by offering a discounted redemption price prior to year 2. The difference between the NAV per unit and the discounted value would accrue to limited partners who have not requested redemption. Our General Partner does not receive any economic benefit as a result of the discounted redemption price through year 2.

Pursuant to our redemption plan, a limited partner may only (a) have one outstanding redemption request at any given time and (b) request that we redeem up to the lesser of 10,000 units or $50,000 per each redemption request. In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

For the first eighty-nine (89) days following the settlement of the units subject to the redemption request (the “Introductory Period”), the per unit redemption price will be equal to the purchase price of the units being redeemed reduced by

(i)	the aggregate sum of distributions paid with respect to such units, rounded down to the nearest cent; and

(ii)	the aggregate sum of distributions, if any, declared but unpaid on the units subject to the redemption request.

In other words, a limited partner would receive back their original investment amount, from the redemption price paid, prior distributions received and distributions that have been declared (and that will be received when paid), but would not receive any amounts in excess of their original investment amount.

Beginning with the ninetieth (90th) day following the settlement of the units subject to the redemption request (the “Post-Introductory Period”), the per unit redemption price will be calculated based on a declining discount to our most recently disclosed NAV per unit at the time of the redemption request, and rounded down to the nearest cent (the “repurchase price”). For example, for requests made during the fiscal quarter January 1 through March 31, 2025, the declining discount will be applied to the NAV per unit calculated as of the close of business on December 31, 2024, assuming no adjustments in that period and prior to giving effect to any share purchases or redemptions to be effected on December 31, 2024.  In addition, the redemption plan is subject to certain aggregate liquidity limitations, which may vary depending on the underlying liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the units that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been (i) paid with respect to such units prior to the date of the redemption request or (ii) declared but unpaid on such units with record dates during the period between the redemption request date and the redemption date.

	Effective Redemption Price
Holding Period from Date of Settlement	(as percentage of per unit redemption price)(1)
Less than 90 days (Introductory Period)	100	%(2)(3)
90 days until 6 months	97.0	%(4)
6 months to 1 year	98.0	%(5)
1 year to 2 years	99.0	%(6)
More than 2 years	100.0	%(7)

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

(2)	The per unit redemption price during the Introductory Period is calculated based upon the purchase price of the units, not the per unit price in effect at the time of the redemption request.

(3)	The Effective Redemption Price during the Post-Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such units, the amount of which we are unable to calculate at this time.

(4)	For units held at least ninety (90) days but less than six (6) months, the Effective Redemption Price includes the fixed 3% discount to the repurchase price in effect at the time of the redemption request.

(5)	For units held at least six (6) months but less than one (1) year, the Effective Redemption Price includes the fixed 2% discount to the repurchase price in effect at the time of the redemption request.

(6)	For units held at least one (1) year but less than two (2) years, the Effective Redemption Price includes the fixed 1% discount to the repurchase price in effect at the time of the redemption request.

(7)	For units held at least two (2) years, the Effective Redemption Price does not include any discount to the repurchase price in effect at the time of the redemption request.

As limited partners must observe a minimum sixty (60) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after acquiring the units) and the Post-Introductory Period (90 days or more after acquiring the units), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN
	Introductory Period	Post-Introductory Period
Duration	First 89 days after settlement	90 days or more after settlement
Redemption Price	100% of purchase price less distributions paid and distributions declared and to be paid less third-party costs	97-100% of NAV (no reduction for distributions) less third-party costs
Timing to submit request	At least 60 days prior to the effective redemption date (but in no event 90 or more days after first acquiring the units)	At least 60 days prior to the effective redemption date
Last Date to Withdraw Request	Up to effective redemption date	Up to effective redemption date
Date of Redemption Payment	Within 3-5 business days of the effective redemption date	Within 3-5 business days of the effective redemption date
Frequency	Monthly (after a minimum 60 day waiting period after the submission of the redemption request)	Monthly (after a minimum 60 day waiting period after the submission of the redemption request)
Minimum Amount of Units Redeemed Per Limited Partner	None	None
Maximum Amount of Units Redeemed Per Redemption Request	10,000 units or $50,000, whichever is less	10,000 units or $50,000, whichever is less

We have the right to monitor the trading patterns of limited partners or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our units. However, in the event a secondary market for our units develops, we will terminate our redemption plan.

Redemption of our units will be made monthly upon written request to us at least sixty (60) days prior to the effective redemption date; provided, however, written requests for units to be redeemed during the Introductory Period must be delivered to our General Partner prior to the end of such limited partner’s Introductory Period. Our General Partner intends to provide notice of redemption by the end of the first month following the sixtieth (60th) day after the submission of the redemption request, with an effective redemption date no earlier than the sixtieth (60th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Limited partners may withdraw their redemption request at any time prior to the effective redemption date.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. In the event our General Partner determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the units for which redemption requests have been submitted during any given month, such pending requests will be honored on a pro-rata basis, if at all. In the event that not all redemptions are being honored in a given month, the redemption requests not fully honored will have the remaining amount of such redemption requests considered on the next month in which redemptions are being honored. Accordingly, all unsatisfied redemption requests will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed pro-rata, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, units will be redeemed on a pro-rata basis, if at all.

We intend to limit limited partners to one (1) redemption request outstanding at any given time, meaning that, if a limited partner desires to request more or less units be redeemed, such limited partner must first withdraw the first redemption request, which may affect whether the request is considered in the “Introductory Period” or “Post-Introductory Period”. For investors who hold units with more than one record date, redemption requests will be applied to such units in the order in which they settled, on a last in first out basis – meaning, those units that have been continuously held for the shortest amount of time will be redeemed first. In addition, we intend to limit limited partners to redemption requests of no more than the 20,000 units or $100,000, whichever is less.

We intend to limit redemptions in any calendar month to units whose aggregate value (based on the repurchase price per unit in effect as of the redemption date) is less than or equal to 0.5% of the NAV of all of our outstanding units as of the first day of such calendar month, and intend to limit the amount redeemed in any calendar quarter to units whose aggregate value (based on the repurchase price per unit in effect as of the redemption date) is 1.25% of the NAV of all of our outstanding units as of first day of the last month of such calendar quarter (e.g., March 1, June 1, September 1, or December 1), with excess capacity carried over to later calendar quarters in that calendar year. However, as we intend to make a number of commercial real estate investments of varying terms and maturities, our General Partner may elect to increase or decrease the amount of units available for redemption in any given month, as these commercial real estate assets are paid off or sold, but in no event will we redeem more than 5.00% of the units outstanding during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem units under the redemption plan.

Furthermore, a limited partner requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges. We estimate the cost will be approximately $2-$15, depending on the method of refund (e.g., check, ACH or wire).

In addition, our General Partner may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect our operations and our non-redeemed limited partners, to prevent an undue burden on our liquidity, following any material decrease in our NAV, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension, amendment, or termination of our redemption plan. However, in the event that we amend, suspend or terminate our redemption plan, we will file an Offering Circular supplement and/or Form 1-U, or will announce such change in our Annual or Semi-Annual reports on Form 1-K or Form 1-SA.

For more information about our redemption plan or to submit a redemption request, please contact us by email.

Reports to Limited Partners

Our Limited Partnership Agreement requires that we use commercially reasonable efforts to cause the company to prepare and deliver, or cause its accountants to prepare and deliver, to limited partners a Schedule K-1 by March 15th in the year following the end of each fiscal year.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are required to make annual and semi-annual filings with the SEC. We make annual filings on Form 1-K, which is due by the end of April each year and will include audited financial statements for the previous fiscal year. We make semi-annual filings on Form 1-SA, which is due by September 28 each year, which includes unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months while this offering is open, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

CALTIER FUND I, LP

FINANCIAL STATEMENTS

CALTIER FUND I, LP

CALTIER FUND I, LP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Six Months Ended June 30, 2024 and Year Ended December 31, 2023

Summary of Unaudited Pro Forma Consolidated Financial Statements

In October 2024, the Partnership acquired, through a majority-owned subsidiary (CalTier IB, LLC) formed to purchase the property, four multi-family units with direct access to the beach in Imperial Beach, California, a local San Diego community. Our company owns 95.8% of CalTier, IB LLC as of the date of this Offering Circular, and is also the manager of CalTier, IB LLC. All four of the units on this property are currently leased, and combined are currently generating approximately $372,000 per year on an annual basis.

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the unaudited consolidated balance sheet of CalTier Fund I, LP (the “Partnership”) as of June 30, 2024, the related unaudited consolidated statements of operations for the six months ended June 30, 2024 and the audited consolidated statements of operations for the year ended December 31, 2023.

The following unaudited pro forma consolidated balance sheet as of June 30, 2024 has been prepared to give effect to the acquisition of CalTier IB, LLC, and its underlying Imperial Beach property (“Imperial Beach”), as if the acquisition occurred on June 30, 2024.

The following unaudited pro forma consolidated statements of operations for the six months ended June 30, 2024 has been prepared to give effect to the acquisition of CalTier Fund I, LP, and its underlying Imperial Beach property, as if the acquisition had occurred on January 1, 2024.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2023 has been prepared to give effect to the acquisition of CalTier Fund I, LP, and its underlying Imperial Beach property, as if the acquisition had occurred on January 1, 2023.

These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Imperial Beach property been consummated as of the date indicated.

CalTier Fund I, LP

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2024 (Unaudited)

	CalTier Fund I, LP	Pro Forma		Pro Forma
	Historical	Adjustments		Adjustments	Pro Forma
	June 30,	CalTier IB, LLC		Capital	June 30,
	2024 (a)	Acquisition (b)		Raise (c)	2024
ASSETS
Current assets:
Cash and cash equivalents	$297,906	$(948,849)	(i)	$961,585	$310,642
Investment in rental real estate properties, net	1,611,087	3,091,849	(ii)	-	4,702,936
Investments in real estate held for improvement, at cost	412,176			-	412,176
Investments in equity securities, at fair value	1,496,369	-		-	1,496,369
Receivables from escrow	51,000	-		-	51,000
Prepaid expenses & other current assets	30,544	-		-	30,544
Total assets	$3,899,082	$2,143,000		$961,585	$7,003,667

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$196,240	$-		$-	$196,240
Loan payable	955,055	2,110,500	(iii)	-	3,065,555
Advance from related parties	116,660	32,500	(iv)	-	149,160
Convertible note payable	525,000	-		-	525,000
Total liabilities	1,792,955	2,143,000		-	3,935,955

Commitments and contingencies

Partners’ capital	2,106,127	-		961,585	3,067,712
Total liabilities and partners’ capital	$3,899,082	$2,143,000		$961,585	$7,003,667

See the accompanying notes to unaudited pro forma balance sheet

Notes to unaudited pro forma consolidated balance sheet as of June 30, 2024

(a)	Historical financial information was derived from the unaudited consolidated financial statements of the Partnership as of June 30, 2024.

(b)	Represents the acquisition of Imperial Beach as if it had occurred on June 30, 2024. The Imperial Beach property was purchased by CalTier IB, LLC, a majority-owned subsidiary of the Partnership. The Partnership owns 95.8% of CalTier IB, LLC as of the date of this Offering Circular, and is also the manager of CalTier IB, LLC. The total purchase price for the property was $3,015,000 plus capitalized closing and acquisition costs of $76,849. The acquisition occurred in October 2024.

(i)	The acquisition cost, net of debt, was funded with $948,849 in cash from the Partnership.

(ii)	Amounts recorded to investment property include tangible assets acquired at closing, including land, building and building improvements and are recorded at fair value in accordance with Accounting Standards Codification (“ASC”) 805.

(iii)	The Company obtained a mortgage payable totaling $2,110,500.

(iv)	The Company utilized $32,500 in funds from a related party to fund a portion of the purchase price.

(c)	Represents the funds raised to date by CalTier IB, LLC.

The effects of non-controlling interest are immaterial to the pro forma consolidated balance sheet.

CalTier Fund I, LP

Unaudited Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2024 (Unaudited)

	CalTier Fund I, LP
	Historical	Pro Forma		Pro Forma
	Six Months Ended	Adjustments		Six Months Ended
	June 30,	CalTier IB, LLC		June 30,
	2024 (a)	Acquisition (b)		2024
Revenue:
Rental revenue	$64,451	$57,114	(i)	$121,565
Total revenue	64,451	57,114		121,566

Expenses:
Professional fees and other	497,978	-		497,978
Management fee	45,184	-		45,184
Depreciation and amortization	27,770	51,531	(ii)	79,301
Certain property operating expenses	-	19,855	(iii)	19,855
Total expenses	570,932	71,386		642,318

Other income (expense):
Interest expense	(104,841)	(126,630)	(iv)	(231,471)
Interest income	46	-		46
Net realized gains (or loss) on investments	17,338	-		17,338
Other income (expense)	(87,457)	(126,630)		(214,087)

NET LOSS	$(593,938)	$(140,902)		$(734,840)
Weighted average LP units outstanding - basic and diluted	1,274,595			1,274,595
Net loss per LP unit - basic and diluted	$(0.47)			$(0.58)

See the accompanying notes to unaudited pro forma statements of operations

Notes to unaudited pro forma consolidated statement of operations for the six months ended June 30, 2024

(a)	Historical financial information was derived from the unaudited consolidated financial statements of the Partnership for the six months ended June 30, 2024.

(b)	Represents the acquisition of Imperial Beach as if it had occurred on January 1, 2024.

(i)	Represents rental income for Imperial Beach that would have been recognized for the six months ended June 30, 2024 based on the historical rental history of Imperial Beach. See accompanying Imperial Beach financial statements.

(ii)	Represents depreciation expense for the six months ended June 30, 2024 as if the Company had acquired Imperial Beach on January 1, 2024. Depreciation expense is calculated using the straight-line method over the estimated remaining useful life of 30 years for the building and improvements.

(iii)	Represents historical operating expenses for Imperial Beach for the six months ended June 30, 2024, including real estate taxes, insurance, operating and maintenance expenses.

(iv)	Represents interest expense on the mortgage payable for the six months ended June 30, 2024 as if the loan was outstanding for the full period. Interest expense on the mortgage payable is based on the principal amount of $2,110,550 and is calculated at the stated annual rate of 12%.

(v)	The effects of non-controlling interest are immaterial to the pro forma consolidated statements of operations.

CalTier Fund I, LP

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2023 (Unaudited)

	CalTier Fund I, LP
	Historical	Pro Forma		Pro Forma
	Year Ended	Adjustments		Year Ended
	December 31,	CalTier IB, LLC		December 31,
	2023 (a)	Acquisition (b)		2023
Revenue:
Rental income	$71,663	$188,861	(i)	$260,524
Total revenue	71,663	188,861		260,524

Expenses:
Professional fees and other	1,329,018	-		1,329,018
Management fee	125,416	-		125,416
Depreciation and amortization	27,360	103,062	(ii)	130,422
Certain property operating expenses	-	33,077	(iii)	33,077
Total expenses	1,481,794	136,139		1,617,933

Other income (expense):
Interest expense	(151,813)	(253,260)	(iv)	(405,073)
Interest income	103	-		103
Net realized gains (or loss) on investments	(59,817)	-		(59,817)
Net change in unrealized appreciation (or depreciation) on investments	323,707	-		323,707
Other income (expense)	112,180	(253,260)		(141,080)
NET LOSS	$(1,297,951)	$(200,538)		$(1,498,489)
Weighted average LP units outstanding - basic and diluted	1,101,828			1,101,828
Net loss per LP unit - basic and diluted	$(1.18)			$(1.36)

See the accompanying notes to unaudited pro forma statement of operations

Notes to unaudited pro forma consolidated statement of operations for the year ended December 31, 2023

(a)	Historical financial information was derived from the audited consolidated financial statements of the Partnership for the year ended December 31, 2023.

(b)	Represents the acquisition of Imperial Beach as if it had occurred on January 1, 2023.

(i)	Represents rental income for Imperial Beach that would have been recognized for the year ended December 31, 2023 based on the historical rental history of Imperial Beach. See accompanying Imperial Beach financial statements.

(ii)	Represents depreciation expense for the year ended December 31, 2023 as if the Company had acquired Imperial Beach on January 1, 2023. Depreciation expense is calculated using the straight-line method over the estimated remaining useful life of 30 years for the building and improvements.

(iii)	Represents historical operating expenses for Imperial Beach for the year ended December 31, 2023, including real estate taxes, insurance, operating and maintenance expenses.

(iv)	Represents interest expense on the mortgage payable for the year ended December 31, 2023 as if the loan was outstanding for the full period. Interest expense on the mortgage payable is based on the principal amount of $2,110,550 and is calculated at the stated annual rate of 12%.

(v)	The effects of non-controlling interest are immaterial to the pro forma consolidated statements of operations.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Partners
of CalTier Fund I, LP

Opinion

We have audited the accompanying consolidated financial statements of CalTier Fund I, LP (the “Partnership”), which comprise the consolidated statement of financial condition as of December 31, 2023, and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2023 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 3 to the financial statements, the 2023 financial statements have been restated to correct a misstatement. Our opinion is not modified with respect to this matter.

Substantial Doubt About the Partnership’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As described in Note 2 to the financial statements, the Partnership has sustained losses and used capital from inception and has raised capital to Partnership operations. These factors, among others, raise substantial doubt about the Partnership’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

San Diego, California

February 14, 2025

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Partners
of CalTier Fund I, LP

Opinion

We have audited the accompanying financial statements of CalTier Fund I, LP, a Delaware limited partnership, which comprise the statement of financial condition as of December 31, 2022 and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CalTier Fund I, LP as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CalTier Fund I, LP and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CalTier Fund I, LP’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CalTier Fund I, LP’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CalTier Fund I, LP’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ PKF San Diego, LLP
San Diego, California	PKF San Diego, LLP
May 12, 2023 (except for notes 3 and 5 as to which the date is February 12, 2025)

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2023 AND 2022

	December 31,
	2023	2022
	(Restated)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$235,560	$177,222
Investment in rental real estate properties, net	1,613,857	844,700
Investments in real estate held for improvement, at cost	652,614	535,000
Investments in equity securities, at fair value	1,396,369	640,948
Receivables from escrow	67,781	398,905
Prepaid expenses and other current assets	30,544	-
Deferred offering costs	-	77,838
Total assets	$3,996,725	$2,674,613

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$158,752	$30,443
Loan payable	955,055	587,177
Advance from related parties	325,973	401,053
Convertible note payable	464,000	-
Total liabilities	1,903,780	1,018,673

Commitments and contingencies

Partners’ capital	2,092,945	1,655,940
Total liabilities and partners’ capital	$3,996,725	$2,674,613

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	December 31,
	2023	2022
	(Restated)	(Restated)
Revenue:
Rental income	$71,663	$84,741
Total revenue	71,663	84,741

Expenses:
Professional fees and other	1,329,018	1,645,825
Management fee	125,416	63,336
Depreciation and amortization	27,360	-
Total expenses	1,481,794	1,709,161

Other income (expense)
Interest expense	(151,813)	(52,019)
Interest income	103	152
Net realized gains (or loss) on investments	(59,817)	5,180
Net change in unrealized appreciation (or depreciation) on investments	323,707	113,861
Other income (expense)	112,180	67,174

Net loss	$(1,297,951)	$(1,557,246)

Weighted average LP units outstanding - basic and diluted	1,101,828	530,036
Net loss per LP unit - basic and diluted	$(1.18)	$(2.94)

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

				Total
		General	Limited	Partners’
	Units	Partner	Partner	Capital

Balances at December 31, 2021	252,279	$(163,146)	$427,435	$264,289
Capital contributions	657,678	-	3,288,390	3,288,390
Capital distributions	(67,899)	-	(339,493)	(339,493)
Net loss	-	-	(1,557,246)	(1,557,246)
Balances at December 31, 2022 (Restated)	842,058	(163,146)	1,819,086	1,655,940
Capital contributions	572,350	-	2,861,746	2,861,746
Capital distributions	(200,525)	-	(1,002,623)	(1,002,623)
Offering costs	-	-	(124,167)	(124,167)
Net loss	-	-	(1,297,951)	(1,297,951)
Balances at December 31, 2023 (Restated)	1,213,883	$(163,146)	$2,256,091	$2,092,945

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	December 31,
	2023	2022
	(Restated)	(Restated)
Cash flows from operating activities:
Net loss	$(1,297,951)	$(1,557,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,360	-
Net realized gains (or loss) on investments	59,817	(5,180)
Net change in unrealized appreciation or depreciation on investments	(323,707)	(113,861)
Changes in operating assets and liabilities:
Receivables from escrow	331,124	(398,905)
Prepaid expenses & other current assets	(30,544)	-
Accounts payable and accrued liabilities	128,309	(3,889)
Advances from related parties	(75,080)	106,721
Net cash used in operating activities	(1,180,672)	(1,972,360)
Cash flows from investing activities:
Investment in rental real estate properties	(1,641,217)	-
Investments in real estate held for improvement	(124,328)	(528,286)
Investments in equity securities	(425,000)	(450,000)
Proceeds from sale of real estate	784,883	30,180
Net cash used in investing activities	(1,405,662)	(948,106)
Cash flows from financing activities:
Capital contributions	2,646,378	3,288,390
Capital distributions	(833,584)	(339,493)
Borrowings on loan payable	955,055	600,000
Paydowns on loan payable	(587,177)	(542,823)
Proceeds from convertible notes payable	464,000	-
Net cash provided by financing activities	2,644,672	3,006,074
Net change in cash and cash equivalents	58,338	85,608
Cash and cash equivalents at beginning of year	177,222	91,614
Cash and cash equivalents at end of year	$235,560	$177,222

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$151,813	$52,019

Supplemental disclosure of non-cash investing and financing activities:
Offering costs	$46,329	$-
Reinvestment of capital distributions	$215,368	$-

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Nature of Operations

Nature of Operations

CalTier Fund I, LP (the “Partnership ”), was formed on January 23, 2019 and is organized as a Delaware limited partnership formed to invest primarily in multi-family real estate properties in the West, Southwest, and Midwest United States. The Partnership is managed by CalTier, Inc., a Delaware corporation (the “General Partner”). The General Partner was formed in 2017 as a California limited liability company to be a fund management and real estate acquisition Partnership focusing on acquiring assets either on its own behalf or with strategic partner(s). The Partnership was formed to raise funds under Regulation A of Title IV of the Jobs Act. In 2022, the General Partner converted into a Delaware corporation. The Partnership intends to raise up to $70 million from a wide range of individual and institutional investors, with a primary focus on individual non-accredited investors, to acquire multi-family and commercial real estate. Each Limited Partner’s liability is limited to the Partner’s capital contribution.

In 2021, the Partnership began purchasing investments in other real estate investments to provide some return to current investors as it continues its capital raising efforts. The Partnership has commenced its planned principal operations, it will incur significant additional expenses. The Partnership is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Partnership’s planned operations or failing to profitably operate the business.

The Partnership’s investment period will commence on the date of the initial closing and expires on the earlier of: (i) the date at which the maximum offering amount has been sold, (ii) the date which is one year from this offering being qualified by the U.S. Securities and Exchange Commission, and (iii) the date at which the offering is terminated by the General Partner. The Partnership shall continue indefinitely unless all investments are sold and distributions made to the Limited Partners or at the sole discretion of the General Partner at any point in time.

154 N. Topeka Holding Company, LLC

In June 2023, the Partnership acquired 154 N. Topeka through a special purpose entity 154 N. Topeka Holding Company, LLC, (“Topeka”), a Kansas limited liability company of which the Partnership is the sole member. 154 N Topeka is a mixed-use property consisting of 3 commercial units and 14 newly renovated residential units. The Partnership owns 100% of this investment. The purchase price for 154 N. Topeka was $1,387,300. The consolidated financial statements include the assets and liabilities, and results of operations of Topeka since the acquisition.

Reflections at Lakeshore

In June 2022, the Partnership acquired a vacant waterfront lot of approximately 1.2 acres in Lake Elsinore Diego, California for $528,286. (“Lakeshore”). The Partnership owns 100% of this investment.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – Going Concern

The Partnership has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Partnership’s ability to continue as a going concern within one year after the date that the combined financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership has not generated profits since inception, has sustained net losses of $1,297,951 and $1,557,246 for the years ended December 31, 2023 and 2022, respectively, and has incurred negative cash flows from operations for the years then ended. The Partnership’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses and obligations for the next 12 months from the date of these financial statements. These factors among others raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

The Partnership’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing and generate future profitable operations to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has in the past, and is expected to in the future, arrange additional equity or debt financing and grow revenues that may assist in addressing these issues. No assurance can be given that management’s actions will result in additional financing or profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Partnership be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The Partnership consolidates entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIE”) in accordance with FASB ASC 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

These consolidated financial statements include the accounts of CalTier Fund I, LP and its wholly owned subsidiaries 154 N. Topeka Holding Company, LLC and Lakeshore. All intercompany transactions and balances have been eliminated in consolidation.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Restatement of Consolidated Financial Statements

In February 2025, the Partnership determined that it did not meet the characteristics of an investment company under ASC 946, Financial Services-Investment Companies due to the Company’s participation in operating activities such as developing and managing properties commencing in 2022.

As such, the Partnership restated its previously reported consolidated financial statements for the years ended December 31, 2023 and 2022, and all related disclosures due to this determination. The reasons for the restatements include:

a)	The Partnership previously accounted for all investments at fair value within one line item on the consolidated balance sheets. The restated consolidated financial statements present (i) investments in rental real estate properties, net and investments in real estate held for improvement, which are accounted for under ASC 805, Business Combinations, and accounted for at cost, and (ii) investments in equity securities, which are accounted for under ASC 321, Equity Investments, at fair market value. See Note 5 for additional information.

b)	Previously, the Partnership had recorded a gain on the change in fair value of $306,381 during the year ended December 31, 2023 for investments now classified as investments in rental real estate properties, net and investments in real estate held for improvement. These investments are required to be carried at cost. The correction reduced the gain on change in fair value during the year ended December 31, 2023 and the reported investments presented at December 31, 2023 by $306,381.

As a result of the restatement, the Partnership is no longer required to present a consolidated schedule of investments and thus the schedule has been removed.

c)	Investment income was reclassified as rental income within the restated consolidated statements of operations.

d)	The Partnership recorded depreciation expense of $27,360 and $0 for the years ended December 31, 2023 and 2022, respectively, related to the investment in rental real estate properties, net.

e)	The restated consolidated statements of cash flows reflect the corrected presentation of purchases and sales of investments under cash flows used in investing activities.

f)	Within the notes to the restated consolidated statements, the Partnership has removed previously reported financial highlights.

The following are comparisons of the previously reported consolidated financial statements and the restated consolidated financial statements:

i.	Changes made to the consolidated balance sheets and statement of changes in partners’ capital as of December 31, 2023 and 2022:

	As Reported	Adjustment		As Restated
2023
Investments, at fair value (cost of $3,269,761 and $1,895,316, respectively)	$3,969,221	$(3,969,221)	(a)	$-
Investment in rental real estate properties, net	-	1,613,857	(a)	1,613,857
Investments in real estate held for improvement	-	652,614	(a)	652,614
Investments in equity securities	-	1,396,369	(a)	1,396,369
Total assets	4,303,106	(306,381)	(b)	3,996,725
Partners’ capital	2,399,326	(306,381)	(b)	2,092,945
Total liabilities and partners’ capital	$4,303,106	$(306,381)	(b)	$3,996,725

2022
Investments, at fair value (cost of $3,269,761 and $1,895,316, respectively)	$2,020,648	$(2,020,648)	(a), (b)	$-
Investment in rental real estate properties, net	-	844,700	(a), (b)	844,700
Investments in real estate held for improvement	-	535,000	(a), (b)	535,000
Investments in equity securities	$-	$640,948	(a), (b)	$640,948

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

ii.	Changes made to the consolidated statements of operations for the years ended December 31, 2023 and 2022:

	As Reported	Adjustment		As Restated
2023
Investment income	$71,663	$(71,663)	(c)	$-
Rental income	-	71,663	(c)	71,663
Depreciation and amortization	-	27,360	(d)	27,360
Net change in unrealized appreciation (or depreciation) on investments	602,728	(279,021)	(b), (d)	323,707
Net loss	$(991,570)	$(306,381)	(b)	$(1,297,951)

2022
Investment income	$84,741	$(84,741)	(c)	$-
Rental income	$-	$84,741	(c)	$84,741

iii.	Changes made to the consolidated statements of cash flows for the years ended December 31, 2023 and 2022:

	As Reported	Adjustment		As Restated
2023
Net loss	$(991,570)	$(306,381)	(b)	$(1,297,951)
Depreciation and amortization	-	27,360	(d)	27,360
Net change in unrealized appreciation or depreciation on investments	(602,728)	279,021	(b), (d)	(323,707)
Purchases of investments	(2,190,545)	2,190,545	(e)	-
Receipts from sales of investments	784,883	(784,883)	(e)	-
Net cash used in operating activities	(2,586,334)	1,405,662	(e)	(1,180,672)
Investment in rental real estate properties, net	-	(1,641,217)	(e)	(1,641,217)
Investments in real estate held for improvement	-	(124,328)	(e)	(124,328)
Investments in equity securities	-	(425,000)	(e)	(425,000)
Proceeds from sale of real estate	-	784,883	(e)	784,883
Net cash used in investing activities	$-	$(1,405,662)	(e)	$(1,405,662)

2022
Purchases of investments	$(978,286)	$978,286	(e)	$-
Receipts from sales of investments	30,180	(30,180)	(e)	-
Net cash used in operating activities	(2,920,466)	948,106	(e)	(1,972,360)
Investments of real estate held for improvement	-	(528,286)	(e)	(528,286)
Investments in equity securities	-	(450,000)	(e)	(450,000)
Proceeds from sale of real estate	-	30,180	(e)	30,180
Net cash used in investing activities	$-	$(948,106)	(e)	$(948,106)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the fair value of the investments and unrealized gains/loss on those investments. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balances

The Partnership considers cash equivalents to be all highly liquid investments with a maturity of three months or less when purchased. The Partnership’s cash and cash equivalents in bank accounts, at times, may exceed federally insured limits. The Partnership has not experienced any losses due to these limits.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Investments in Rental Real Estate Properties and Real Estate Held for Improvement

Investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums or commercial properties that are (i) held as rental real estate properties or (ii) held for redevelopment or are in the process of being renovated.

 In accordance with FASB ASC 805, Business Combinations, the Partnership first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Partnership accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.

 Upon acquisition of a property, the Partnership assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above- and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price (including capitalized transaction costs) to the acquired assets and assumed liabilities on a relative fair value basis. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).

 For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.

 For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.

 At the completion of the improvement plan, a property is classified as either a rental real estate property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.

Costs capitalized in connection with property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:

Description	Depreciable Life
Building and building improvements	20 - 30 years
Site improvements	5 - 10 years
Furniture, fixtures and equipment	5 - 10 years

We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of the investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Partnership determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the years ended December 31, 2023 and 2022, the Partnership did not record any Impairments.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Investments in Real Estate Held For Sale

 From time to time, we may identify properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition; (ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within other assets, net on our consolidated balance sheets.

Investments in Equity Securities, at Fair Value

The Partnership invests in equity securities under ASC 321, Equity Investments. Equity securities with readily available market prices are accounted for at fair value, as the Company does not have significant influence based on quantitative and qualitative characteristics. Costs to acquire investments are capitalized as a component of investment cost.

For equity investments without a public market, the Company elects the fair value option available. Such investments are valued based on assumptions made and valuation techniques used by the Partnership. Such valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or earnings multiples applied to earnings from the investment, actual sale negotiations and bona fide purchase offers received from third parties, as well as independent external appraisals. In general, the Partnership considers multiple valuation techniques when measuring the fair value of an investment. However, in certain circumstances, a single valuation technique may be appropriate. Changes in fair value are reported through the statement of operations.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Fair Value Measurement

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The investments in equities will fall into Level 3 category, therefore, fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the reporting date.

Receivables from Escrow

The Partnership uses a third-party escrow company that collects investor contributions. Amounts not remitted to the Partnership at a point in time are reported as receivables from escrow.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the lease. The Partnership will periodically review the collectability of its tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.

As of December 31, 2023, the Partnership did not have any non-cancellable operating leases in excess of twelve months.

Professional Fees and Other

Professional fees and other includes legal and accounting fees, sales and marketing expenses and general and administrative expenses such as information technology, insurance, property taxes and other administrative expenses.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Advertising Costs

The Partnership expenses advertising costs as incurred. Advertising costs expensed during the years ended December 31, 2023 and 2022 were $835,135 and $1,369,624, respectively, and are included in professional fees and others in the consolidated statements of operations.

Risks and Uncertainties

Financial Risks and Uncertainties

Liquidity Risk

Liquidity risk is the risk that the Partnership will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increasing or decreasing in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counter parties fail to perform pursuant to the terms of their obligations.

The Partnership’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Partnership’s control could cause fluctuations in these conditions, including but not limited to: its ability to raise sufficient funds from investors to acquire multi-family and commercial real estate, the availability of suitable real estate properties to acquire, and changes to Regulation A. Adverse developments in these general business and economic conditions could have a material adverse effect on the Partnership’s financial conditions and the results of operations.

The Partnership may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continues to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital includes sources that the Partnership may depend on to finance certain of its investments. These market developments have had a significant adverse impact on the Partnership’s liquidity position, results of operations and financial condition and may continue to adversely impact the Partnership if market conditions continue to deteriorate. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Partnership from investments sold may differ from the fair values presented, and the differences could be material.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Net Loss per Unit

The Partnership’s computation of earnings (loss) per unit (“EPU”) includes basic and diluted EPU. Basic EPU is measured as the income (loss) available to common unit holders divided by the weighted average number of LP units outstanding for the period. Diluted EPU is similar to basic EPU but presents the dilutive effect on a per unit basis of potential common units (e.g., LP unit warrants and LP unit options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential LP units that have an anti-dilutive effect (i.e., those that increase income per unit or decrease loss per unit) are excluded from the calculation of diluted EPU.

Loss per LP unit is computed by dividing net loss by the weighted average number of LP units outstanding during the respective periods. Basic and diluted loss per LP unit is the same for all periods presented because all LP unit warrants and LP unit options outstanding were anti-dilutive.

There were no potentially dilutive securities outstanding as of December 31, 2023. Refer to Note 7 for the Partnership’s outstanding convertible note, which is convertible into equity interests on a one-for-one basis.

Deferred Offering Costs

The Partnership complies with the requirements of FASB ASC 946-20-25, Financial Services – Investment Companies and FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - Expenses of Offering. Deferred offering costs consist principally of accounting and legal fees incurred in connection with the Partnership’s Regulation A offering. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the Statements of Financial Condition. The deferred offering costs will be charged against proceeds from Partner contributions upon the completion of the offering or to expense if the offering is not completed further. Deferred offerings costs were $77,838 as of December 31, 2022, which were charged against Partners’ capital in 2023 upon completion of the Regulation A offering.

Income Taxes

The Partnership is a limited liability partnership. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its partners. Therefore, no provision for income tax has been recorded in the consolidated statements. Income from the Partnership is reported and taxed to the Partners on their individual tax returns.

The Partnership complies with FASB ASC 740, Income Taxes, (“FASB ASC 740”) for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Partnership’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Partnership’s financial statements. The Partnership believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Partnership may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Partnership is not presently subject to any income tax audit in any taxing jurisdiction. All years are open for tax examinations.

NOTE 4 – Management Fees and Other Transactions with Affiliates

Reimbursement of Organization and Offering Expenses

The Partnership’s General Partner and its affiliates are reimbursed for actual organizational and offering expenses incurred. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses which were incurred prior to the inception of the Partnership.

Deferred offering costs of $0 and $77,838, along with other general expenses were incurred by a related party on the Partnership’s behalf and are shown as advances from related parties on the consolidated statements of financial condition and amounted to $325,973 and $401,053 at December 31, 2023 and 2022, respectively. These related party advances are unsecured, interest-free, and repayable on demand.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – Management Fees and Other Transactions with Affiliates (Continued)

Advances to Related Parties

The Limited Partnership Agreement describes the terms under which the General Partner will manage the Partnership. The Partnership is subject to the following fees under this agreement:

Asset Management Fee

The Partnership pays the General Partner an asset management fee equal to an annualized rate of 3.0%, which is based on the net offering proceeds as of the end of each quarter, and thereafter is based on Partnership’s Net Asset Value (“NAV”) at the end of each prior quarter. This fee is payable quarterly. During the years ended December 31, 2023 and 2022, the Partnership incurred $79,539 and $52,681 in asset management fees, respectively.

Asset Acquisition Fee

For each real estate investment, the Partnership pays its General Partner or its designated affiliate 1.0%-2.5% of the investment’s purchase price. This fee is paid at the discretion of the General Partner, but no later than the liquidation of the real estate investment. During the years ended December 31, 2023 and 2022, the Partnership incurred $37,332 and $9,750 in asset acquisition fees, respectively.

Construction Management Fee

For each real estate investment, for which the Partnership may require to construct or renovate, the Partnership shall pay its General Partner or its designated affiliate 5.0%-7.5% of the construction or renovation budget. This fee shall be paid at the completion of the construction or renovation is substantially complete. During the years ended December 31, 2023 and 2022, the Partnership did not incur any construction management fees.

Disposition Fee

For each real estate investment, the Partnership may pay its General Partner or its designated affiliate 0.5%-1.0% of the investment’s sale price. This fee will be paid at the disposition of the investment’s real estate. During the years ended December 31, 2023 and 2022, the Partnership incurred $8,690 and $905 in disposition fees, respectively.

Property Management Fee

The General Partner may cause the Partnership to engage a third party to provide property management services with respect to properties acquired by the Partnership, or may elect to provide such services itself (or through an affiliate of the General Partner). In the event that the General Partner (or an affiliate thereof) provides any such property management services, the Partnership shall pay the General Partner or its applicable affiliate 2.5%-4.0% of gross collected income from a property. During the years ended December 31, 2023 and 2022, the Partnership did not incur any property management fees.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – Investments (Restated)

Investments in Rental Real Estate Properties, Net

154 N. Topeka Holding Company, LLC

In June 2023, the Partnership acquired 154 N. Topeka through a special purpose entity 154 N. Topeka Holding Company, LLC, a Kansas limited liability company of which the Partnership is the sole member. 154 N Topeka is a mixed-use property consisting of 3 commercial units and 14 newly renovated residential units. The Partnership owns 100% of this investment. The cost to acquire 154 N. Topeka was $1,432,694, and improvements incurred through December 31, 2023 were $208,524. The Partnership determined an estimated useful life of 30 years pertaining to the Topeka property.

325 7th Avenue Condominium

In November 2021, the Partnership acquired a 1,129 square foot residential condominium in San Diego, California for $816,100. The Partnership invested $286,100 in cash in this condominium and borrowed an additional $530,000 (see Note 6). The Partnership owned 100% of this investment. The investment was sold in the second quarter of 2023 for proceeds of $784,884, net of closing costs of $84,116. The sale resulted in a realized loss of $59,817.

The following is a summary of investments in rental real estate properties, net:

	December 31,
	2023	2022
Building and building improvements	$1,641,217	$844,700
Less: accumulated depreciation	(27,360)	-
Investment in rental real estate properties, net	$1,613,857	$844,700

Depreciation expense was $27,360 and $0 for the years ended December 31, 2023 and 2022, respectively.

Investments in Real Estate Held for Improvement

Lake Elsinore Real Estate

In June 2022, the Partnership acquired a vacant waterfront lot of approximately 1.2 acres in Lake Elsinore Diego, California for $528,286 and improvements incurred through December 31, 2023 was $124,328.  The Partnership owns 100% of this investment.

The following is a summary of investments in real estate held for improvement:

	December 31,
	2023	2022
Land	$528,286	$528,286
Improvements	124,328	6,714
Investments in real estate held for improvement	$652,614	$535,000

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – Investments (Restated) (Continued)

Investments in Equity Securities, at Fair Value

There are no quoted prices for private real estate funds.  In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Partnership to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Partnership determines the market for a financial instrument owned by the Partnership be illiquid or when market transactions for similar instruments do not appear orderly, the Partnership uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources.

The Partnership internally valued certain investments based on overall changes in market conditions and comparable sales data within each of the markets the investment was made due to the relative short term the investment is intended to be held. Other investments were valued at cost as they were purchased within a few months before year end. Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Apple Lane Investors, LLC

In July 2021, the Partnership invested $25,000 in Apple Lane Investors, LLC, which owns 41,916 square feet of multifamily residential building in Lawrence, Kansas. The Partnership’s ownership percentage of Apple Lane Investors, LLC was 1.78%. Management has determined the fair value of the Partnership’s investment to be $32,222 and $36,719 as of December 31, 2023 and 2022, respectively. The unrealized gain/(loss) on the fair value of the investment amounted to $(4,497) and $8,872 for the years ended December 31, 2023 and 2022, respectively.

CC 506 South, LLC

In December 2021, the Partnership invested $25,930 in CC 506 South, LLC, which owns 155,652 square feet of multifamily residential building in Webster, Texas. The Partnership’s ownership percentage of CC 506 South, LLC was 0.46%. Management has determined the fair value of the Partnership’s investment to be $28,544 and $41,581 as of December 31, 2023 and 2022, respectively. The unrealized gain/(loss) on the fair value of the investment amounted to $(13,037) and $15,561 for the years ended December 31, 2023 and 2022, respectively.

RS Glenwood Investors, LLC

In March 2021, the Partnership invested $10,000 in RS Glenwood Investors, LLC, which owns 112,672 square feet of multifamily residential building in Provo, Utah. The Partnership’s ownership percentage of RS Glenwood Investors, LLC was 0.17%. Management has determined the fair value of the Partnership’s investment to be $16,203 and $13,135 as of December 31, 2023 and 2022, respectively. The unrealized gain on the fair value of the investment amounted to $3,068 and $2,689 for the years ended December 31, 2023 and 2022, respectively.

CC Lakewood Apts, LLC

In March 2021, the Partnership invested $25,000 in CC Lakewood Apts, LLC, which owns 57,600 square feet of multifamily residential building in Texas City, Texas. The Partnership’s ownership percentage of CC Lakewood Apts, LLC was 1.46%. Management has determined the fair value of the Partnership’s investment to be $32,844 and $25,172 as of December 31, 2023 and 2022, respectively. The unrealized gain/(loss) on the fair value of the investment amounted to $7,672 and ($7,742) for the years ended December 31, 2023 and 2022, respectively.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – Investments (Restated) (Continued)

RS Raintree Investors, LLC

In May 2021, the Partnership invested $15,000 in RS Raintree Investors, LLC, which owns 94,827 square feet of multifamily residential building in Provo, Utah. The Partnership’s ownership percentage of RS Raintree Investors, LLC was 0.11%. Management has determined the fair value of the Partnership’s investment to be $21,301 and $9,598 as of December 31, 2023 and 2022, respectively. The unrealized gain (loss) on the fair value of the investment amounted to $11,703 and ($5,576) for the years ended December 31, 2023 and 2022, respectively.

LPRE Vue, LLC

In September 2021, the Partnership invested $25,000 in LPRE Vue, LLC, which owns 141,104 square feet of multifamily residential building in Austin, Texas. The Partnership’s ownership percentage of LPRE Vue, LLC was 0.27%. Management has determined the fair value of the Partnership’s investment to be $25,000 as of December 31, 2021. This investment was sold for $30,180 in 2022, which resulted in a realized gain of $5,180.

Sabine Venture Partners, LLP

In September 2022, the Partnership invested $50,000 in Sabine Venture Partners, LLP, which owns 224,357 square feet of multifamily residential building in Huston, Texas. The Partnership’s ownership percentage of Sabine Venture Partners, LLP was 0.08%. Management has determined the fair value of the Partnership’s investment to be $52,116 and $50,000 as of December 31, 2023 and 2022, respectively. The unrealized gain on the fair value of the investment amounted to $2,116 and $0 for the years ended December 31, 2023 and 2022, respectively.

Apex Forth Worth Partners, LLC

In May 2022, the Partnership invested $100,000 in Apex Fort Worth Partners, LLC, which owns 134,800 square feet of multifamily residential building in Fort Worth, Texas. The Partnership’s ownership percentage of Apex Fort Worth Partners, LLC was 2.0%. Management has determined the fair value of the Partnership’s investment to be $317,455 and $164,743 as of December 31, 2023 and 2022, respectively. The unrealized gain on the fair value of the investment amounted to $152,712 and $64,743 for the year ended December 31, 2023 and 2022, respectively.

Pinpoint RVA Investors, LLC

In August 2022, the Partnership invested $200,000 in Pinpoint RVA Investors, LLC, which owns 168,395 square feet of multifamily residential buildings in Richmond, Virginia. The Partnership’s ownership percentage of Pinpoint RVA Investors, LLC was 0.8%. Management has determined the fair value of the Partnership’s investment to be $317,027 and $200,000 as of December 31, 2023 and 2022, respectively. The unrealized gain on the fair value of the investment amounted to $117,027 and $0 for the year ended December 31, 2023 and 2022, respectively.

Sundance Bay Income and Growth Fund, LP

In October 2022, the Partnership invested $100,000 in Sundance Bay Income and Growth Fund, LP, which is a fund that acquires, renovates and manages a portfolio of multifamily assets. Management has determined the fair value of the Partnership’s investment to be $73,730 and $100,000 as of December 31, 2023 and 2022, respectively. Unrealized loss of the investment amounted to $26,270 and $0 for the years ended December 31, 2023 and 2022, respectively.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – Investments (Restated) (Continued)

RBG Hickory Fund XIX LLC

In February 2023, the Partnership acquired an ownership interest in RBG Hickory Fund XIX LLC, a limited liability company, which owns Hickory Point, a 175-unit apartment complex located in Newport News, Virginia. The Partnership invested $200,000 and its ownership percentage is 3.125% in RBG Hickory Fund XIX LLC. Management has determined the fair value of the Partnership’s investment to be $234,400 as of December 31, 2023, resulting in an unrealized gain of $34,400.

LB Heights Partnership, LLC

In February 2023, the Partnership acquired an ownership interest in LB Heights, LLC, a limited liability company, a special purpose entity that is the general partner of 3815 Eastside, LP, a limited partnership, which owns Avenue Grove, a 270-unit apartment complex located in Houston, Texas. The Partnership invested $200,000 and its ownership percentage is 0.8% in LB Heights, LLC. Management has determined the fair value of the Partnership’s investment to be $245,527 as of December 31, 2023, resulting in an unrealized gain of $45,527.

Cortland Portfolio

In December 2023, the Partnership deposited $25,000 into escrow for purposes of acquiring the Cortland Portfolio, a collection of 3 residential buildings totaling 45 residential units consisting of a total of 23,740 square feet in Washington D.C. The acquisition of the Cortland Property is no longer considered probable due to local Tenant Opportunity to Purchase Act (TOPA) laws. As a result of these laws, tenants exercised their rights and awarded the deal to another party. Consequently, our deposit was returned in December 2024 .

The following table sets forth by level, within the fair value hierarchy, the Partnership’s investments, measured on a non-recurring basis, at fair value:

	Fair Value Measurements as of December 31, 2023 Using:
		Significant
	Quoted	other	Significant
	Market price	Observable	Unobservable
	Inputs	Inputs	Inputs	Total
	(Level 1)	(Level 2)	(Level 3)	Fair value
Investments:
Equity investments	$-	$-	$1,396,369	$1,396,369
Total	$-	$-	$1,396,369	$1,396,369

	Fair Value Measurements as of December 31, 2022 Using:
		Significant
	Quoted	other	Significant
	Market price	Observable	Unobservable
	Inputs	Inputs	Inputs	Total
	(Level 1)	(Level 2)	(Level 3)	Fair value
Investments:
Equity investments	$-	$-	$640,948	$640,948
Total	$-	$-	$640,948	$640,948

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – Investments (Restated) (Continued)

Changes in level 3 investments are as follows for the years ended December 31, 2023 and 2022:

	2023	2022
Balance, beginning of year	$640,948	$137,401
Total realized and unrealized gains or loss	330,421	83,728
Purchases	425,000	450,000
Sales and return of capital	-	(30,181)
Balance, end of year	$1,396,369	$640,948

NOTE 6 – Loan Payable

In December 2021, and in connection with its purchase of 375 7th Avenue property, the Partnership entered into a promissory note with a lender for $530,000, with an interest rate of 8.95% and due May 15, 2022. The note required interest only payments of approximately $4,000 which were payable each month. In June 2022, the Partnership paid off this loan and entered into a new promissory note with a lender for $600,000, with an interest rate of 8.95% and due May 15, 2022. The note required interest and principal payments of approximately $4,000 which are payable each month. The note is secured by the underlying property as well as personally guaranteed by three members of the General Partner. Upon sale of the investment, the loan was fully repaid. The balance of the promissory notes at December 31, 2023 and 2022 was $0 and $587,177, respectively.

The Partnership, through its Topeka subsidiary, entered into a Loan Agreement, Promissory Note, Mortgage and various agreements, including an environmental indemnity agreement, with Yieldi, LLC (“Yieldi”) on June 29, 2023. Under the terms of the agreement, the Partnership received a $905,000 loan from Yieldi, of which $855,000 was initially paid and $50,000 was held back pursuant to a repair holdback and security agreement. In 2023, the Partnership amended the loan to receive an additional $50,000. In connection with this loan, there was origination fee of $22,625 that was immediately expensed to interest expense. As of December 31, 2023 the Partnership has $30,544 of reserved interest included in prepaid expenses and other current assets on the consolidated balance sheet. The loan has an interest rate of 13.5%. Accrued interest is due on each monthly payment beginning on August 1, 2023, and the principal of the loan is due upon maturity. Upon the occurrence of default, the interest rate will increase to 45.0% to annum. The Partnership may extend the loan for an additional 12 months (July 1, 2024) for a fee of 1.5% of the outstanding principal, which was exercised in June 2024,. The Partnership may further extend the loan for an additional 12 months (July 1, 2025), for a fee of 1.5% of the outstanding principal As of December 31, 2023, the outstanding balance of the loan was $955,055. See Note 1 for details on the loan extension.

The CEO and the COO personally guarantee the Yieldi loan, and each received $8,000 pursuant to the transaction which was recorded to interest expense. See Note 9 for additional related party transactions of the Partnership.

NOTE 7 – Convertible Note Payable

On various dates from April 5, 2023 to December 10, 2023, the Partnership entered into several convertible promissory note agreements with investors. The aggregate principal of convertible notes received in 2023 amounting to $464,000. Each of these notes bears interest at eight percent (8%) of the principal sum (roughly sixteen percent (16%) per annum). The principal sum and all accrued interest shall be due and payable in full 180 days from the date of execution of the agreement or the borrower’s receipt of funds from the lender, whichever occurs later. As of December 31, 2023, certain notes totaling an aggregate principal of $107,000 were in technical default, however are planned to convert into equity interests in 2024 (see below).

Conversion Terms

In the event that prior to the Maturity Date, the Borrower(s) form a Special Purpose Entity (“SPE”) for the purpose of acquiring and developing the Property, and that SPE solicits investments from third parties, Borrower shall as a condition of any sale of the Property to the SPE, require that the SPE include Lender in its solicitation of investments on the best terms offered to all other potential investors, and Lender notifies Borrower of its desire to convert this Note into an equity interest in the SPE, Borrower shall assign this Agreement to the SPE, cause the SPE to assume this Agreement, and thereafter satisfy Borrower’s obligation under this Agreement by issuing equity interests to Lender on the terms offered on a dollar-for-dollar basis.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – Partners’ Capital

Limited Partners have no rights, power, or authority to act for or bind the Partnership. No Limited Partner shall take any part in the conduct or control of the Partnership’s business and each Limited Partner shall only have the right to vote upon Partnership matters for election of successor General Partner, dissolution of the Partnership, other matters, consents, and approvals. The General Partner is authorized to cause the Partnership to pay all expenses relating to the formation and organization of the Partnership. Each Limited Partner’s interest in the Partnership is represented by units of interest (“units”) that entitles the holder to all of the rights and interest of the holder under the agreement, including, without limitation, the right to share in the net profits, net losses, cash flow, distributions, and capital of the Partnership.

For the years ended December 31, 2023 and 2022, the Partnership had $2,861,746 and $3,288,390, respectively, as contributions from its Limited Partners. For the years ended December 31, 2023 and 2022, the Partnership made distributions, including refunds of $1,002,623 and $339,493, respectively. During the year ended December 31, 2023, the Partnership had $215,368 in dividends which were reinvested as capital contributions.

Allocations of Profits and Losses

Net profits and net losses shall be determined separately for each investment in such manner as is determined in the sole and absolute discretion of the General Partner. Any net profits or net losses that are not directly attributable to any investment shall be allocated among any or all of the investments in such manner as is determined in the sole and absolute discretion of the General Partner.

Specific allocation of net losses and net profits will be allocated to the Partners in accordance with the provisions as described in the Agreement of Limited Partnership.

Distributions

Distributions of net profits will not be made to the Limited Partners until the earlier of: (i) twelve (12) months from the date of admission of the first Limited Partner is admitted to the Partnership pursuant to the offering, or (ii) the Partnership’s investments in real estate assets begin generating cash flows, in the sole and absolute discretion of the General Partner, to the extent that cash is available.

Redemptions

A Limited Partner may request limited quarterly withdrawals from the Partnership by offering a discounted redemption price prior to holding the investment for two (2) years. Pursuant to this limited redemption, a Limited Partner may only have one outstanding redemption request at any given time and request redemptions up to the lessor of 10,000 units or $50,000. The discounted redemption will range between 1.0% and 3.0% based on the holding period of the investment and partially at the discretion of the General Partner based on the liquidity of the Partnership and operating cash flow needs.

NOTE 9 – Related Party Transactions

On October 4, 2023, the Partnership’s wholly owned subsidiary, Lakeshore entered into an agreement with San Diego EB-5 Regional Center (SDEB5RC, LLC) to assist in an EB5 raise. SDEB5RC has common management and ownership as the Partnership. In consideration for SDEB5RC’s services, Lakeshore paid a one-time non-refundable fee of $70,000 upon execution of the agreement. Additionally, Lakeshore will pay SDEB5RC a fee of $5,000 per investor procured by SDEB5RC, payable upon the filing of each investor’s I-526 application (the “Per Investor Fee”).

See Notes 4, 5, 6 and 8 for other related party transactions.

NOTE 10 – Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of representations and warranties that provide indemnification under certain circumstances. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events (Restated)

The Partnership evaluated all significant events or transactions that occurred through February 14, 2025, the date these consolidated financial statements were available to be issued.

Broker Dealer Agreement

In January 2024, the Partnership entered into an agreement with Dalmore Group, LLC to act as the Partnership’s broker dealer pursuant to a Regulation A+ offering. Pursuant to the agreement, the Partnership will pay Dalmore a monthly consulting fee of $20,000 and a FINRA corporate filing fee of $72,000. The Partnership will pay Dalmore 1% of the aggregate amount raised in the contemplated offering.

Capital Contributions – Regulation A

From January 1, 2024 to the issuance date of these consolidated financial statements, the Partnership has received approximately $1,076,000 in capital contributions pursuant to Regulation A offering.

Convertible Notes for Development

Subsequent to December 31, 2023, the Partnership issued three additional convertible notes to investors for aggregate proceeds of $61,000 in connection with the same $464,000 principal convertible notes disclosed in Note 7, totaling $525,000 in principle issued for convertible notes. In July 2024, holders of the convertible notes elected to either convert their notes into membership interests in Reflections at Lakeshore LLC or receive a full repayment of their principal and accrued interest. $414,000 in principal and approximately $79,000 in accrued interest was converted into membership interests in Reflections at Lakeshore LLC. The remaining $50,000 in principal and approximate $4,000 in accrued interest was repaid to a noteholder.

Sale of Topeka

In June 2024, the Partnership, through its Topeka subsidiary, extended its loan with Yieldi (see Note 6) to September 1, 2024 for a 1.5% extension fee.

On August 16, 2024 the Partnership sold 100% of its interest in Topeka for $2,050,000. The Partnership used a portion of the proceeds from the sale to repay the outstanding balance of the loan of $955,055.

Transactions with and for Lake Elsinore Property

On May 21, 2024, the Partnership transferred ownership of Lake Elsinore property to an affiliated entity, Reflections at Lakeshore LLC. At the time of the transfer, the Partnership owned 100% of the interest in Reflections at Lakeshore LLC.  In connection with this transfer, the Partnership also obtained a 5% ownership in Reflections at Lakeshore Management, LLC.

In October 2024, the General Partner transferred its ownership in Reflections at Lakeshore Management LLC to the Partnership and the Partnership was made sole manager of Reflections at Lakeshore Management, LLC, the management entity of Reflections at Lakeshore, LLC. The Partnership owns 76.25% of Reflections at Lakeshore Management, LLC as of the date of this filing. The Partnership is currently determining the impact of this transaction on its financial statements.

Purchase of Imperial Beach Property

In October 2024, the Partnership, acquired a 4-unit multifamily property in the Imperial Beach community of San Diego, CA 91932. The partnership acquired the property through a subsidiary entity, for which the Partnership owns approximately 94% of the subsidiary. The purchase price of this property was $3,015,000. In connection with the acquisition, the Partnership’s subsidiary that was formed to acquire the property received a loan from a third party in the form of a secured note dated October 18, 2024 (the “Imperial Beach Loan”) to help fund the $3,015,000 purchase price of the property. The Imperial Beach Loan has a total principal balance of $2,110,500, accrues interest at 12% per year on a 30/360 basis, and has a maturity date of November 1, 2025. Monthly payments are required under the Imperial Beach Loan until all principal and interest under the Imperial Beach Loan is repaid. In addition, the Imperial Beach Loan is guaranteed by two members of management.

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

JUNE 30, 2024 AND DECEMBER 31, 2023

(UNAUDITED)

	June 30,	December 31,
	2024	2023
	(Restated)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$297,906	$235,560
Investment in rental real estate properties, net	1,611,087	1,613,857
Investments in real estate held for improvement	412,176	652,614
Investments in equity securities	1,496,369	1,396,369
Receivables from escrow	51,000	67,781
Prepaid expenses & other current assets	30,544	30,544
Total assets	$3,899,082	$3,996,725

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$196,240	$158,752
Loan payable	955,055	955,055
Advance from related parties	116,660	325,973
Convertible note payable	525,000	464,000
Total liabilities	1,792,955	1,903,780

Commitments and contingencies

Partners’ capital	2,106,127	2,092,945
Total liabilities and partners’ capital	$3,899,082	$3,996,725

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Six Months Ended
	June 30,
	2024	2023
	(Restated)	(Restated)
Revenue:
Rental revenue	$64,451	$11,829
Total revenue	64,451	11,829

Expenses:
Professional fees and other	497,978	752,586
Management fee	45,184	48,483
Depreciation and amortization	27,770	-
Total expenses	570,932	801,069

Other income (expense)
Interest expense	(104,841)	(16,739)
Interest income	47	73
Net realized gains (or loss) on investments	17,338	24,299
Other income (expense)	(87,456)	7,633

NET LOSS	$(593,937)	$(781,607)

Weighted average LP units outstanding - basic and diluted	1,274,595	530,036
Net loss per LP unit - basic and diluted	$(0.47)	$(1.47)

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

				Total
		General	Limited	Partners’
	Units	Partner	Partner	Capital

Balances at December 31, 2022 (Restated)	842,058	$(163,146)	$1,819,086	$1,655,940
Capital contributions	140,654	-	703,269	703,269
Capital distributions	(29,386)	-	(146,932)	(146,932)
Net loss	-	-	(781,607)	(781,607)
Balances at June 30, 2023 (Restated)	953,326	$(163,146)	$1,593,816	$1,430,670

Balances at December 31, 2023 (Restated)	1,213,883	$(163,146)	$2,256,091	$2,092,945
Capital contributions	166,981	-	834,907	834,907
Capital distributions	(45,557)	-	(227,787)	(227,787)
Net loss	-	-	(593,937)	(593,937)
Balances at June 30, 2024 (Restated)	1,335,307	$(163,146)	$2,269,274	$2,106,128

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Six Months Ended
	June 30,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(593,937)	$(781,607)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,770	-
Net realized gains or loss on investments	-	(24,299)
Changes in operating assets and liabilities:
Receivables from escrow	16,782	277,930
Accounts payable and accrued liabilities	37,488	701,932
Advances from related parties	(209,315)	98,769
Net cash used in operating activities	(721,212)	272,725
Cash flows from investing activities:
Investments in real estate held for improvement	(25,000)	(1,042,196)
Investments in equity securities	(100,000)	(388,228)
Proceeds from sale of real estate	240,438	190,366
Net cash used in investing activities	115,438	(1,240,058)
Cash flows from financing activities:
Capital contributions	644,354	703,269
Capital distributions	(37,234)	(146,932)
Borrowings on loan payable	-	905,000
Paydowns on loan payable	-	(587,177)
Proceeds from convertible notes payable	61,000	-
Deferred offering costs	-	(19,344)
Net cash provided by financing activities	668,120	854,816
Net change in cash and cash equivalents	62,346	(112,517)
Cash and cash equivalents at beginning of period	235,560	177,221
Cash and cash equivalents at end of period	$297,906	$64,704

Supplemental disclosure of cash flow information:
Cash paid for interest	$64,853	$9,623

Supplemental disclosure of non-cash investing and financing activities:
Reinvestment of capital distributions	$190,553	$-

See Notes to Consolidated Financial Statements

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – Nature of Operations

Nature of Operations

CalTier Fund I, LP (the “Partnership”), was formed on January 23, 2019 and is organized as a Delaware limited partnership formed to invest primarily in multi-family real estate properties in the West, Southwest, and Midwest United States. The Partnership is managed by CalTier, Inc., a Delaware corporation (the “General Partner”). The General Partner was formed in 2017 as a California limited liability company to be a fund management and real estate acquisition Partnership focusing on acquiring assets either on its own behalf or with strategic partner(s). The Partnership was formed to raise funds under Regulation A of Title IV of the Jobs Act. In 2022, the General Partner converted into a Delaware corporation. The Partnership intends to raise up to $70 million from a wide range of individual and institutional investors, with a primary focus on individual non-accredited investors, to acquire multi-family and commercial real estate. Each Limited Partner’s liability is limited to the Partner’s capital contribution.

In 2021, the Partnership began purchasing investments in other real estate investments to provide some return to current investors as it continues its capital raising efforts. The Partnership has commenced its planned principal operations, it will incur significant additional expenses. The Partnership is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Partnership’s planned operations or failing to profitably operate the business.

The Partnership’s investment period will commence on the date of the initial closing and expires on the earlier of: (i) the date at which the maximum offering amount has been sold, (ii) the date which is one year from this offering being qualified by the U.S. Securities and Exchange Commission, and (iii) the date at which the offering is terminated by the General Partner. The Partnership shall continue indefinitely unless all investments are sold and distributions made to the Limited Partners or at the sole discretion of the General Partner at any point in time.

154 N. Topeka Holding Company, LLC

In June 2023, the Partnership acquired 154 N. Topeka through a special purpose entity 154 N. Topeka Holding Company, LLC, (“Topeka”), a Kansas limited liability company of which the Partnership is the sole member. 154 N Topeka is a mixed-use property consisting of 3 commercial units and 14 newly renovated residential units. The Partnership owns 100% of this investment. The purchase price for 154 N. Topeka was $1,387,300. The consolidated financial statements include the assets and liabilities, and results of operations of Topeka since the acquisition. Subsequent to June 30, 2024, the Partnership sold 154 N. Topeka on August 16, 2024 for $2,050,000.

Reflections at Lakeshore

In June 2022, the Partnership acquired a vacant waterfront lot of approximately 1.2 acres in Lake Elsinore Diego, California for $528,286. (“Lakeshore”). The Partnership owned 100% of this investment. On May 21, 2024, the Partnership transferred ownership of Lake Elsinore property to an affiliated entity, Reflections at Lakeshore LLC. At the time of the transfer, the Partnership owned 100% of the interest in Reflections at Lakeshore LLC.  In connection with this transfer, the Partnership retained 42.5% ownership in Reflections at Lakeshore, LLC. This ownership percentage may be reduced by subsequent investments in Reflections at Lakeshore, LLC. The Partnership is also the sole manager of the management entity of Lakeshore, Reflections at Lakeshore Management, LLC.

As of the date these financial statements were available to be issued, the Partnership had an ownership interest of 42.5% in Reflections at Lakeshore LLC. Assuming the project is fully-funded, this interest will be reduced to 3.65%.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – Going Concern

The Partnership has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Partnership’s ability to continue as a going concern within one year after the date that the combined financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership has not generated profits, has sustained net losses of $593,938 for the six months ended June 30, 2024, and has incurred negative cash flows from operations for the period then ended. The Partnership’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses and obligations for the next 12 months from the date of these financial statements. These factors among others raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time.

The Partnership’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing and generate future profitable operations to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has in the past, and is expected to in the future, arrange additional equity or debt financing and grow revenues that may assist in addressing these issues. No assurance can be given that management’s actions will result in additional financing or profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Partnership be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The Partnership consolidates entities when we own, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. We consolidate variable interest entities (“VIE”) in accordance with FASB ASC 810, Consolidation, if we are the primary beneficiary of the VIE as determined by our power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

These consolidated financial statements include the accounts of CalTier Fund I, LP and its wholly owned subsidiaries 154 N. Topeka Holding Company, LLC and Lakeshore. All intercompany transactions and balances have been eliminated in consolidation.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Restatement of Consolidated Financial Statements

In February 2025, the Partnership determined that it did not meet the characteristics of an investment company under ASC 946, Financial Services-Investment Companies. As such, the Partnership restated its previously reported consolidated financial statements as of June 30, 2024 and 2023, and all related disclosures due to this determination. The reasons for the restatements include:

a)	The Partnership previously accounted for all investments at fair value within one line item on the consolidated balance sheets. The restated consolidated financial statements present (i) investments in rental real estate properties, net and investments in real estate held for improvement, which are accounted for under ASC 805, and (ii) investments in equity securities, which are accounted for under ASC 321. See Notes 5. The corrections resulted in an adjustment to the fair valuation of total investments of $374,954 and $306,381 as of June 30, 2024 and December 31, 2023 respectively.

b)	As a result of the restatement, the Partnership no longer presented a consolidated schedule of investments.

c)	Investment income was reclassified to rental income within the restated consolidated statements of operations.

d)	The Partnership recorded depreciation expense of $27,770 and $0 for the six months ended June 30, 2024 and 2023 respectively, related to the investment in 154 N Topeka, in accordance with its restated classification as an investment in rental real estate properties, net.

g)	The restated consolidated statements of cash flows reflect the corrected presentation of purchases and sales of investments under cash flows used in investing activities, as well as the removal of the financial statements highlights footnote.
e)

The following are comparisons of the previously reported consolidated financial statements and the restated consolidated financial statements:

i.	Changes made to the consolidated balance sheets and statement of changes in partners’ capital as of June 30, 2024 and December 31, 2023:

	As Reported	Adjustment		As Restated
June 30, 2024
Investments, at fair value (cost of $3,394,761 and $3,269,761, respectively)	$3,894,586	$(3,894,586)	(a)	$-
Investment in rental real estate properties, net	-	1,611,087	(a)	1,611,087
Investments in real estate held for improvement	-	412,176	(a)	412,176
Investments in equity securities	-	1,496,369	(a)	1,496,369
Total assets	4,274,037	(374,955)	(b)	3,899,082
Partners’ capital	2,481,081	(374,954)	(b)	2,106,127
Total liabilities and partners’ capital	4,274,036	(374,954)	(b)	3,899,082

December 31, 2023
Investments, at fair value (cost of $3,394,761 and $3,269,761, respectively)	$3,969,221	$(3,969,221)	(a)	$-
Investment in rental real estate properties, net	-	1,613,857	(a)	1,613,857
Investments in real estate held for improvement	-	652,614	(a)	652,614
Investments in equity securities	-	1,396,369	(a)	1,396,369
Total assets	4,303,106	(306,381)	(b)	3,996,725
Partners’ capital	2,399,326	(306,381)	(b)	2,092,945
Total liabilities and partners’ capital	$4,303,106	$(306,381)	(b)	$3,996,725

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

ii.	Changes made to the consolidated statements of operations for the six months ended June 30, 2024 and 2023:

	As Reported	Adjustment		As Restated
2024
Investment income	$64,451	$(64,451)	(c)	$-
Rental revenue	-	64,451	(c)	64,451
Depreciation and amortization	-	27,770	(d)	27,770
Net change in unrealized appreciation (or depreciation) on investments	40,803	(40,803)	(b), (d)	-
Net loss	$(525,365)	$(68,572)	(b)	$(593,937)

2023
Investment income	$11,829	$(11,829)	(c)	$-
Rental revenue	$-	$11,829	(c)	$11,829

iii.	Changes made to the consolidated statements of cash flows for the six months ended June 30, 2024 and 2023:

	As Reported	Adjustment		As Restated
2024
Net loss	$(525,365)	$(68,572)	(b)	$(593,937)
Depreciation and amortization	-	27,770	(d)	27,770
Net realized gains or loss on investments	17,338	(17,338)		-
Net change in unrealized appreciation or depreciation on investments	(40,803)	40,803	(b), (d)	-
Purchases of investments	(107,663)	107,663	(e)	-
Receipts from sales of investments	240,438	(240,438)	(e)	-
Net cash used in operating activities	(605,774)	(115,438)	(e)	(721,212)
Improvements of real estate held for improvement	-	(25,000)	(e)	(25,000)
Investments in equity securities	-	(100,000)	(e)	(100,000)
Proceeds from sale of real estate	-	240,438	(e)	240,438
Net cash used in investing activities	-	115,438	(e)	115,438

2023
Purchases of investments	$(1,430,424)	$1,430,424	(e)	$-
Receipts from sales of investments	190,366	(190,366)	(e)	-
Net cash used in operating activities	(967,333)	1,240,058	(e)	272,725
Improvements of real estate held for improvement	-	(1,042,196)	(e)	(1,042,196)
Investment in real estate at fair value	-	(388,228)	(e)	(388,228)
Receipts from sales of investments	-	190,366	(e)	190,366
Net cash used in investing activities	$-	$(1,240,058)	(e)	$(1,240,058)

Certain amounts in the accompanying consolidated financial statements were restated for the period ended June 30, 2023 from the previously reported financial statements included in the Form 1-SA filed with the Securities and Exchange Commission on September 28, 2023.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the financial statements include, but are not limited to, the fair value of the investments and unrealized gains/loss on those investments. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balances

The Partnership considers cash equivalents to be all highly liquid investments with a maturity of three months or less when purchased. The Partnership’s cash and cash equivalents in bank accounts, at times, may exceed federally insured limits. The Partnership has not experienced any losses due to these limits.

Investments in Rental Real Estate Properties and Real Estate Held for Improvement

Investments in rental real estate properties and real estate held for improvement may include the acquisition of unimproved land, homes, townhomes or condominiums or commercial properties that are (i) held as rental real estate properties or (ii) held for redevelopment or are in the process of being renovated.

In accordance with FASB ASC 805, Business Combinations, the Partnership first determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Partnership accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. All property acquisitions to date have been accounted for as asset acquisitions.

Upon acquisition of a property, the Partnership assesses the fair value of acquired tangible and intangible assets (including land, buildings, site improvements, above- and below-market leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and allocates the purchase price (including capitalized transaction costs) to the acquired assets and assumed liabilities on a relative fair value basis. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant. During this process, we also evaluate each investment for purposes of determining whether a property can be immediately rented (presented on the consolidated balance sheets as “Investments in rental real estate properties, net”) or will need improvements or redevelopment (classified as “Investments in real estate held for improvement”).

For rental real estate properties, significant improvements are capitalized. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.

For real estate held for improvement, we capitalize the costs of improvement as a component of our investment in each property. These include renovation costs and other capitalized costs associated with activities that are directly related to preparing our properties for their intended use. Other costs may include interest, property taxes, property insurance, and utilities. The capitalization period associated with our improvement activities begins at such time that development activities commence and concludes at the time that a property is available to be rented or sold.

At the completion of the improvement plan, a property is classified as either a rental real estate property or available for sale. Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures that improve or extend the life of a property and for certain furniture and fixtures additions.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Costs capitalized in connection with property acquisitions and improvement activities are depreciated over their estimated useful lives on a straight-line basis. The depreciation period commences upon the cessation of improvement related activities. For those costs capitalized in connection with rental real estate properties acquisitions and improvement activities and those capitalized on an ongoing basis, the useful lives range of the assets are as follows:

Description	Depreciable Life
Building and building improvements	20 – 30 years
Site improvements	5 – 10 years
Furniture, fixtures and equipment	5 – 10 years

We evaluate our real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of the investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. If the Partnership determines that an impairment has occurred, the affected assets must be reduced to their fair value. During the six months ended June 30, 2024 and 2023, the Partnership did not record any Impairments.

Investments in Real Estate Held For Sale

 From time to time, we may identify properties to be sold. At the time that any such properties are identified, we perform an evaluation to determine whether or not such properties should be classified as held for sale or presented as discontinued operations in accordance with U.S. GAAP.

Factors considered as part of our held for sale evaluation process include whether the following conditions have been met: (i) we have committed to a plan to sell a property that is immediately available for sale in its present condition; (ii) an active program to locate a buyer and other actions required to complete the plan to sell a property have been initiated; (iii) the sale of a property is probable within one year (generally determined based upon listing for sale); (iv) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (v) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. To the extent that these factors are all present, we discontinue depreciating the property, measure the property at the lower of its carrying amount or its fair value less estimated costs to sell, and present the property separately within other assets, net on our consolidated balance sheets.

Investments in Equity Securities

The Partnership invests in equity securities under ASC 321, Equity Investments. In accordance with ASC 321-10-35, all investments as of December 31, 2023, and 2022, are accounted for at fair value, as the Company does not have significant influence based on quantitative and qualitative characteristics. Costs to acquire investments are capitalized as a component of investment cost. The fair values of real estate related investments are estimated based on the price that would be received to sell an asset in an orderly transaction between marketplace participants at the measurement date. Investments without a public market are valued based on assumptions made and valuation techniques used by the General Partner. Such valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or earnings multiples applied to earnings from the investment, actual sale negotiations and bona fide purchase offers received from third parties, as well as independent external appraisals. In general, the General Partner considers multiple valuation techniques when measuring the fair value of an investment. However, in certain circumstances, a single valuation technique may be appropriate.

Purchases and sales of investments are recorded on a transaction basis. Realized gains and losses on investment transactions are determined based upon the specific identification method. The difference between cost and the fair value of investments is reflected as unrealized gains/(losses) on investment. Changes in fair value of the investment from the prior year are included as net unrealized gain on investment in the accompanying consolidated statement of operations. Both realized and unrealized gains (losses) are included in other (expense) in the consolidated statements of operations.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Fair Value Measurement

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The investments in equities will fall into Level 3 category, therefore, fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the reporting date.

Receivables from Escrow

The Partnership uses a third-party escrow company that collects investor contributions. Amounts not remitted to the Partnership at a point in time are reported as receivables from escrow.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the lease. The Partnership will periodically review the collectability of its tenant receivables and record an allowance for doubtful accounts for any estimated probable losses. Rental revenue is recorded net of bad debt expense in the consolidated financial statements.

As of June 30, 2024, the Partnership did not have any non-cancellable operating leases in excess of twelve months.

Professional Fees and Other

Professional fees and other includes legal and accounting fees, sales and marketing expenses and general and administrative expenses such as information technology, insurance, property taxes and other administrative expenses.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Advertising Costs

The Partnership expenses advertising costs as incurred. Advertising costs expensed during the six months ended June 30, 2024 and 2023 were $189,561 and $134,754, respectively, and are included in professional fees and others in the consolidated statements of operations.

Risks and Uncertainties

Financial Risks and Uncertainties

Liquidity Risk

Liquidity risk is the risk that the Partnership will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increasing or decreasing in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counter parties fail to perform pursuant to the terms of their obligations.

The Partnership’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Partnership’s control could cause fluctuations in these conditions, including but not limited to: its ability to raise sufficient funds from investors to acquire multi-family and commercial real estate, the availability of suitable real estate properties to acquire, and changes to Regulation A. Adverse developments in these general business and economic conditions could have a material adverse effect on the Partnership’s financial conditions and the results of operations.

The Partnership may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continues to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital includes sources that the Partnership may depend on to finance certain of its investments. These market developments have had a significant adverse impact on the Partnership’s liquidity position, results of operations and financial condition and may continue to adversely impact the Partnership if market conditions continue to deteriorate. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Partnership from investments sold may differ from the fair values presented, and the differences could be material.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – Summary of Significant Accounting Policies (Continued)

Net Loss per Unit

The Fund’s computation of earnings (loss) per unit (“EPU”) includes basic and diluted EPU. Basic EPU is measured as the income (loss) available to common unit holders divided by the weighted average number of LP units outstanding for the period. Diluted EPU is similar to basic EPU but presents the dilutive effect on a per unit basis of potential common units (e.g., LP unit warrants and LP unit options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential LP units that have an anti-dilutive effect (i.e., those that increase income per unit or decrease loss per unit) are excluded from the calculation of diluted EPU.

Loss per LP unit is computed by dividing net loss by the weighted average number of LP units outstanding during the respective periods. Basic and diluted loss per LP unit is the same for all periods presented because all LP unit warrants and LP unit options outstanding were anti-dilutive.

There were no potentially dilutive securities outstanding as of June 30, 2024. Refer to Note 7 for the Partnership’s outstanding convertible note, which is convertible into equity interests on a one-for-one basis.

Deferred Offering Costs

The Partnership complies with the requirements of FASB ASC 946-20-25, Financial Services – Investment Companies and FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - Expenses of Offering. Deferred offering costs consist principally of accounting and legal fees incurred in connection with the Partnership’s Regulation A offering. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the Statements of Financial Condition. The deferred offering costs will be charged against proceeds from Partner contributions upon the completion of the offering or to expense if the offering is not completed further. As of June 30, 2024 and December 31, 2023, the Partnership had not capitalized any deferred offering costs.

Income Taxes

The Partnership is a limited liability partnership. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its partners. Therefore, no provision for income tax has been recorded in the consolidated statements. Income from the Partnership is reported and taxed to the Partners on their individual tax returns.

The Partnership complies with FASB ASC 740, Income Taxes, (“FASB ASC 740”) for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Partnership’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Partnership’s financial statements. The Partnership believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Partnership may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Partnership is not presently subject to any income tax audit in any taxing jurisdiction. All years are open for tax examinations.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – Management Fees and Other Transactions with Affiliates

Reimbursement of Organization and Offering Expenses

The Partnership’s General Partner and its affiliates are reimbursed for actual organizational and offering expenses incurred. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses which were incurred prior to the inception of the Partnership.

Deferred offering costs of $0, along with other general expenses were incurred by a related party on the Partnership’s behalf and are shown as advances from related parties on the consolidated statements of financial condition and amounted to $116,660 and $325,973 at June 30, 2024 and December 31, 2023, respectively. These related party advances are unsecured, interest-free, and repayable on demand.

Advances to Related Parties

The Limited Partnership Agreement describes the terms under which the General Partner will manage the Partnership. The Partnership is subject to the following fees under this agreement:

Asset Management Fee

The Partnership pays the General Partner an asset management fee equal to an annualized rate of 3.0%, which is based on the net offering proceeds as of the end of each quarter, and thereafter is based on Partnership’s Net Asset Value (“NAV”) at the end of each prior quarter. This fee is payable quarterly. During the six months ended June 30, 2024 and 2023, the Partnership incurred $45,184 and $48,430 in asset management fees, respectively.

Asset Acquisition Fee

For each real estate investment, the Partnership pays its General Partner or its designated affiliate 1.0%-2.5% of the investment’s purchase price. This fee is paid at the discretion of the General Partner, but no later than the liquidation of the real estate investment. During the six months ended June 30, 2024 and 2023, the Partnership incurred $0 and $0 in asset acquisition fees, respectively.

Construction Management Fee

For each real estate investment, for which the Partnership may require to construct or renovate, the Partnership shall pay its General Partner or its designated affiliate 5.0%-7.5% of the construction or renovation budget. This fee shall be paid at the completion of the construction or renovation is substantially complete. During the six months ended June 30, 2024 and 2023, the Partnership did not incur any construction management fees.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – Management Fees and Other Transactions with Affiliates (Continued)

Disposition Fee

For each real estate investment, the Partnership may pay its General Partner or its designated affiliate 0.5%-1.0% of the investment’s sale price. This fee will be paid at the disposition of the investment’s real estate. During the six months ended June 30, 2024 and 2023, the Partnership incurred $0 and $0 in disposition fees, respectively.

Property Management Fee

The General Partner may cause the Partnership to engage a third party to provide property management services with respect to properties acquired by the Partnership, or may elect to provide such services itself (or through an affiliate of the General Partner). In the event that the General Partner (or an affiliate thereof) provides any such property management services, the Partnership shall pay the General Partner or its applicable affiliate 2.5%-4.0% of gross collected income from a property. During the six months ended June 30, 2024 and 2023, the Partnership did not incur any property management fees.

NOTE 5 – Investments (Restated)

Investments in Rental Real Estate Properties, Net

154 N. Topeka Holding Company, LLC

In June 2023, the Partnership acquired 154 N. Topeka through a special purpose entity 154 N. Topeka Holding Company, LLC, a Kansas limited liability company of which the Partnership is the sole member. 154 N Topeka is a mixed-use property consisting of 3 commercial units and 14 newly renovated residential units. The Partnership owns 100% of this investment. The cost to acquire 154 N. Topeka was $1,432,694, and improvements incurred through December 31, 2023 were $208,524 and an additional $25,000 incurred through June 30, 2024.

325 7th Avenue Condominium

In November 2021, the Partnership acquired a 1,129 square foot residential condominium in San Diego, California for $816,100. The Partnership invested $286,100 in cash in this condominium and borrowed an additional $530,000 (see Note 6). The Partnership owned 100% of this investment. The investment was sold in the second quarter of 2023 for proceeds of $784,884, net of closing costs of $84,116. The sale resulted in a realized loss of $59,817.

The following is a summary of investments in rental real estate properties, net:

	June 30,	December 31,
	2024	2023
Building and building improvements	$1,666,217	$1,641,217
Less: accumulated depreciation	(55,130)	(27,360)
Investment in rental real estate properties, net	$1,611,087	$1,613,857

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 – Investments (Restated) (Continued)

Depreciation expense was $27,770 and $0 for the six months ended June 30, 2024 and 2023, respectively.

Investments in Real Estate Held for Improvement

Lake Elsinore Real Estate

In June 2022, the Partnership acquired a vacant waterfront lot of approximately 1.2 acres in Lake Elsinore Diego, California for $528,286 and improvements incurred through December 31, 2023 was $124,328. In May 2024, the Partnership transferred part of its investment for $240,438. The Partnership currently owns 42.5% of the development entity, Reflections at Lakeshore, LLC.

The following is a summary of investments in real estate held for improvement:

	June 30,	December 31,
	2024	2023
Land, building and building improvements	$287,848	$528,286
Improvements	124,328	124,328
Investments in real estate held for improvement	$412,176	$652,614

Investments in Equity Securities

There are no quoted prices for private real estate funds. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Partnership to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Partnership determines the market for a financial instrument owned by the Partnership be illiquid or when market transactions for similar instruments do not appear orderly, the Partnership uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and establishes a fair value by assigning weights to the various valuation sources.

The Partnership internally valued certain investments based on overall changes in market conditions and comparable sales data within each of the markets the investment was made due to the relative short term the investment is intended to be held. Other investments were valued at cost as they were purchased within a few months before year end. Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Apple Lane Investors, LLC

In July 2021, the Partnership invested $25,000 in Apple Lane Investors, LLC, which owns 41,916 square feet of multifamily residential building in Lawrence, Kansas. The Partnership’s ownership percentage of Apple Lane Investors, LLC was 1.78%. Management has determined the fair value of the Partnership’s investment to be $32,222 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $8,870 for the six months ended June 30, 2024 and 2023, respectively.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 – Investments (Restated) (Continued)

CC 506 South, LLC

In December 2021, the Partnership invested $25,930 in CC 506 South, LLC, which owns 155,652 square feet of multifamily residential building in Webster, Texas. The Partnership’s ownership percentage of CC 506 South, LLC was 0.46%. Management has determined the fair value of the Partnership’s investment to be $28,544 as of June 30, 2024 and December 31, 2023. The unrealized gain/(loss) on the fair value of the investment amounted to $0 and $(14,436) for the six months ended June 30, 2024 and 2023, respectively.

RS Glenwood Investors, LLC

In March 2021, the Partnership invested $10,000 in RS Glenwood Investors, LLC, which owns 112,672 square feet of multifamily residential building in Provo, Utah. The Partnership’s ownership percentage of RS Glenwood Investors, LLC was 0.17%. Management has determined the fair value of the Partnership’s investment to be $16,203 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $17,874 for the six months ended June 30, 2024 and 2023, respectively.

CC Lakewood Apts, LLC

In March 2021, the Partnership invested $25,000 in CC Lakewood Apts, LLC, which owns 57,600 square feet of multifamily residential building in Texas City, Texas. The Partnership’s ownership percentage of CC Lakewood Apts, LLC was 1.46%. Management has determined the fair value of the Partnership’s investment to be $32,844 and as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $15,463 for the six months ended June 30, 2024 and 2023, respectively.

RS Raintree Investors, LLC

In May 2021, the Partnership invested $15,000 in RS Raintree Investors, LLC, which owns 94,827 square feet of multifamily residential building in Provo, Utah. The Partnership’s ownership percentage of RS Raintree Investors, LLC was 0.11%. Management has determined the fair value of the Partnership’s investment to be $21,301 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $9,246 for the six months ended June 30, 2024 and 2023, respectively.

Sabine Venture Partners, LLP

In September 2022, the Partnership invested $50,000 in Sabine Venture Partners, LLP, which owns 224,357 square feet of multifamily residential building in Huston, Texas. The Partnership’s ownership percentage of Sabine Venture Partners, LLP was 0.08%. Management has determined the fair value of the Partnership’s investment to be $52,116 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 and $0 for the six months ended June 30, 2024 and 2023, respectively.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 – Investments (Restated) (Continued)

Apex Forth Worth Partners, LLC

In May 2022, the Partnership invested $100,000 in Apex Fort Worth Partners, LLC, which owns 134,800 square feet of multifamily residential building in Fort Worth, Texas. The Partnership’s ownership percentage of Apex Fort Worth Partners, LLC was 2.0%. Management has determined the fair value of the Partnership’s investment to be $317,455 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 and $(47,134) for the six months ended June 30, 2024 and 2023, respectively.

Pinpoint RVA Investors, LLC

In August 2022, the Partnership invested $200,000 in Pinpoint RVA Investors, LLC, which owns 168,395 square feet of multifamily residential buildings in Richmond, Virginia. The Partnership’s ownership percentage of Pinpoint RVA Investors, LLC was 0.8%. Management has determined the fair value of the Partnership’s investment to be $317,027 as of June 30, 2024 and December 31, 2023. The unrealized gain on the fair value of the investment amounted to $0 and $14,409 for the six months ended June 30, 2024 and 2023, respectively.

Sundance Bay Income and Growth Fund, LP

In October 2022, the Partnership invested $100,000 in Sundance Bay Income and Growth Fund, LP, which is a fund that acquires, renovates and manages a portfolio of multifamily assets. Management has determined the fair value of the Partnership’s investment to be $73,730 as of June 30, 2024 and December 31, 2023. Unrealized gain of the investment amounted to $0 and $8,000 for the six months ended June 30, 2024 and 2023, respectively.

RBG Hickory Fund XIX LLC

In February 2023, the Partnership acquired an ownership interest in RBG Hickory Fund XIX LLC, a limited liability company, which owns Hickory Point, a 175-unit apartment complex located in Newport News, Virginia. The Partnership invested $200,000 and its ownership percentage is 3.125% in RBG Hickory Fund XIX LLC. Management has determined the fair value of the Partnership’s investment to be $234,400 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 for the six months ended June 30, 2024 and 2023.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 – Investments (Restated) (Continued)

LB Heights Partnership, LLC

In February 2023, the Partnership acquired an ownership interest in LB Heights, LLC, a limited liability company, a special purpose entity that is the general partner of 3815 Eastside, LP, a limited partnership, which owns Avenue Grove, a 270-unit apartment complex located in Houston, Texas. The Partnership invested $200,000 and its ownership percentage is 0.8% in LB Heights, LLC. Management has determined the fair value of the Partnership’s investment to be $245,527 as of June 30, 2024 and December 31, 2023. The unrealized gain (loss) on the fair value of the investment amounted to $0 for the six months ended June 30, 2024 and 2023.

Cortland, LLC

In December 2023, the Partnership deposited $25,000 into escrow for purposes of acquiring the Cortland Portfolio, a collection of 3 residential buildings totaling 45 residential units consisting of a total of 23,740 square feet in Washington D.C. The Partnership currently owns 100% of the entity acquiring the project. Management has determined the fair value of the Partnership’s investment to be $25,000 as of June 30, 2024 and December 31, 2023.

CalTier Retreat, LLC

In March 2024, the Partnership acquired an ownership interest in CalTier Retreat, LLC, a limited liability company, which intends to use the Offering Proceeds to acquire preferred membership interest in DMF Retreat Holdings, LLC (the “Acquisition Entity” or “AE”). The Partnership invested $100,000 and its ownership percentage is 16.53% in CalTier Retreat, LLC. Management has determined the fair value of the Partnership’s investment to be $100,000 as of June 30, 2024. Unrealized gain (loss) of the investment amounted to $0 for the six months ended June 30, 2024.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 5 – Investments (Restated) (Continued)

The following table sets forth by level, within the fair value hierarchy, the Partnership’s investments, measured on a non-recurring basis, at fair value:

	Fair Value Measurements as of June 30, 2024 Using:
		Significant
	Quoted	other	Significant
	Market price	Observable	Unobservable
	Inputs	Inputs	Inputs	Total
	(Level 1)	(Level 2)	(Level 3)	Fair value
Investments:
Equity investments	$-	$-	$1,496,369	$1,496,369
Total	$-	$-	$1,496,369	$1,496,369

	Fair Value Measurements as of December 31, 2023 Using:
		Significant
	Quoted	other	Significant
	Market price	Observable	Unobservable
	Inputs	Inputs	Inputs	Total
	(Level 1)	(Level 2)	(Level 3)	Fair value
Investments:
Equity investments	$-	$-	$1,396,369	$1,396,369
Total	$-	$-	$1,396,369	$1,396,369

Changes in level 3 investments are as follows for the six months ended June 30, 2024 and year ended December 31, 2023:

	June 30,	December 31,
	2024	2023
Balance, beginning of year	$1,396,369	$640,948
Total realized and unrealized gains or loss	-	330,421
Purchases	100,000	425,000
Balance, end of year	$1,496,369	$1,396,369

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 – Loan Payable

The Partnership, through its Topeka subsidiary, entered into a Loan Agreement, Promissory Note, Mortgage and various agreements, including an environmental indemnity agreement, with Yieldi, LLC (“Yieldi”) on June 29, 2023. Under the terms of the agreement, the Partnership received a $905,000 loan from Yieldi, of which $855,000 was initially paid and $50,000 was held back pursuant to a repair holdback and security agreement. In 2023, the Partnership amended the loan to receive an additional $50,000. In connection with this loan, there was origination fee of $22,625 that was immediately expensed to interest expense. As of June 30, 2024 and December 31, 2023 the Partnership has $30,544 of reserved interest included in prepaid expenses and other current assets on the consolidated balance sheet. The loan has an interest rate of 13.5%. Accrued interest is due on each monthly payment beginning on August 1, 2023, and the principal of the loan is due upon maturity. Upon the occurrence of default, the interest rate will increase to 45.0% to annum. The Partnership may extend the loan for an additional 12 months (July 1, 2024) for a fee of 1.5% of the outstanding principal, which was exercised in June 2024. The Partnership may further extend the loan for an additional 12 months (July 1, 2025), for a fee of 1.5% of the outstanding principal As of June 30, 2024 and December 31, 2023, the outstanding balance of the loan was $955,055.

The CEO and the COO personally guarantee the Yieldi Loan, and each received $8,000 pursuant to the transaction which was recorded to interest expense during the year ended December 31, 2023.

Subsequent to June 30, 2024, on August 16, 2024, the 154 N. Topeka property was sold for $2,050,000. The Partnership used a portion of the proceeds from the sale to repay the outstanding balance of the loan, $955,055 in total, which is no longer outstanding as of the date of this report.

NOTE 7 – Convertible Note Payable

On various dates from January 9, 2024 to May 17, 2024, the Partnership entered into several convertible promissory note agreements with investors. The aggregate principal of convertible notes received in 2024 amounting to $61,000. Each of these notes bears interest at eight percent (8%) of the principal sum (roughly sixteen percent (16%) per annum). The principal sum and all accrued interest shall be due and payable in full 180 days from the date of execution of the agreement or the borrower’s receipt of funds from the lender, whichever occurs later.

On various dates from April 5, 2023 to December 10, 2023, the Partnership entered into several convertible promissory note agreements with investors. The aggregate principal of convertible notes received in 2023 amounting to $464,000. Each of these notes bears interest at eight percent (8%) of the principal sum (roughly sixteen percent (16%) per annum). The principal sum and all accrued interest shall be due and payable in full 180 days from the date of execution of the agreement or the borrower’s receipt of funds from the lender, whichever occurs later. As of June 30, 2024 and December 31, 2023, certain notes totaling an aggregate principal of $464,000 and $107,000, respectively, were in technical default, however $325,000 converted into equity of the Special Purpose Entity (see below). The Partnership repaid $54,000 in July representing the principal and interest of one of the notes. The remaining $150,000 is planned to convert into equity interests in October 2024.

Conversion Terms

In the event that prior to the Maturity Date, the Borrower(s) form a Special Purpose Entity (“SPE”) for the purpose of acquiring and developing the Property, and that SPE solicits investments from third parties, Borrower shall as a condition of any sale of the Property to the SPE, require that the SPE include Lender in its solicitation of investments on the best terms offered to all other potential investors, and Lender notifies Borrower of its desire to convert this Note into an equity interest in the SPE, Borrower shall assign this Agreement to the SPE, cause the SPE to assume this Agreement, and thereafter satisfy Borrower’s obligation under this Agreement by issuing equity interests to Lender on the terms offered on a dollar-for-dollar basis.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 8 – Partners’ Capital

Limited Partners have no rights, power, or authority to act for or bind the Partnership. No Limited Partner shall take any part in the conduct or control of the Partnership’s business and each Limited Partner shall only have the right to vote upon Partnership matters for election of successor General Partner, dissolution of the Partnership, other matters, consents, and approvals. The General Partner is authorized to cause the Partnership to pay all expenses relating to the formation and organization of the Partnership. Each Limited Partner’s interest in the Partnership is represented by units of interest (“units”) that entitles the holder to all of the rights and interest of the holder under the agreement, including, without limitation, the right to share in the net profits, net losses, cash flow, distributions, and capital of the Partnership.

For the six months ended June 30, 2024 and 2023, the Partnership had $834,907 and $703,269, respectively, as contributions from its Limited Partners. For the six months ended June 30, 2024 and 2023, the Partnership made distributions, including refunds of $227,787 and $146,932, respectively.

In January 2024, the Partnership entered into an agreement with Dalmore Group, LLC to act as the Partnership’s broker dealer pursuant to a Regulation A+ offering. Pursuant to the agreement, the Partnership will pay Dalmore a one-time expense fee of $5,000, a one-time consulting fee of $20,000 and a FINRA corporate filing fee of $11,300. The Partnership will pay also Dalmore 1% of the aggregate amount raised in the contemplated offering.

Allocations of Profits and Losses

Net profits and net losses shall be determined separately for each investment in such manner as is determined in the sole and absolute discretion of the General Partner. Any net profits or net losses that are not directly attributable to any investment shall be allocated among any or all of the investments in such manner as is determined in the sole and absolute discretion of the General Partner.

Specific allocation of net losses and net profits will be allocated to the Partners in accordance with the provisions as described in the Agreement of Limited Partnership.

Distributions

Distributions of net profits will not be made to the Limited Partners until the earlier of: (i) twelve (12) months from the date of admission of the first Limited Partner is admitted to the Partnership pursuant to the offering, or (ii) the Partnership’s investments in real estate assets begin generating cash flows, in the sole and absolute discretion of the General Partner, to the extent that cash is available.

Redemptions

A Limited Partner may request limited quarterly withdrawals from the Partnership by offering a discounted redemption price prior to holding the investment for two (2) years. Pursuant to this limited redemption, a Limited Partner may only have one outstanding redemption request at any given time and request redemptions up to the lessor of 10,000 units or $50,000. The discounted redemption will range between 1.0% and 3.0% based on the holding period of the investment and partially at the discretion of the General Partner based on the liquidity of the Partnership and operating cash flow needs.

NOTE 9 – Related Party Transactions

On October 4, 2023, the Partnership’s wholly owned subsidiary, Lakeshore entered into an agreement with San Diego EB-5 Regional Center (SDEB5RC, LLC) to assist in an EB5 raise. SDEB5RC has common management and ownership as the Partnership. In consideration for SDEB5RC’s services, Lakeshore paid a one-time non-refundable fee of $70,000 upon execution of the agreement. Additionally, Lakeshore will pay SDEB5RC a fee of $5,000 per investor procured by SDEB5RC, payable upon the filing of each investor’s I-526 application (the “Per Investor Fee”).

See Notes 4, 5 and 8 for other related party transactions.

CALTIER FUND I, LP

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10 – Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of representations and warranties that provide indemnification under certain circumstances. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

NOTE 11 – Subsequent Events (Restated)

The Partnership evaluated all significant events or transactions that occurred through February 13, 2025, the date these consolidated financial statements were available to be issued.

Between July 2024 and December 2024, holders of convertible notes comprising $475,000 in principal and $95,000 in accrued interest elected to convert their notes into membership interests in Reflections at Lakeshore LLC, representing 52.5% ownership.

On August 16, 2024 the Partnership sold 100% of its interest in Topeka for $2,050,000 and settled the existing loan with Yieldi.

In October 2024, the General Partner transferred its ownership in Reflections at Lakeshore Management LLC to the Partnership and the Partnership was made sole manager of Reflections at Lakeshore Management, LLC, the management entity of Reflections at Lakeshore, LLC. The Partnership owns 76.25% of Reflections at Lakeshore Management, LLC.

In October 2024, the Partnership, acquired a 4-unit multifamily property in the Imperial Beach community of San Diego, CA 91932. The purchase price of this property was $3,015,000. In connection with the acquisition, the Partnership’s subsidiary that was formed to acquire the property received a loan from Woody, LLC in the form of a secured note dated October 18, 2024 (the “Imperial Beach Loan”) to help fund the $3,015,000 purchase price of the property. The Imperial Beach Loan has a total principal balance of $2,110,500, accrues interest at 12% per year on a 30/360 basis, and has a maturity date of November 1, 2025. Monthly payments are required under the Imperial Beach Loan until all principal and interest under the Imperial Beach Loan is repaid.

CalTier IB, LLC

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Six Months Ended June 30, 2024 and Year Ended December 31, 2023

Unaudited

	Six Months Ended	Year Ended
	June 30,	December 31,
	2024	2023
REVENUE:
Rental income	$57,114	$188,861
Total revenue	57,114	188,861

CERTAIN OPERATING EXPENSES:
Real estate taxes and insurance	14,130	27,742
Operating and maintenance	5,725	5,335
Total certain operating expenses	19,855	33,077

Revenues in excess of certain operating expenses	$37,259	$155,784

See accompanying notes to statement of revenues and certain operating expenses

CalTier IB, LLC

NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Six Months Ended June 30, 2024 and Year Ended December 31, 2023

Unaudited

Note 1. Basis of Presentation

The accompanying statements of revenues and certain operating expenses (the “Statements”) includes the operations of the Imperial Beach property (the “Property”).

The Statement has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statement is not representative of the actual operations for the periods presented, as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such excluded items include certain legal, accounting, maintenance and repair and interest expenses, non-cash expenses such as depreciation, amortization, and amortization of above-market and below-market leases, and interest income. Management is not aware of any material factors during the six months ended June 30, 2024 or the year ended December 31, 2023 that would cause the reported financial information not to be indicative of future operating results. Both periods presented are unaudited.

Note 2. Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The Statement has been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Revenue recognition:

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

As of June 30, 2024 and December 31, 2023, the Property did not have any non-cancellable operating leases in excess of twelve months.

Income taxes:

As a limited liability company, the Property’s taxable income or loss is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statement.

Use of estimates:

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting period to present the Statement in conformity with GAAP. Actual results could differ from those estimates.

Note 3. Tenant Concentrations

For the six months ended June 30, 2023 and year ended December 31, 2023, five tenants combined to represent 100% of the Property’s rental income.

Note 4. Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

PART III

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Broker-Dealer Agreement with Dalmore Group, LLC^^
2.1	Certificate of Limited Partnership*
2.2	Limited Partnership Agreement*
4.1	Form of Subscription Agreement^^
6.1	Loan Agreement, Promissory Note and Mortgage with Yieldi, LLC (154 N. Topeka)**
6.2	Guarantee with Yieldi, LLC (154 N. Topeka)**
6.3	Agreement between San Diego EB-5 Regional Center and Reflections at Lakeshore Management, LLC. ^^
6.4	Memorandum of Understanding between Reflections at Lakeshore Management, LLC and the company. ^^
6.5	Secured Note issued by Woody, LLC (the Imperial Beach Loan)##
8.1	Form of Amended and Restated Escrow Agreement ^^
11.1	Consent of Independent Auditor (dbbmckennon)^
11.2	Consent of Independent Auditor (PFK San Diego, LLP)^
12.1	Opinion of Counsel ^^

^	Filed Herewith

^^	Previously Filed

*	Filed as an exhibit to the CalTier Fund I, LP. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11077) and incorporated herein by reference.

**	Filed as an exhibit to CalTier Fund I, LP’s Semi-Annual Report on Form 1-SA filed with the Commission on September 28, 2023 and incorporated herein by reference.

#	Filed as an exhibit to CalTier Fund I, LP’s Annual Report on Form 1-K filed with the Commission on July 19, 2024 and incorporated herein by reference.

##	Filed as an exhibit to CalTier Fund I, LP’s Semi-Annual Report on Form 1-SA filed with the Commission on November 14, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 14, 2025.

CalTier Fund I, LP

By: CalTier Inc., its General Partner

By:	/s/ Matthew Belcher
Name:	Matthew Belcher
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Matthew Belcher
Name:	Matthew Belcher
Title:	Chief Executive Officer and Director of CalTier Inc., the General Partner (Principal Executive Officer)

Date:	February 14, 2025

/s/ Travis Hook
Name:	Travis Hook
Title:	Chief Information Officer and Director of CalTier Inc., the General Partner

Date:	February 14, 2025

/s/ Parker Smith
Name:	Parker Smith
Title:	Chief Financial Officer and Director of CalTier Inc., the General Partner (Principal Accounting Officer and Principal Financial Officer)

Date:	February 14, 2025